Exhibit 10.42

AMENDMENT NO. 10 TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND OMNIBUS AMENDMENT

This AMENDMENT NO. 10 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of November 18, 2024, is entered into by and among RECEIVABLE ASSETS OF ONDECK, LLC, a Delaware limited liability company (“Company”), ON DECK CAPITAL, INC., a Delaware corporation, ODK CAPITAL, LLC, a Utah limited liability company, VERVENT INC. (f/k/a Portfolio Financial Servicing Company), as Backup Servicer (the “Backup Servicer”), the Lenders party hereto, Truist BANK, as Administrative Agent (in such capacity, the “Administrative Agent”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (as successor to WELLS FARGO BANK, N.A.), as Custodian (in such capacity, the “Custodian”) and Collateral Agent (in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent for the Secured Parties, entered into a Fourth Amended and Restated Credit Agreement, dated as of December 17, 2018, as amended by that certain Amendment No. 1 to the Fourth Amended and Restated Credit Agreement, dated as of October 2, 2019, as further amended by that certain Amendment No. 2 to the Fourth Amended and Restated Credit Agreement, dated as of May 14, 2020, as further amended by that certain Amendment No. 3 to the Fourth Amended and Restated Credit Agreement, dated as of November 11, 2020, as further amended by that certain Amendment No. 4 to the Fourth Amended and Restated Credit Agreement, dated as of December 16, 2020, as further amended by that certain Amendment No. 5 to the Fourth Amended and Restated Credit Agreement, dated as of December 24, 2020, as further amended by that certain Amendment No. 6 to the Fourth Amended and Restated Credit Agreement, dated as of July 16, 2021, as further amended by that certain Amendment No. 7 to the Fourth Amended and Restated Credit Agreement dated as of March 18, 2022, as further amended by that certain Amendment No. 8 to the Fourth Amended and Restated Credit Agreement dated as of November 18, 2022 and as further amended by that certain Amendment No. 9 to the Fourth Amended and Restated Credit Agreement dated as of March 17, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended hereby;

WHEREAS, Company, the Lenders party hereto and Administrative Agent, desire to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein;

WHEREAS, the Company as owner (the “Owner”), the Servicer and the Administrative Agent entered into that certain Servicing Agreement dated as of May 22, 2015 (as amended by Amendment No. 1 to Servicing Agreement dated May 25, 2017, as amended by Amendment No. 2 to Servicing Agreement dated May 15, 2017, as amended by Amendment No. 3 to Servicing Agreement dated May 14, 2020, as amended by Amendment No. 4 to Servicing Agreement dated December 24, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Servicing Agreement”), pursuant to which the Owner engaged the Servicer to service the Pledged Receivables owned by it from time to time;

WHEREAS, the Company, the Servicer and the Administrative Agent, desire to amend the Servicing Agreement as set forth herein subject to the terms and conditions set forth herein;

WHEREAS, the Backup Servicer, the Company, On Deck Capital, Inc., as client, and the Administrative Agent entered into that certain Backup Servicing Agreement dated as of May 22, 2015 (as amended by Amendment No. 1 to Backup Servicing Agreement, dated February 26, 2016, as amended by Amendment No. 2 to Backup Servicing Agreement, dated May 25, 2017, as amended by Amendment No. 3 to Backup Servicing Agreement, dated February 7, 2019, as amended by Amendment No. 4 to Backup Servicing Agreement, dated May 14, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Backup Servicing Agreement”), pursuant to which the Backup Servicer was appointed to provide portfolio backup services;

WHEREAS, the Backup Servicer, the Company, On Deck Capital, Inc. and the Administrative Agent, desire to amend the Backup Servicing Agreement as set forth herein subject to the terms and conditions set forth herein;

WHEREAS, the Servicer, the Company, the Custodian, the Collateral Agent and the Administrative Agent entered into that certain Custodial Services Agreement dated as of May 22, 2015 (as amended by Amendment No. 1 to Custodial Services Agreement, dated December 17, 2018, as amended by Amendment No. 2 to Custodial Services Agreement, dated July 16, 2021, and as further amended, supplemented or otherwise modified from time to time, the “Custodial Agreement”), pursuant to which the Custodian agreed to act as agent for the Lenders for the purposes of receiving, reviewing and holding, with respect to each Pledged Receivable, the applicable Receivable Files;

WHEREAS, the Servicer, the Company, the Custodian, the Collateral Agent and the Administrative Agent, desire to amend the Custodial Agreement as set forth herein subject to the terms and conditions set forth herein;

WHEREAS, the Company, as purchaser (the “Purchaser”), and On Deck Capital, Inc. and ODK Capital, LLC, each as seller (the “Sellers”), party thereto, entered into that certain Third Amended and Restated Asset Purchase Agreement dated as of July 16, 2021 (as amended, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”), pursuant to which each Seller agreed to sell and the Company agreed to purchase Eligible Receivables from time to time;

WHEREAS, the Company, as Purchaser, and each Seller party thereto, desire to amend the Asset Purchase Agreement as set forth herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

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SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Effective as of the Amendment No. 10 Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, each of the parties hereto agrees that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto.

1.2 Any references to “On Deck Capital, Inc.” and “On Deck” where appearing in the appendices, exhibits and schedules to the Credit Agreement, shall be replaced with “ODK Capital, LLC”.

SECTION 2. Amendment to the Servicing Agreement

The Servicing Agreement is, effective as of the Amendment No. 10 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended as follows:

2.1 The notice information for the Servicer set forth in Section 14(a) is hereby amended in its entirety as follows:

If to the Servicer: ODK Capital, LLC

175 West Jackson, Suite 600

Chicago, Illinois 60604

Attention: General Counsel, Enova International Inc.

Email: notices@enova.com

With a copy to:

Enova International, Inc.

175 West Jackson Boulevard, Suite 600

Chicago, Illinois 60604

Attn: General Counsel

Email: notices@enova.com

2.2 Any references to “On Deck Capital, Inc.” and “On Deck” where appearing, shall be replaced with “ODK Capital, LLC”.

2.3 The notice information for the Collateral Agent set forth in Section 14(a) is hereby amended in its entirety as follows:

If to Collateral Agent: Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Computershare Corporate Trust – Asset-Backed Administration

Tel: (612) 448-7051

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SECTION 3. Amendment to the BACKUP Servicing Agreement

The Backup Servicing Agreement is, effective as of the Amendment No. 10 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended as follows:

3.1 The notice information for the Client (as defined in the Backup Servicing Agreement) set forth in Section 24 is hereby amended in its entirety as follows:

If to the Client: ODK Capital, LLC

175 West Jackson, Suite 600

Chicago, Illinois 60604

Attention: General Counsel, Enova International Inc.

Email: notices@enova.com

With a copy to:

Enova International, Inc.

175 West Jackson Boulevard, Suite 600

Chicago, Illinois 60604

Attn: General Counsel

Email: notices@enova.com

3.2 Any references to “On Deck Capital, Inc.” and “On Deck” where appearing, shall be replaced with “ODK Capital, LLC”.

SECTION 4. Amendment to the Custodial services Agreement

The Custodial Services Agreement is, effective as of the Amendment No. 10 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended as follows:

4.1 The notice information for the Servicer set forth in Section 5.6 is hereby amended in its entirety as follows:

If to Servicer: ODK Capital, LLC

175 West Jackson, Suite 600

Chicago, Illinois 60604

Attention: General Counsel, Enova International Inc.

Email: notices@enova.com

With a copy to:

Enova International, Inc.

175 West Jackson Boulevard, Suite 600

Chicago, Illinois 60604

Attn: General Counsel

Email: notices@enova.com

4.2 Any references to “On Deck Capital, Inc.” and “On Deck” where appearing, shall be replaced with “ODK Capital, LLC”.

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4.3 The notice information for the Custodian set forth in Section 5.6 is hereby amended in its entirety as follows:

If to Custodian: Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Computershare Corporate Trust – Asset-Backed Administration

Telephone: (612) 448-7051

with a copy to and: Computershare Trust Company, National Association

delivery of Receivable ABS Custody Vault

Files to: 1055 10th Avenue SE

Minneapolis, MN 55414

Attention: Computershare Corporate Trust – Asset-Backed

Administration

Email: abs.custody.vault@computershare.com

4.4 Any references to “Wells Fargo Bank, N.A.” where appearing, shall be replaced with “Computershare Trust Company, National Association (as successor to Wells Fargo Bank, N.A.)”.

SECTION 5. Amendment to the Asset Purchase Agreement

The Asset Purchase Agreement is, effective as of the Amendment No. 10 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended as follows:

5.1 Section 3.01(d) is hereby amended and restated as follows:

(d) ODK is adequately capitalized to perform its obligations under the Credit Documents.

5.2 Schedule 1(o) is hereby amended and restated as follows:

(o) Ownership of Purchaser. ODK Capital, LLC owns one hundred percent (100%) of the issued and outstanding membership interests of the Purchaser. Such membership interests are validly issued and Purchaser has received the agreed-upon consideration therefor. There are no options, warrants, calls, commitments or other rights to acquire securities of the Purchaser.

5.3 Schedule 2(b) is hereby amended and restated as follows:

SELLER’S NAMES; JURISDICTIONS OF ORGANIZATION; ETC.

ODK CAPITAL, LLC

Seller’s Name: ODK Capital, LLC

Seller’s Jurisdiction of Organization: Utah

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Seller’s Organization Type: Limited Liability Company

Seller’s Organization Number: 12033757-0161

Locations of Record: ODK Capital, LLC

Seller’s Chief Executive Office: ODK Capital, LLC

175 West Jackson, Suite 600

Chicago, Illinois 60604

5.4 Any references to “On Deck Capital, Inc.”, “ODC”, “in the case of ODC,” and “in the case of ODK,” where appearing, shall be struck, with the exception of the preamble where “ODC, as a Seller” shall be replaced with “On Deck Capital, Inc., as the seller at such time”.

5.5 Any references to (i) “applicable Seller”, (ii) “each Seller”, (iii) “each of the applicable Sellers”, (iv) “one or both of the Sellers”, (v) “a Seller”, (vi) “such Seller”, (vii) “Sellers’” and (viii) “Sellers” where appearing, shall be replaced with, respectively, for items (i) and (viii), “Seller”, for items (ii) to (vi), “the Seller” and for item (vii), “Seller’s”.

SECTION 6. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, Company, On Deck Capital, Inc. and ODK Capital, LLC each represents and warrants to the Administrative Agent and the Lenders, on the Amendment No. 10 Effective Date, that the following statements are true and correct, as apply to the Company, On Deck Capital, Inc. and ODK Capital, LLC respectively, it being understood and agreed that the representations and warranties made on the Amendment No. 10 Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:

6.1 Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company, On Deck Capital, Inc. and ODK Capital, LLC.

6.2 Binding Obligation. This Amendment has been duly executed and delivered by the Company, On Deck Capital, Inc. and ODK Capital, LLC and is the legally valid and binding obligation of the Company, On Deck Capital, Inc. and ODK Capital, LLC enforceable against the Company, On Deck Capital, Inc. and ODK Capital, LLC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.3 Incorporation of Representations and Warranties from Credit Agreement. The Company states that the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 10 Effective Date as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all

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material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

6.4 Incorporation of Representations and Warranties from Servicing Agreement. ODK Capital, LLC as Servicer states that the representations and warranties contained in Section 8 of the Servicing Agreement are true and correct in all material respects on and as of the Amendment No. 10 Effective Date as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (as relevant); provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

6.5 Incorporation of Representations and Warranties from Asset Purchase Agreement. ODK Capital, LLC as Seller states that the representations and warranties contained in Section 3.01 of the Backup Servicing Agreement are true and correct in all material respects on and as of the Amendment No. 10 Effective Date as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

6.6 Absence of Default. No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute a Default or an Event of Default.

SECTION 7. Specific Waiver

Upon satisfaction of the conditions set forth in Section 8 hereof, with respect to (i) any occurrence of a “Change of Control” under the Credit Agreement, the Lenders and the Administrative Agent agree to waive the occurrence of any such Change of Control with respect to the change of beneficial ownership and control in Company from On Deck Capital, Inc. to ODK Capital, LLC on the Amendment No. 10 Effective Date, and (ii) the Lenders and the Administrative Agent agree to waive any breach of the representation and warranty in Section 4.2 of the Credit Agreement with respect to the ownership of the Company’s membership interests by ODK Capital, LLC.

SECTION 8. CONDITIONS PRECEDENT

8.1 Conditions Precedent to Effectiveness of the Amendment. The Amendment provided for hereby shall become effective as of the date (the “Amendment No. 10 Effective Date”) on which each of the following conditions have been satisfied or waived by the Administrative Agent:

(a)
Amendment Documents and Related Agreements. The Administrative Agent shall have received counterparts of (a) this Amendment executed by the Company, the Lenders party hereto and the Administrative Agent, (b) the Eighth Amended and Restated Fee Letter, dated as of the Amendment No. 10 Effective Date, executed by the Company and the Administrative Agent, (c) the Second Amended and Restated Class B Revolving Lender Fee

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Letter, dated as of the Amendment No. 10 Effective Date, executed by the Company and each Class B Revolving Lender, and (d) the General Assignment and Assumption Agreement, dated as of the Amendment No. 10 Effective Date, executed by On Deck Capital, Inc., as assignor, and ODK Capital, LLC, as assignee (the “General Assignment and Assumption Agreement”).
(b)
Opinions of Counsel to Company, ODK Capital, LLC and On Deck Capital, Inc.. The Administrative Agent and counsel to Administrative Agent shall have received an executed copy of the favorable written opinion of King & Spalding LLP, counsel for Company, ODK Capital, LLC and On Deck Capital, Inc., and of Parr Brown Gee & Loveless, counsel for ODK Capital, LLC, as to such matters as the Administrative Agent may reasonably request, dated as of the Amendment No. 10 Effective Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and Company hereby instructs, and ODK Capital, LLC and On Deck Capital, Inc. shall instruct, such counsel to deliver such opinions to Agents and Lenders).
(c)
Amendment No. 10 Effective Date Certificate. ODK Capital, LLC and Company shall have delivered to the Administrative Agent an originally executed Amendment No. 10 Effective Date Certificate, together with all attachments thereto.

The Administrative Agent and each Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document, the General Assignment and Assumption Agreement, and each other document required to be approved by the Administrative Agent or Lenders, as applicable on the Amendment No. 10 Effective Date.

SECTION 9 POST-CLOSING COVENANT

9.1 Prior to implementing the Lockbox Accounts at each of Axos Bank and North American Banking Company as part of the Lockbox System, the Company shall deliver to the Administrative Agent: (a) a Lockbox Account Control Agreement executed by Axos Bank, the Company and the Collateral Agent in respect of the Deposit Account with account number 890000182745 (the “Axos Bank DACA”) and (b) a Lockbox Account Control Agreement executed by North American Banking Company, the Company and the Collateral Agent in respect of the Deposit Account with account number 18049932 at North American Banking Company (the “NABC DACA”), in each case in form and substance satisfactory to the Administrative Agent in its sole discretion.

9.2 The Administrative Agent, by delivering its signature page to this Amendment, shall be deemed to have acknowledged and consented to and approved of the establishment of the lockboxes and lockbox arrangement inclusive of Deposit Accounts at each of Axos Bank and North American Banking Company.

SECTION 10. MISCELLANEOUS

10.1 Reference to and Effect on the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement, the Asset Purchase Agreement and the Other Credit Documents.

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(a) On and after the Amendment No. 10 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement, as applicable, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “the Servicing Agreement”, “the Backup Servicing Agreement”, “the Custodial Agreement” or “the Asset Purchase Agreement” or “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement, as applicable, shall mean and be a reference to the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement, as applicable, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.

(b) Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement, as applicable, and each other Credit Document are intended or implied, and in all other respects the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 10 Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Agent under the Credit Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement, nor constitute a waiver of any provision of the Credit Agreement the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement or the Asset Purchase Agreement.

10.2 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.3 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

10.4 Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

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10.5 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.6 Prior Agreements. This Amendment and the Credit Documents (as amended hereby) represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

[remainder intentionally left blank]

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IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RECEIVABLE ASSETS OF ONDECK, LLC, as Company

By:

Name:

Title:

ON DECK CAPITAL, INC.

By:

Name:

Title:

ODK CAPITAL, LLC

By:

Name:

Title:

Truist Bank, as Administrative Agent and Class A Revolving Lender

By:

Name:

Title:

Jefferies FUNDING LLC, as Class B Revolving Lender

By:

Name:

Title:

[Credit Agreement Amendment No. 10 and Omnibus Amendment]

VERVENT INC., as Backup Servicer

By:

Name:

Title:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian and Collateral Agent

By:

Name:

Title:

[Credit Agreement Amendment No. 10 and Omnibus Amendment]

EXHIBIT A

Marked Credit Agreement

See attached

Conformed through Amendment No. 10 to the Fourth Amended and Restated Credit Agreement dated November 18, 2024.

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of December 17, 2018

among

RECEIVABLE ASSETS OF ONDECK, LLC,

as Borrower

VARIOUS LENDERS,

and

Truist Bank,
as Administrative Agent

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Paying Agent and Collateral Agent

________________________________________________________

Table of Contents

Page

Section 1. DEFINITIONS AND INTERPRETATION 1
1.1 Definitions	1
1.2 Accounting Terms	44
1.3 Interpretation, etc.	44
1.4 Amendment and Restatement	45
1.5 Rates	45
Section 2. LOANS	46
2.1 Revolving Loans.	46
2.2 Pro Rata Shares	48
2.3 Use of Proceeds	48
2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.	49
2.5 Interest on Loans.	50
2.6 Reserved.	51
2.7 Fees.	51
2.8 Repayment on or Before Applicable Maturity Date	51
2.9 Voluntary Commitment Reductions.	51
2.10 Borrowing Base Deficiency	52
2.11 Controlled Accounts.	52
2.12 Application of Proceeds.	56
2.13 General Provisions Regarding Payments.	59
2.14 Ratable Sharing	60
2.15 Increased Costs; Capital Adequacy.	61
2.16 Taxes; Withholding, etc.	62
2.17 Obligation to Mitigate	65
2.18 Defaulting Lenders	66
2.19 Removal or Replacement of a Lender	66
2.20 The Paying Agent.	67
2.21 Duties of Paying Agent.	72
2.22 Collateral Agent.	74
2.23 Intention of Parties.	76
2.24 Inability to Determine Interest Rates; Benchmark Replacement Setting.	76
2.25 Illegality	78
2.26 Funding Indemnity	79
Section 3. CONDITIONS PRECEDENT	79
3.1 Conditions Precedent to Effectiveness of the Existing Credit Agreement	79
3.2 Conditions Precedent to Effectiveness of the Amended and Restated Credit Agreement	79
3.3 Conditions to Each Credit Extension.	81
Section 4. REPRESENTATIONS AND WARRANTIES	82

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4.1 Organization; Requisite Power and Authority; Qualification; Other Names	82
4.2 Capital Stock and Ownership	82
4.3 Due Authorization	83
4.4 No Conflict	83
4.5 Governmental Consents	83
4.6 Binding Obligation	83
4.7 Eligible Receivables	83
4.8 Historical Financial Statements	83
4.9 No Material Adverse Effect	84
4.10 Adverse Proceedings, etc	84
4.11 Payment of Taxes	84
4.12 Title to Assets	84
4.13 No Indebtedness	84
4.14 No Defaults	84
4.15 Material Contracts	85
4.16 Government Contracts	85
4.17 Governmental Regulation	85
4.18 Margin Stock	85
4.19 Employee Benefit Plans	85
4.20 Solvency; Fraudulent Conveyance	85
4.21 Compliance with Statutes, etc	85
4.22 Matters Pertaining to Related Agreements.	85
4.23 Disclosure	86
4.24 Patriot Act	86
4.25 Remittance of Collections.	86
4.26 Tax Status.	87
4.27 Beneficial Ownership.	87
Section 5. AFFIRMATIVE COVENANTS	87
5.1 Financial Statements and Other Reports	87
5.2 Existence	90
5.3 Payment of Taxes and Claims	90
5.4 Insurance	90
5.5 Inspections; Compliance Audits.	91
5.6 Compliance with Laws	92
5.7 Separateness	92
5.8 Further Assurances	92
5.9 Communication with Accountants.	92
5.10 Acquisition of Receivables from Seller	92
5.11 Class B Revolving Lenders Information Rights	93
5.12 Level 2 Performance Covenant	93
Section 6. NEGATIVE COVENANTS	93
6.1 Indebtedness	93

6.2 Liens	93
6.3 Reserved.	93
6.4 No Further Negative Pledges	93
6.5 Restricted Junior Payments	93
6.6 Subsidiaries	94
6.7 Investments	94
6.8 Fundamental Changes; Disposition of Assets; Acquisitions	94
6.9 Sales and Lease-Backs	94
6.10 Transactions with Shareholders and Affiliates	94
6.11 Conduct of Business	94
6.12 Fiscal Year	94
6.13 Servicer; Backup Servicer; Custodian	94
6.14 Acquisitions of Receivables	95
6.15 Independent Manager	95
6.16 Organizational Agreements	96
6.17 Changes in Underwriting or Other Policies	97
6.18 Receivable Program Agreements	97
Section 7. EVENTS OF DEFAULT	97
7.1 Events of Default	97
7.2 Repayment Cure	102
Section 8. AGENTS	102
8.1 Appointment of Agents	102
8.2 Powers and Duties	102
8.3 General Immunity.	103
8.4 Agents Entitled to Act as Lender	104
8.5 Lenders’ Representations, Warranties and Acknowledgment.	104
8.6 Right to Indemnity	104
8.7 Successor Administrative Agent and Collateral Agent.	105
8.8 Collateral Documents.	107
8.9 Erroneous Payments .	108
Section 9. MISCELLANEOUS	110
9.1 Notices	110
9.2 Expenses	111
9.3 Indemnity.	112
9.4 Reserved.	112
9.5 Amendments and Waivers	112
9.6 Successors and Assigns; Participations.	115
9.7 Independence of Covenants	118
9.8 Survival of Representations, Warranties and Agreements	118
9.9 No Waiver; Remedies Cumulative	118
9.10 Marshalling; Payments Set Aside	119
9.11 Severability	119

9.12 Obligations Several; Actions in Concert	119
9.13 Headings	119
9.14 APPLICABLE LAW	119
9.15 CONSENT TO JURISDICTION.	120
9.16 WAIVER OF JURY TRIAL	120
9.17 Confidentiality	121
9.18 Usury Savings Clause	122
9.19 Counterparts	123
9.20 Effectiveness	123
9.21 Patriot Act	123

APPENDICES: A Revolving Commitments
B Notice Addresses
C Eligibility Criteria
D Excess Concentration Amounts
E Early Amortization Event
F Level 2 Performance Covenants
G SPV Event

SCHEDULES: 1.1(a) Financial Covenants
1.1(b) Class B Revolving Lenders

EXHIBITS: A‑1 Form of Funding Notice
B-1 Form of Class A Revolving Loan Note
B-2 Form of Class B Revolving Loan Note
C-1 Form of Compliance Certificate
C-2 Form of Borrowing Base Report and Certificate
D Form of Assignment Agreement
E Form of Certificate Regarding Non-Bank Status
F‑1 Form of Fourth Amendment Effective Date Certificate
F‑2 Form of Solvency Certificate
G Form of Controlled Account Voluntary Payment Notice
H Form of Receivables Purchase Agreement

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 17, 2018, is entered into by and among Receivable Assets of ONDECK, LLC, a Delaware limited liability company (“Company”), the Lenders party hereto from time to time and TRUIST BANK, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (as successor to Wells Fargo Bank, N.A.), as Paying Agent (in such capacity, “Paying Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Company, the Lenders party hereto, the Administrative Agent, the Collateral Agent and the Paying Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of December 15, 2017 (as amended, modified or supplemented from time to time, the “Existing Credit Agreement”); and

WHEREAS, in order to continue the existing indebtedness of the Company, the Company has requested that the Existing Credit Agreement be amended and restated in its entirety (the “Amendment and Restatement”), and the Class A Lenders and the Class B Lenders party hereto are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“2d Anniversary Date” means November 18, 2026 (as such date may be extended upon the mutual written agreement of Company and Administrative Agent).

“30 MPF Receivable” means any Pledged Receivable with a Missed Payment Factor, in the case of a Daily Pay Receivable, higher than 30, in the case of a Weekly Pay Receivable, higher than 6, or in the case of a Monthly Pay Receivable, higher than 1.5.

“Accrued Interest Amount” means, as of any day, the aggregate amount of all accrued and unpaid interest on the Revolving Loans payable hereunder.

“ACH Agreement” has the meaning set forth in the Servicing Agreement.

“ACH Receivable” means each Receivable with respect to which the underlying Receivables Obligor has entered into an ACH Agreement.

“Act” as defined in Section 4.25.

“Adjusted EPOB” means, as of any date of determination, the excess of (a) the Eligible Portfolio Outstanding Principal Balance as of such date over (b) the aggregate Excess Concentration Amounts as of such date.

“Adjusted Interest Collections” means, with respect to all Receivables and any Monthly Period, an amount equal to the excess (whether positive or negative) of (a) the sum of (x) all Collections received during such Monthly Period that were not applied by the Servicer to reduce the Outstanding Principal Balances of the Pledged Receivables in accordance with Section 2(a)(i) of the Servicing Agreement and (y) all Collections received during such Monthly Period that were recoveries with respect to Charged-Off Receivables (net of amounts, if any, retained by any third party collection agent), over (b) the aggregate amount paid by Company on the related Interest Payment Date pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(v) and (a)(viii) of Section 2.12.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Event of Default or (b) materially and adversely affect (i) the amount or timing of payments to be made to the Lenders pursuant to this Agreement or (ii) the existence, perfection, priority or enforceability of any security interest in a material amount of the Pledged Receivables taken as a whole or in any material part.

“Adverse Proceeding” means any non-frivolous action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or Holdings) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of Company or Holdings, threatened in writing against Company or Holdings, or any of their respective property (it being acknowledged that any action, suit, proceeding, governmental investigation or arbitration by a Governmental Authority against Company and/or Holdings, as applicable, will not be considered frivolous for purposes of this definition).

“Affected Party” means any Lender, Truist Bank, in its individual capacity and in its capacity as Administrative Agent, Paying Agent and, with respect to each of the foregoing, the parent company or holding company that controls such Person.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent” means each of the Administrative Agent, the Paying Agent and the Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.14.

“Agreement” means this Fourth Amended and Restated Credit Agreement, dated as of December 17, 2018, as it may be amended, supplemented or otherwise modified from time to time.

“Amendment No. 5” means that certain Amendment No. 5 to Fourth Amended and Restated Credit Agreement, dated as of December 24, 2020, by and among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” has the meaning set forth in Amendment No. 5.

“Amendment No. 6” means that certain Amendment No. 6 to Fourth Amended and Restated Credit Agreement, dated as of July 16, 2021, by and among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” has the meaning set forth in Amendment No. 6.

“Amendment No. 10” means that certain Amendment No. 10 to Fourth Amended and Restated Credit Agreement and Omnibus Amendment, dated as of November 18, 2024, by and among the Company, the Lenders party thereto, the Administrative Agent, Holdings, On Deck Capital, the Paying Agent, the Collateral Agent and the Backup Servicer.

“Amendment No. 10 Effective Date” has the meaning set forth in Amendment No. 10.

“Amendment and Restatement” as defined in the Recitals hereto.

“Applicable Class A Advance Rate” means 76%; provided, however, that, notwithstanding the foregoing, upon the occurrence of an SPV Event, the Applicable Class A Advance Rate shall be 66% until either (x) Company shall elect for such SPV Event to be treated as an Early Amortization Event as described in Appendix G, or (y) such SPV Event is cured.

“Applicable Class B Advance Rate” means 90%; provided, however, that, notwithstanding the foregoing, upon the occurrence of an SPV Event, the Applicable Class B Advance Rate shall be 80% until either (x) Company shall elect for such SPV Event to be treated as an Early Amortization Event as described in Appendix G, or (y) such SPV Event is cured.

“Approved Fund” means any Person that, in the ordinary course of its business, is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit that generally have an original par amount in excess of $10,000,000 and that is administered or managed by an entity that is not included in the list of entities set forth in clause (b) of the definition of Direct Competitor or any Affiliate thereof.

“Approved State” shall mean each of the 50 United States of America and the District of Columbia.

“Asset Purchase Agreement” means that certain Third Amended and Restated Asset Purchase Agreement dated as of the Amendment No. 6 Effective Date, by and between Company, as Purchaser, and each Seller party thereto, as amended, modified or supplemented from time to time, whereby each Seller has agreed to sell and Company has agreed to purchase Eligible Receivables from time to time.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, general counsel, treasurer, corporate secretary or controller (or, in each case, the equivalent thereof).

“Automatic LOC Payment Modification” means, with respect to any LOC Receivable, upon the occurrence of each Subsequent LOC Advance relating to such LOC Receivable, that the Payment obligations of the Receivable Obligor under such LOC Receivable are automatically reset and restructured together with all other advances made under the related OnDeck LOC (based on the aggregate outstanding principal balance of all such advances) so that, with respect to all such advances, from and after the date of the last such Subsequent LOC Advance, a single periodic payment amount is owed each week over the course of the applicable amortization period.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(e).

“Backup Servicer” means Vervent Inc. or any replacement thereof appointed pursuant to the Backup Servicing Agreement.

“Backup Servicing Agreement” means that certain Backup Servicing Agreement dated as of the Original Closing Date, among the Company, the Administrative Agent and Portfolio Financial Servicing Company (the predecessor in interest to the Backup Servicer), as amended prior to the date hereof and as it may be amended, modified or supplemented from time to time.

“Backup Servicing Fee” shall have the meaning attributed to such term in the Backup Servicing Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” shall mean for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% and (iv) zero percent (0%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent and the Lenders may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Adjusted Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Adjusted Term SOFR, respectively.

“Base Rate Revolving Loan” means a Revolving Loan that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(b).

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the

Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.24.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Account Control Agreement” shall have the meaning attributed to such term in the Security Agreement.

“Borrower Distribution” as defined in Section 6.5.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit C-2, executed by an Authorized Officer of Company and delivered to Administrative Agent, Paying Agent, Collateral Agent and each Lender, which sets forth the calculation of the Class A Borrowing Base and the Class B Borrowing Base, including a calculation of each component thereof.

“Borrowing Base Deficiency” means either a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency, as applicable.

“Borrowing Base Report” means a report substantially in the form of Exhibit C-2, executed by an Authorized Officer of Company and delivered to Administrative Agent, Paying Agent, Collateral Agent and each Lender, which attaches a Borrowing Base Certificate.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand, securities account or deposit account; provided, however, that notwithstanding anything to the contrary contained herein, “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of Enova and its Subsidiaries.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $1,000,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A‑2 or the equivalent thereof or from Moody’s is at least P‑2 or the equivalent thereof in each case with maturities of not more than one year from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A‑2 or the equivalent thereof by S&P or at least P‑2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time: (a) any “person” or “group” of related persons (as such terms are given meaning in the Exchange Act and the rules of the SEC thereunder) is or becomes the owner, beneficially or of record, directly or indirectly, of more than 35% (on a fully diluted basis) of the economic and voting interests (including the right to elect directors or similar representatives) in the Capital Stock of Enova; (b) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Enova and its Subsidiaries taken as a whole to any “person” (as such term is given meaning in the Exchange Act and the rules of the SEC thereunder); (c) at any time during any consecutive two-year period after the Amendment No. 5 Effective Date, individuals who at the beginning of such period constituted the board of directors of Enova (together with any new directors whose election or appointment by the board of directors of Enova or whose nomination for election by the shareholders of Enova was approved by a vote of a majority of the directors of Enova then still in office who were either directors at the beginning of such period or whose election, appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Enova then in office; (d) Enova shall cease to directly or indirectly own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Holdings or (e) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company free and clear of any Lien (other than any Lien as to which the holder thereof (such holder, an “Equity Lienholder”) has provided the Administrative Agent, for the benefit of the Lenders, a Protective Undertakings Certification).

“Charged-Off Receivable” means a Receivable which, in each case, consistent with the Underwriting Policies, has or should have been written off Company’s books as uncollectable.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by the Company.

“Class” means a class of Revolving Loans hereunder, designated Class A Revolving Loans or Class B Revolving Loans.

“Class A Applicable Margin” means with respect to each Class A Revolving Lender, the “Class A Applicable Margin” described in the Fee Letter between the Company and the Class A Revolving Lender.

“Class A Borrowing Base” means, as of any day, an amount equal to the lesser of:

(a) (i) the Applicable Class A Advance Rate multiplied by the Adjusted EPOB at such time, plus (ii) the sum of (A) the aggregate amount of Collections in the Lockbox Accounts and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance and (B) the fair market value of all Permitted Investments held in the Collection Account on such day minus (iii) 105% of the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement; and

(b) the Class A Revolving Commitments on such day.

With respect to any calculation of the Class A Borrowing Base with respect to any Credit Date solely for the purpose of determining Class A Revolving Availability for a requested Class A Revolving Loan, the Class A Borrowing Base will be calculated on a pro forma basis giving effect to the Eligible Receivables to be purchased with the proceeds of such Class A Revolving Loan. With respect to any calculation of the Class A Borrowing Base for any other purpose, the Class A Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Collateral Agent and the Administrative Agent, Paying Agent and each Lender with such adjustments as the Paying Agent identifies pursuant to Section 2.21.

“Class A Borrowing Base Deficiency” means, as of any day, the amount, if any, by which the Total Utilization of Class A Revolving Commitments exceeds the Class A Borrowing Base provided that, if solely as a result of the occurrence of an SPV Event and a consequent reduction in the Applicable Class A Advance Rate in accordance with the proviso in the definition thereof, a deficiency occurs hereunder that would otherwise be deemed a “Class A Borrowing Base Deficiency” or a “Borrowing Base Deficiency”, then notwithstanding the foregoing, no Class A Borrowing Base Deficiency or “Borrowing Base Deficiency”, Default or Event of Default shall be deemed to exist hereunder unless such deficiency is not cured by the thirtieth (30th) day after the occurrence of such SPV Event.

“Class A Borrowing Base Deficiency – Regular” means a Class A Borrowing Base Deficiency that exists when calculating the Class A Borrowing Base using 76% as the Applicable Class A Advance Rate in accordance with the definition thereof.

“Class A Borrowing Base Deficiency - SPV Event” a Class A Borrowing Base Deficiency that exists when calculating the Class A Borrowing Base using 66% as the Applicable Class A Advance Rate in accordance with the definition thereof.

“Class A Indemnitee” means an Indemnitee who is a Class A Revolving Lender, an Affiliate of a Class A Revolving Lender or an officer, partner, director, trustee, employee or agent of a Class A Revolving Lender.

“Class A Maturity Date” means the earliest of (i) the date that is one (1) year after the Early Amortization Start Date, (ii) the date that is one (1) year after the 2d Anniversary Date, (iii) the Interest Payment Date immediately following the first Determination Date after the earlier of the Early Amortization Start Date and the 2d Anniversary Date when the aggregate Outstanding Principal Balance of all Pledged Receivables is equal to or less than an amount equal to the product of (A) 0.15, and (B) the aggregate Outstanding Principal Balance of all Pledged Receivables as of the 2d Anniversary Date or the Early Amortization Start Date, as applicable, and (iv) the date of the termination of the Commitments and acceleration of the Revolving Loans pursuant to Section 7.1.

“Class A Register” as defined in Section 2.4(b)(i).

“Class A Revolving Availability” means, as of any date of determination, the amount, if any, by which the Class A Borrowing Base exceeds the Total Utilization of Class A Revolving Commitments.

“Class A Revolving Commitment” means the commitment of a Class A Revolving Lender to make or otherwise fund any Class A Revolving Loan and “Class A Revolving Commitments” means such commitments of all Class A Revolving Lenders in the aggregate. The amount of each Class A Revolving Lender’s Class A Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The Administrative Agent shall update Appendix A from time to time to reflect any changes in Class A Revolving Commitments. The aggregate amount of the Class A Revolving Commitments as of the Amendment No. 10 Effective Date is $200,000,000.

“Class A Revolving Exposure” means, with respect to any Class A Revolving Lender as of any date of determination, (i) prior to the termination of the Class A Revolving Commitments, that Lender’s Class A Revolving Commitment; and (ii) after the termination of the Class A Revolving Commitments, the aggregate outstanding principal amount of the Class A Revolving Loans of that Lender.

“Class A Revolving Lender” means each financial institution listed on the signature pages hereto as a Class A Revolving Lender, and any other Person that becomes a party hereto as a Class A Revolving Lender pursuant to an Assignment Agreement.

“Class A Revolving Loan” means a loan made by a Class A Revolving Lender to Company pursuant to Section 2.1.

“Class A Revolving Loan Note” means a promissory note in the form of Exhibit B-1 hereto, as it may be amended, supplemented or otherwise modified from time to time.

“Class B Applicable Margin” means with respect to each Class B Revolving Lender the “Class B Applicable Margin” described in the Fee Letter between Company and such Class B Revolving Lender.

“Class B Borrowing Base” means, as of any day, an amount equal to the lesser of:

(a) (i) the sum of the Applicable Class B Advance Rate multiplied by the Adjusted EPOB at such time, plus (ii) the sum of (A) the aggregate amount of Collections in the Lockbox Accounts and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance and (B) the fair market value of all Permitted Investments held in the Collection Account on such day, minus (iii) 105% of the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement, minus (iv) the aggregate outstanding principal amount of the Class A Revolving Loans as of such date; and

(b) the Class B Revolving Commitments on such day.

With respect to any calculation of the Class B Borrowing Base with respect to any Credit Date solely for the purpose of determining Class B Revolving Availability for a requested Class B Revolving Loan, the Class B Borrowing Base will be calculated on a pro forma basis giving effect to the Eligible Receivables to be purchased with the proceeds of such Revolving Loan. With respect to any calculation of the Class B Borrowing Base for any other purpose, the Class B Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Collateral Agent, the Administrative Agent, Paying Agent and each Lender, as adjusted to reflect any adjustments identified by the Paying Agent pursuant to Section 2.21.

“Class B Borrowing Base Deficiency” means, as of any day, the amount, if any, by which the Total Utilization of Class B Revolving Commitments exceeds the Class B Borrowing Base; provided that, if solely as a result of the occurrence of an SPV Event and a consequent reduction in the Applicable Class B Advance Rate in accordance with the proviso in the definition thereof, a deficiency occurs hereunder that would otherwise be deemed a “Class B Borrowing Base Deficiency” or a “Borrowing Base Deficiency”, then notwithstanding the foregoing, no Class B Borrowing Base Deficiency or “Borrowing Base Deficiency”, Default or Event of Default shall be deemed to exist hereunder unless such deficiency is not cured by the thirtieth (30th) day after the occurrence of such SPV Event.

“Class B Indemnitee” means an Indemnitee who is a Class B Revolving Lender, an Affiliate of a Class B Revolving Lender or an officer, partner, director, trustee, employee or agent of a Class B Revolving Lender.

“Class B Maturity Date” means the earliest of (i) the date that is one (1) year) after the Early Amortization Start Date, (ii) the date that is one (1) year) after the 2d Anniversary Date, (iii) the Interest Payment Date immediately following the first Determination Date after the earlier of the Early Amortization Start Date and the 2d Anniversary Date when the aggregate Outstanding Principal Balance of all Pledged Receivables is equal to or less than an amount equal to the product of (A) 0.15, and (B) the aggregate Outstanding Principal Balance of all Pledged Receivables as of the 2d Anniversary Date or the Early Amortization Start Date, as applicable, and (iv) the date of the termination of the Commitments and acceleration of the Revolving Loans pursuant to Section 7.1.

“Class B Register” as defined in Section 2.4(b)(ii).

“Class B Revolving Availability” means, as of any date of determination, the amount, if any, by which the Class B Borrowing Base exceeds the Total Utilization of Class B Revolving Commitments.

“Class B Revolving Commitment” means the commitment of a Class B Revolving Lender to make or otherwise fund any Class B Revolving Loan and “Class B Revolving Commitments” means such commitments of all Class B Revolving Lenders in the aggregate. The Administrative Agent shall update Appendix A from time to time to reflect any changes in Class B Revolving Commitments. The Class B Revolving Commitment of each Class B Revolving Lender will be equal to zero on the Revolving Commitment Termination Date. The aggregate amount of the Class B Revolving Commitments as of the Amendment No. 10 Effective Date is $36,842,105.26.

“Class B Revolving Exposure” means, with respect to any Class B Revolving Lender as of any date of determination, (i) prior to the termination of the Class B Revolving Commitments, that Lender’s Class B Revolving Commitment; and (ii) after the termination of the Class B Revolving Commitments, the aggregate outstanding principal amount of the Class B Revolving Loans of that Lender.

“Class B Revolving Lender” means each financial institution listed on the signature pages hereto as a Class B Revolving Lender, and any other Person that becomes a party hereto as a Class B Revolving Lender pursuant to an Assignment Agreement. Each Class B Revolving Lender, as of the Amendment No. 10 Effective Date, is listed on Schedule 1.1(b) hereto.

“Class B Revolving Loan” means a loan made by a Class B Revolving Lender to Company pursuant to Section 2.1.

“Class B Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto, and any successors or assigns thereto.

“Collateral Documents” means the Security Agreement, the Control Agreements and all other instruments, documents and agreements delivered by, or on behalf or at the request of, Company or Holdings pursuant to this Agreement or any of the other Credit Documents, as the case may be, in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of Company as security for the Obligations or to protect or preserve the interests of Collateral Agent or the Secured Parties therein.

“Collateral Receipt and Exception Report” shall mean the “Trust Receipt” as defined in the Custodial Agreement.

“Collection Account” means the Securities Account at Computershare Trust Company, National Association in the name of Company referenced in the Securities Account Control Agreement.

“Collections” means, with respect to each Pledged Receivable, any and all cash collections and other cash proceeds of such Pledged Receivable (whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment), including, without limitation, all prepayments, all overdue payments, all prepayment penalties and early termination penalties, all finance charges, if any, all amounts collected as interest, fees (including, without limitation, any servicing fees, any origination fees, any loan guaranty fees and, any platform fees), or charges for late payments with respect to such Pledged Receivable, all recoveries with respect to each Charged-Off Receivable (net of amounts, if any, retained by any third party collection agent), all investment proceeds and other investment earnings (net of losses and investment expenses) on Collections as a result of the investment thereof pursuant to Section 6.7, all proceeds of any sale, transfer or other disposition of any Pledged Receivable by Company and all deposits, payments or recoveries made in respect of any Pledged Receivable to any Controlled Account, or received by Company in respect of a Pledged Receivable, and all payments representing a disposition of any Pledged Receivable.

“Combined LOC OPB” means, as of any date with respect to each LOC Receivable acquired by Company, the aggregate unpaid principal balance of such LOC Receivable and all other LOC Receivables representing an advance under the related OnDeck LOC as set forth on the Servicer’s books and records as of the close of business on the immediately preceding Business Day (it being understood and agreed that the Servicer shall reflect all such LOC Receivables on its books and records as only one aggregate Receivable owed by the applicable Receivables Obligor).

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C-1.

“Compliance Review” as defined in Section 5.5(b).

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”. the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.26 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreements” means collectively, the Lockbox Account Control Agreements, the Securities Account Control Agreement and the Blocked Account Control Agreement.

“Controlled Account” means each of the Reserve Account, the Collection Account and the Lockbox Accounts, and the “Controlled Accounts” means all of such accounts.

“Controlled Account Bank” means Computershare Trust Company, National Association

“COVID Receivable” means any Receivable that was (x) originated prior to March 31, 2020 and (y) designated by the Servicer as “COVID19-Confirmed”, “Pandemic-Impacted” or any other similar indication in its loan servicing platform on or prior to May 31, 2020 unless otherwise consented to by the Administrative Agent.

“COVID Related Material Modification” means any Material Modification of a COVID Receivable.

“COVID Related Modification” means any COVID Related Material Modification or COVID Related Temporary Modification.

“COVID Related Temporary Modification” means any temporary modification (made in accordance with the Underwriting Policies, including, but not limited to, grace days, workout programs or holds) of a COVID Receivable.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Revolving Loan Notes, if any, the Collateral Documents, the Performance Guaranty, the Asset Purchase Agreement, any Receivables Purchase Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and all other documents, instruments or agreements executed and delivered by Company, On Deck Capital or Holdings for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Revolving Loan.

“Custodial Agreement” mean the Custodial Services Agreement, dated as of the Original Closing Date, by and between the Company, On Deck Capital as servicer at such time, Custodian, Collateral Agent and Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time, and as assigned by On Deck Capital to Holdings on the Amendment No. 10 Effective Date.

“Custodian” means Computershare Trust Company, National Association (as successor to Wells Fargo Bank, N.A.), in its capacity as the provider of services under the Custodial Agreement, or any successor thereto in such capacity appointed in accordance with the Custodial Agreement.

“Daily Pay Receivable” means any Receivable for which a Payment is generally due on every Business Day.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, and ending on the earliest of the following dates: (i) the date on which all Revolving Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any payments of the Revolving Loans in accordance with the terms of this Agreement), and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Commitments, and (iii) the date on which Company,

Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan” as defined in Section 2.18.

“Defaulted Receivable” means, with respect to any date of determination, a Receivable which (i) is a Charged-Off Receivable or (ii) has a Missed Payment Factor of (x) with respect to Daily Pay Receivables, greater than sixty (60), (y) with respect to Weekly Pay Receivables, greater than twelve (12), or (z) with respect to Monthly Pay Receivables, greater than three (3).

“Defaulting Lender” as defined in Section 2.18.

“Delinquent Receivable” means, as of any date of determination, any Receivable with a Missed Payment Factor of one (1) or higher as of such date.

“Deposit Account” means a “deposit account” (as defined in the UCC), including a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Officer” means, with respect to Company, any Person with the title of Chief Executive Officer, Chief Financial Officer or Chief Legal Officer.

“Determination Date” means the last day of each Monthly Period.

“Direct Competitor” means (a) any Person engaged in the same or similar line of business as Holdings, (b) any Person that is a direct competitor of Holdings or any Subsidiary of Holdings and is identified as such by the Company to the Administrative Agent prior to the Fourth Amendment Effective Date (as such list is updated by the Company from time to time, and acknowledged in writing by the Administrative Agent (such acknowledgment not to be unreasonably withheld)) in the list set forth in the Undertakings Agreement, or (c) any Affiliate of any such Person; provided that, any Person (other than any Person listed in clause (b) and their Affiliates) that either (i) both (A) has a market capitalization equal to or greater than $5 billion and (B) that is in the business of investing in commercial loans that generally have an original par amount in excess of $10,000,000 or (ii) that is an Approved Fund, shall in either case not be deemed a “Direct Competitor” hereunder.

“Disposition Notice” as defined in Section 8.8(a).

“Document Checklist” shall have the meaning attributed to such term in the Custodial Agreement.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State or territory thereof or the District of Columbia.

“Early Amortization Event” has the meaning set forth on Appendix E.

“Early Amortization Period” means the period beginning on the Early Amortization Start Date and ending on the Class A Maturity Date.

“Early Amortization Start Date” means the first date upon which an Early Amortization Event occurs.

“Effective Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is the Total Utilization of Class A Revolving Commitments, and (b) the denominator of which is the sum of (i) the Adjusted EPOPB as of such date, plus (ii) the aggregate amount of Collections in the Lockbox Accounts and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance, plus (iii) the fair market value of all Permitted Investments held in the Collection Account on such day, minus (iv) 105% of the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement.

“E-Sign Receivable” means any Receivable for which the signature or record of agreement of the Receivables Obligor is obtained through the use and capture of electronic signatures, click-through consents or other electronically recorded assents.

“Election Period” is defined in Appendix G.

“Eligible Assignee” means (i) any Lender or any Lender Affiliate (other than a natural person), and (ii) any other Person (other than a natural Person) approved by Company and Administrative Agent (each such approval not to be unreasonably withheld), so long as no Default or Event of Default has occurred and is continuing; provided, that (y) neither Holdings nor any Affiliate of Holdings shall, in any event, be an Eligible Assignee, and (z) no Direct Competitor shall be an Eligible Assignee so long as no Specified Event of Default has occurred and is continuing.

“Eligible Portfolio Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balance for all Eligible Receivables as of such date.

“Eligible Product” means the following Receivable product types: On Deck Core Loans or OnDeck LOCs.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.

“Eligible Receivables Obligor” means a Receivables Obligor that satisfies the criteria specified in Appendix C hereto under the definition of “Eligible Receivables Obligor”, subject to any changes agreed to by the Requisite Class A Revolving Lenders, the Requisite Class B Revolving Lenders and Company from time to time after the Original Closing Date.

“Eligibility Criteria” means the criteria specified in Appendix C hereto under the definition of “Eligibility Criteria”, subject to any changes agreed to by the Requisite Class A

Revolving Lenders, the Requisite Class B Revolving Lenders and Company from time to time after the Original Closing Date.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Enova, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Enova” shall mean Enova International, Inc., a Delaware corporation.

“Equity Lienholder” has the meaning set forth in the definition of “Change of Control”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period, but only to the extent that such Person could be liable under the Internal Revenue Code or ERISA as a result of its relationship with such former ERISA Affiliate.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Enova, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Enova, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the PBGC initiated termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Enova, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c)

of ERISA; (vii) the withdrawal of Enova, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Enova, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Enova, any of its Subsidiaries or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan of Enova, any of its Subsidiaries, or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates, or the assets thereof, or against Enova, any of its Subsidiaries or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

“Erroneous Payment” has the meaning assigned to it in Section 8.9(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.9(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.9(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.9(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.9(d).

“Event of Default” means each of the events set forth in Section 7.1. For the avoidance of doubt, an Early Amortization Event shall not be deemed an Event of Default hereunder for any purpose unless such Early Amortization Event is one of the enumerated events set forth in Section 7.1.

“Excess Concentration Amounts” means the amounts set forth on Appendix D hereto.

“Excess Spread” means, with respect to any Determination Date for any Monthly Period, the product of (a) 12 times (b) the percentage equivalent of a fraction (i) the numerator of which is the excess, if any, of (x) the Adjusted Interest Collections for such Monthly Period over

(y) the aggregate Outstanding Principal Balance of all Pledged Receivables that became Defaulted Receivables during such Monthly Period and (ii) the denominator of which is the average daily Eligible Portfolio Outstanding Principal Balance for such Monthly Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Revolving Loan or Revolving Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(d)(i) or Section 2.16(d)(ii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” as defined in the Recitals hereto.

“Existing Credit Documents” as defined in Section 1.4.

“Existing Obligations” as defined in Section 1.4.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, as of the date of this agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

“Fee Letter” means (a) the Eighth Amended and Restated Fee Letter, dated as of the Amendment No. 10 Effective Date, by and between the Administrative Agent, each Class A Revolving Lender, and the Company and (b) the Second Amended and Restated Class B Revolving Fee Letter dated as of the Amendment No. 10 Effective Date between the Company and each Class B Revolving Lender a party thereto, as such Fee Letters are amended, modified or supplemented from time to time.

“Financial Covenants” means the financial covenants set forth on Schedule 1.1(a) hereto.

“Financial Covenant No-Draw Period” means any period (a) beginning on a date upon which Company is not in compliance with one or more Financial Covenants, and (b) ending on the first date thereafter upon which Company is in compliance with the Financial Covenants.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer (or the equivalent thereof) of Enova that such financial statements fairly present, in all material respects, the financial condition of Enova and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year‑end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is perfected and is the only Lien to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Enova and its Subsidiaries ending on December 31 of each calendar year.

“Floor” shall mean a rate of interest equal to 0.00%.

“Fourth Amendment Effective Date” means December 17, 2018.

“Fourth Amendment Effective Date Certificate” means a Fourth Amendment Effective Date Certificate substantially in the form of Exhibit F‑1.

“Fourth Highest Concentration State” means, on any date of determination, the state or territory of the United States (excluding the Highest Concentration State, the Second Highest Concentration State and the Third Highest Concentration State) in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Funding Default” as defined in Section 2.18.

“Funding Account” has the meaning set forth in Section 2.11(a).

“Funding Notice” means a notice substantially in the form of Exhibit A‑1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Highest Concentration Industry Code” means, on any date of determination, the Industry Code shared by Receivables Obligors of Eligible Receivables having the highest aggregate Outstanding Principal Balance.

“Highest Concentration State” means, on any date of determination, the state or territory of the United States in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Fourth Amendment Effective Date, (i) the audited financial statements of On Deck Capital and its Subsidiaries, for the Fiscal Year ended 2017, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from January 1, 2018 to the Fourth Amendment Effective Date, internally prepared, unaudited financial statements of On Deck Capital and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each quarterly period completed prior to forty-six (46) days before the Fourth Amendment Effective Date, in the case of clauses (i) and (ii), certified by the chief financial officer (or the equivalent thereof) of On Deck Capital that they fairly present, in all material respects, the financial condition of On Deck Capital and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Holdings” means ODK Capital, LLC, a Utah limited liability company.

“Increased-Cost Lenders” as defined in Section 2.19.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith and any such obligations incurred under ERISA); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any Contractual Obligation (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any amounts not otherwise payable by Company under Section 2.16(b)(iii) but including the reasonable and documented fees and disbursements of one (1) counsel for Class A Indemnitees, one counsel for Class B Indemnitees and one (1) counsel for the Collateral Agent and Paying Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents, any Related Agreement, or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 9.3.

“Indemnitee Agent Party” as defined in Section 8.6.

“Independent Manager” as defined in Section 6.15.

“Industry Code” means, with respect to any Receivables Obligor of an Eligible Receivable, the NAICS industry code under which the business of such Receivables Obligor has been classified by a Seller.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intercreditor Side Letter” means that certain letter agreement, dated as of the Amendment No. 6 Effective Date, among the Administrative Agent, the Class A Revolving Lenders party thereto, the Class B Revolving Lenders party thereto, the Company, the Paying Agent and the Collateral Agent.

“Interest Payment Date” means the fifteenth calendar day after the end of each Monthly Period, and if such date is not a Business Day, the next succeeding Business Day.

“Interest Period” means an interest period (i) initially, commencing on and including the Original Closing Date and ending on but excluding the initial Interest Payment Date; (ii) from the initial Interest Payment Date and ending on and excluding the Interest Payment Date immediately prior to the Fourth Amendment Effective Date, commencing on and including each Interest Payment Date and ending on and excluding the immediately succeeding Interest Payment Date; (iii) then, commencing on and including the Interest Payment Date immediately prior to the Fourth Amendment Effective Date and ending on and including the last day of the calendar month in which the Fourth Amendment Effective Date occurs; and (iv) thereafter, commencing on and including the first day of each calendar month and ending on and excluding the first day of the immediately succeeding calendar month; provided, that no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Class A Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is four (4) Business Days prior to the immediately following Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Company to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Largest OPB Receivable” means, as of any date of determination, the aggregate Eligible Receivables owing by the single Receivables Obligor having the largest aggregate Outstanding Principal Balance.

“Lender” means each Class A Revolving Lender and each Class B Revolving Lender.

“Lender Affiliate” means, as applied to any Lender or Agent, any Related Fund and any Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Level 2 Performance Covenant” has the meaning set forth on Appendix F.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Liability Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Amendment No. 10 Effective Date.

“LOC Receivable” means a Receivable acquired by the Company representing an advance under an OnDeck LOC offered to the related Receivables Obligor, it being understood and agreed that Payments thereunder are subject to Automatic LOC Payment Modifications in accordance with the terms of the applicable Receivable Agreement upon the occurrence of a Subsequent LOC Advance under such OnDeck LOC.

“Lockbox Accounts” means (i) a Deposit Account with account number 5501477433 at Veritex Community Bank in the name of Company, (ii) a Deposit Account with account number 890000182745 at Axos Bank, (iii) a Deposit Account with account number 18049932 at North American Banking Company, and (iv) such other Deposit Accounts in the name of the Company as agreed between Administrative Agent and the Company from time to time; provided, however, that each of the accounts described in (ii), (iii), and (iv) respectively of this definition shall only become a Lockbox Account upon execution of a Lockbox Account Control Agreement in respect of such account.

“Lockbox Account Control Agreements” means (i) the Deposit Account Control Agreement, dated on or about November 12, 2020, among Veritex Community Bank, the Company and the Collateral Agent, (ii) the Deposit Account Control Agreement, to be entered into by and among Axos Bank, the Company and the Collateral Agent, (iii) the Deposit Account Control Agreement, to be entered into by and among North American Banking Company, the Company and the Collateral Agent, and (iv) such other agreement with respect to a Lockbox Account that is in effect from time to time; provided, however, the Deposit Account Control Agreements described in (ii) and (iii) shall be entered into on a date to be agreed upon by the parties thereto, in a form acceptable to the Administrative Agent.

“Lockbox System” as defined in Section 2.11(d).

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Record” as defined in the Custodial Agreement.

“Material Adverse Effect” means, with respect to any event or circumstance and any Person, a material adverse effect on: (i) the business, assets, financial condition or results of operations of such Person and its consolidated Subsidiaries, if any, taken as a whole; (ii) the ability of such Person to perform its material obligations under the Credit Documents; (iii) the validity or enforceability of any Credit Document to which such Person is a party; or (iv) the existence, perfection, priority or enforceability of any security interest in a material amount of the Pledged Receivables taken as a whole or in any material part.

“Material Contract” means any contract or other arrangement to which Company is a party (other than the Credit Documents or the Related Agreements) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Modification” means, with respect to any Receivable, a reduction in the interest rate, an extension of the term, a reduction in, or change in frequency of, any required Payment or extension of a Payment Date (other than a temporary hold or temporary modification made in accordance with the Underwriting Policies) or a reduction in the Outstanding Principal Balance, provided that with respect to any LOC Receivable, none of the following modifications shall be deemed to be a Material Modification hereunder: (i) an Automatic LOC Payment Modification, (ii) changes to the “credit limit”, the “applicable APR” or the “applicable amortization period” set forth in the applicable Receivable Agreement, or (iii) changes to the applicable Receivable Agreement consistent with the changes reflected in a successor form of Receivable Agreement approved in accordance with Section 6.18; provided that solely in the case of an increase to the "credit limit", decrease to the "applicable APR", or an increase to the "applicable amortization period" the related Receivables Obligor was current on all payments at the time of such changes to the applicable Receivable Agreement became effective.

“Materials” as defined in Section 5.5(b).

“Maximum 15 Day Delinquency Rate” means, with respect to any Monthly Period, the percentage equivalent of a fraction (i) the numerator of which is the aggregate Outstanding Principal Balance of all Delinquent Receivables (other than Defaulted Receivables) that are Pledged Receivables that have a Missed Payment Factor of (x) with respect to Daily Pay Receivables, fifteen (15) or higher, (y) with respect to Weekly Pay Receivables, three (3) or higher, or (z) with respect to Monthly Pay Receivables, .75 or higher, in each case, as of the last day of such Monthly Period and (ii) the denominator of which is the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) that are Pledged Receivables as of the last day of such Monthly Period.

“Maximum Default Rate” means, with respect to any Monthly Period, the percentage equivalent of a fraction (i) the numerator of which is the aggregate Outstanding Principal Balance of all Pledged Receivables that became Defaulted Receivables during such Monthly Period and (ii) the denominator of which is the average daily Outstanding Principal Balance of all Pledged Receivables for such Monthly Period.

“Maximum Upfront Fee” means, with respect to each Receivable, the greater of (a) $695 and (b) 5.0% of the original aggregate unpaid principal balance of such Receivable.

“Missed Payment Factor” means, in respect of any Receivable, an amount equal to the sum of (a) the amount equal to (i) the total past due amount of Payments in respect of such Receivable, divided by (ii) the required periodic Payment in respect of such Receivable as set forth in the related Receivable Agreement, and other than with respect to any COVID Receivable, determined without giving effect to any temporary modifications of such required periodic Payment then applicable to such Receivable, and (b) the number of Payment Dates, if any, past the Receivable maturity date on which a Payment was due but not received. Notwithstanding the foregoing or any other provision of this Agreement, during the period beginning as of March 11, 2020 through and including August 31, 2020, the Missed Payment Factor, solely in respect of any COVID Receivable and solely with respect to Payments during such period, shall be determined by giving effect to any COVID Related Temporary Modifications (including, but not limited to, grace days, holds or workout programs) then applicable to such COVID Receivable; provided that if any COVID Related Temporary Modification results in extending the number of Payments for such COVID Receivable by more than (x) with respect to Daily Pay Receivables, sixty (60), (y) with respect to Weekly Pay Receivables, twelve (12), or (z) with respect to Monthly Pay Receivables, three (3) Payment Dates past the maturity date for such COVID Receivable, the “Missed Payment Factor” calculated with respect to such COVID Related Temporary Modification shall only give effect to the first sixty (60), twelve (12) or three (3) Payments, as applicable, of any such extension. For the avoidance of doubt, beginning on September 1, 2020 the “required periodic Payment” as used in clause (a)(ii) herein shall mean (1) with respect to any

Material Modification or COVID Related Material Modification, the required periodic Payment according to the modified Receivable Agreement and (2) with respect to any other Receivable, the required periodic Payment according to such Receivable’s Receivable Agreement without giving effect to any COVID Related Temporary Modifications, if any.

“Monthly Pay Receivable” means any Receivable for which a Payment is generally due once per month.

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month, provided, however, that the initial Monthly Period commenced on the Original Closing Date and ended on the last day of the calendar month in which the Original Closing Date occurred.

“Monthly Reporting Date” means the third Business Day prior to each Interest Payment Date.

“Monthly Servicing Report” shall have the meaning attributed to such term in the Servicing Agreement.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“NAICS” means the North American Industry Classification System.

“Net Asset Sale Proceeds” means, with respect to any Permitted Asset Sale, an amount equal to: (i) Cash payments received by, or on behalf of, Company from such Permitted Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Permitted Asset Sale to the extent paid or payable to non-Affiliates, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Permitted Asset Sale during the tax period the sale occurs and (b) a reasonable reserve for any recourse for a breach of the representations and warranties made by Company to the purchaser in connection with such Permitted Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Cash Proceeds” shall mean with respect to any equity issuance, the cash proceeds thereof, net of all taxes and reasonable investment banker’s fees, underwriting discounts or commissions, reasonable legal fees and other reasonable costs and other expenses incurred in connection therewith.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-Paying COVID Receivable” means any COVID Receivable for which the Servicer has received less than one third (1/3rd) of the aggregate required periodic Payments due over the last 31 calendar days. For the avoidance of doubt, the “required periodic Payment” as used in the definition herein shall mean (1) with respect to any COVID Related Material Modification, the required periodic Payment according to the modified Receivable Agreement and (2) with respect to any other Receivable, the required periodic Payment according to such Receivable’s Receivable Agreement without giving effect to any COVID Related Temporary Modifications, if any.

“Non-US Lender” as defined in Section 2.16(d)(i).

“Obligations” means all obligations of every nature of Company from time to time owed to the Agents (including former Agents), the Lenders or any of them, in each case under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Obligation, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“On Deck Capital” means On Deck Capital, Inc., a Delaware corporation.

“On Deck Core Loans” means Receivables designated as “OnDeck Core Loans” or “ODK Term Loans” in the Underwriting Policies.

“OnDeck LOC” means the “Line of Credit (LOC)” product as described in the Underwriting Policies.

“On Deck Score” means that numerical value that represents the Sellers’ evaluation of the creditworthiness of a business and its likelihood of default on a commercial loan or other similar credit arrangement generated by “version 5” of the proprietary methodology developed and maintained by Holdings, as such methodology is applied in accordance with the other aspects of the Underwriting Policies, as such methodology may be revised and updated from time to time in accordance with Section 6.17.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by‑laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Closing Date” means May 22, 2015.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Revolving Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Principal Balance” means, (i) as of any date with respect to any Term Receivable, the unpaid principal balance of such Receivable as set forth on the Servicer’s books and records as of the close of business on the immediately preceding Business Day, and (ii) as of any date with respect to any LOC Receivable, the Combined LOC OPB of such LOC Receivable (without duplication); provided, however, that the Outstanding Principal Balance of any Pledged Receivable that has become a Charged-Off Receivable will be zero.

“Participant Register” as defined in Section 9.6(h).

“Paying Agent” as defined in the preamble hereto, and any successors or assigns thereto.

“Payment” means, with respect to any Receivable, the required scheduled loan payment in respect of such Receivable, as set forth in the applicable Receivable Agreement.

“Payment Dates” means, with respect to any Receivable, the date a payment is due in accordance with the Receivable Agreement with respect to such Receivable as in effect as of the date of determination.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Performance Guarantor” means Enova.

“Performance Guaranty” means that certain Performance Guaranty, dated as of the Amendment No. 5 Effective Date, by Enova in favor of the Administrative Agent and the Lenders, as amended, modified or supplemented from time to time.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Permitted Asset Sale” means so long as all Net Asset Sale Proceeds are contemporaneously remitted to the Collection Account, (a) the sale by Company of Receivables to a Seller pursuant to any repurchase option or obligations of a Seller under the Asset Purchase Agreement, (b) the sale by the Servicer on behalf of Company of Charged-Off Receivables to any third party in accordance with the Servicing Standard, provided, that such sales are made without representation, warranty or recourse of any kind by Company (other than customary representations regarding title and absence of liens on the Charged-Off Receivables, and the status of Company, due authorization, enforceability, no conflict and no required consents in respect of such sale), (c) the sale by Company of Receivables to a Seller who immediately thereafter sells such Receivables to a special-purpose Subsidiary of a Seller, so long as, (i) the amount received by Company therefore and deposited into the Collection Account is no less than the aggregate Outstanding Principal Balances of such Receivables, (ii) such sale is made without representation, warranty or recourse of any kind by Company (other than customary representations regarding title, absence of liens on the Receivables, status of Company, due authorization, enforceability, no conflict and no required consents in respect of such sale), (iii) the manner in which such Receivables were selected by Company does not adversely affect the Lenders and (iv) the agreement pursuant to which such Receivables were sold to such Seller or such special-purpose Subsidiary, as the case may be, contains an obligation on the part of such Seller or such special-purpose Subsidiary to not file or join in filing any involuntary bankruptcy petition against Company prior to the end of the period that is one year and one day after the payment in full of all Obligations of Company under this Agreement and not to cooperate with or encourage others to file involuntary bankruptcy petitions against Company during the same period, and (d) the sale by Company of Receivables with the written consent of the Administrative Agent, the Requisite Class A Revolving Lenders and the Requisite Class B Revolving Lenders.

“Permitted Discretion” means, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Investments” means the following, subject to qualifications hereinafter set forth: (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America; (ii) federal funds, unsecured certificates of deposit and time deposits of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the rating agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Moody’s and S&P; (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC); (iv) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (iii) above that are rated in the highest rating category by Moody’s or S&P; and (v) such other investments as to which the Administrative Agent consent in its sole discretion. Each of the Permitted Investments may be purchased by the Paying Agent or Collateral Agent through an affiliate of the Paying Agent or Collateral Agent.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other rating agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledged Receivables” shall have the meaning attributed to such term in the Servicing Agreement.

“Portfolio” means the Receivables purchased by Company from a Seller pursuant to the Asset Purchase Agreement.

“Portfolio Weighted Average Receivable Yield” means as of any date of determination, the quotient, expressed as a percentage, obtained by dividing (a) the sum, for all Eligible Receivables, of the product of (i) the Receivable Yield for each such Eligible Receivable and (ii) the Outstanding Principal Balance of such Eligible Receivable as of such date, by (b) the Eligible Portfolio Outstanding Principal Balance as of such date.

“Principal Office” means, for Administrative Agent, Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as Administrative Agent may from time to time designate in writing to Company and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be as set forth on Appendix B (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Company and each Lender).

“Pro Rata Share” means, as the context may require, with respect to (a) any Class A Revolving Lender, the percentage obtained by dividing (i) the Class A Revolving Exposure of that Lender by (ii) the aggregate Class A Revolving Exposure of all Class A Revolving Lenders, (b) any Class B Revolving Lender, the percentage obtained by dividing (i) the Class B Revolving Exposure of that Lender by (ii) the aggregate Class B Revolving Exposure of all Class B Revolving Lenders and (c) any Lender, the percentage obtained by dividing (i) the Revolving Exposure of that Lender by (ii) the aggregate Revolving Exposure of all Lenders.

“Protective Undertaking Certification” means a certification provided by an Equity Lienholder to the Administrative Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, whereby such Equity Lienholder certifies that such Equity Lienholder will not (a) cause the Company to commence a voluntary or involuntary proceeding under any Debtor Relief Law, (b) in connection with any such proceeding, challenge the “true sale” characterization of any sale of Receivables by Holdings or On Deck Capital to the Company, or (c) in connection with any such proceeding, attempt to cause the Company to be “substantively consolidated” with Holdings or any other Person.

“Re-Aged” means returning a delinquent, open-end account to current status without collecting the total amount of principal, interest, and fees that are contractually due. For the avoidance of doubt, any Receivable subject to a Material Modification (in accordance with the Underwriting Policies) shall not be considered to be Re-Aged for purposes hereof unless subsequent to such Material Modification the Receivable becomes a Delinquent Receivable and it is then returned to current status without collecting the total amount of principal, interest, and fees that are contractually due.

“Receivable” means any (i) loan or similar contract or (ii) “account” “payment intangible” or “general intangible” (each, as defined in the UCC) representing a fully disbursed portion of an OnDeck LOC, in each case, with a Receivables Obligor pursuant to which Holdings, On Deck Capital or the Receivables Account Bank extends credit to such Receivables Obligor including all rights under any and all security documents or supporting obligations related thereto, including the applicable Receivable Agreements; provided, however, that notwithstanding the foregoing, with respect to any OnDeck LOC, “Receivable” shall only include the applicable Seller’s rights, title, interests, remedies, powers and privileges to receive payment and/or enforce remedies under such OnDeck LOC with regard to such fully disbursed portion of such OnDeck LOC and shall exclude such Seller’s rights, title, interests, remedies, powers and privileges to (i) make future advances under the OnDeck LOC under which such Receivable was originated and (ii) any subsequently disbursed portion of such OnDeck LOC unless and until transferred pursuant to the Asset Purchase Agreement.

“Receivable Agreements” means (i) with respect to any Term Receivable, a Business Loan and Security Agreement, a Business Loan and Security Agreement Supplement or Loan Summary, the Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debit), in each case, in substantially the form provided to the Administrative Agent on or prior to the Amendment No. 6 Effective Date and as may be amended, supplemented or modified from time to time in accordance with the terms of this Agreement and the other documents related thereto to which the applicable Receivables Obligor is a party, and (ii) with respect to any LOC Receivable, a Business Line of Credit Agreement, a Business Line of Credit Agreement Supplement, the Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debit), in each case, in substantially the form provided to the Administrative Agent on or prior to the Amendment No. 6 Effective Date and as may be amended, supplemented or modified from time to time in accordance with the terms of this Agreement, and the other documents related thereto to which the applicable Receivables Obligor is a party.

“Receivable File” means, with respect to any Receivable, (i) copies of each applicable document listed in the definition of “Receivable Agreements,” (ii) with respect to any Term Receivable, to the extent a UCC financing statement has been filed, the UCC financing statement, if any, filed against the Receivables Obligor in connection with the origination of such Term Receivable and (iii) copies of each of the documents required by, and listed in, the Document Checklist attached to the Custodial Agreement, each of which may be in electronic form.

“Receivable Yield” means, with respect to any Receivable, the imputed interest rate that is calculated on the basis of the expected aggregate annualized rate of return (calculated inclusive of all interest and fees (other than any Upfront Fees)) of such Receivable over the life of such Receivable.

Such calculation shall assume:

(a) 12 Payment Dates per annum, for Monthly Pay Receivables;

(b) 52 Payment Dates per annum, for Weekly Pay Receivables; and

(c) 252 Payment Dates per annum, for Daily Pay Receivables;

provided, that the Receivable Yield for any COVID Receivable subject to a COVID Related Temporary Modification shall be calculated in accordance with the foregoing and then multiplied by six tenths (0.6) for all purposes hereunder.

“Receivables Account Bank” means, with respect to any Receivable, (i) BofI Federal Bank, a federal savings institution, (ii) Celtic Bank, a Utah chartered industrial bank or (iii) with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), any other institution organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that originates and owns Receivables for a Seller pursuant to a Receivables Program Agreement.

“Receivables Guarantor” means with respect to any Receivables Obligor, (a) each holder of the Capital Stock (or equivalent ownership or beneficial interest) of such Receivables Obligor in the case of a Receivables Obligor which is a corporation, partnership, limited liability company, trust or equivalent entity, who has agreed to unconditionally guarantee all of the obligations of the related Receivables Obligor under the related Receivable Agreements or (b) the natural person operating as the Receivables Obligor, if the Receivables Obligor is a sole proprietor.

“Receivables Obligor” means with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, excluding any Receivables Guarantor referred to in clause (a) of the definition of “Receivables Guarantor.”

“Receivables Program Agreement” means the (i) Fifth Amended and Restated Business Loan Marketing, Servicing and Purchase Agreement, dated as of May 25, 2022, by and among Celtic Bank Corporation, a Utah industrial bank, On Deck Capital, Holdings and Headway Capital, LLC (as amended, modified or supplemented from time to time), and (ii) any other agreement between Holdings and a Receivables Account Bank pursuant to which Holdings may refer applicants for small business loans conforming to the Underwriting Policies to such Receivables Account Bank and such Receivables Account Bank has the discretion to fund or not fund a loan to such applicant based on its own evaluation of such applicant and containing those provisions as are reasonably necessary to ensure that the transfer of small business loans by such Receivables Account Bank to Holdings thereunder are treated as absolute sales.

“Receivables Purchase Agreement” means a Bill of Sale and Assignment of Assets, by and between a Seller and any Subsidiary of a Seller, in substantially the form of Exhibit H hereto.

“Reduction Period” has the meaning set forth in Appendix G.

“Register” means a Class A Register or Class B Register, as applicable.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Agreements” means, collectively the Organizational Documents of Company and each Receivables Program Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund or managed account, any other investment fund or managed account that invests in commercial loans or similar debt instruments and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Security” shall have the meaning attributed to such term in the Asset Purchase Agreement.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” as defined in Section 2.19.

“Repayment Cure” shall have the meaning set forth in Section 7.2.

“Requirements of Law” means as to any Person, any law (statutory or common), treaty, rule, ordinance, order, judgment, Governmental Authorization, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Requisite Class A Revolving Lenders” means one or more Class A Revolving Lenders having or holding Class A Revolving Exposure and representing more than 50% of the sum of the aggregate Class A Revolving Exposure of all Class A Revolving Lenders.

“Requisite Class B Revolving Lenders” means one or more Class B Revolving Lenders having or holding Class B Revolving Exposure and representing more than 50% of the sum of the aggregate Class B Revolving Exposure of all Class B Revolving Lenders.

“Requisite Lenders” means (a) until the Revolving Commitment Termination Date shall have occurred and all Class A Revolving Loans and all other Obligations owing to the Class A Revolving Lenders have been paid in full in cash, the Requisite Class A Revolving Lenders and (b) thereafter, the Requisite Class B Revolving Lenders.

“Reserve Account” means a Deposit Account at Wells Fargo Bank N.A. in the name of Company referenced in the Blocked Account Control Agreement.

“Reserve Account Funding Amount” means, on any day the excess, if any, of (a) the Reserve Account Funding Requirement as of such day, over (b) the amount then on deposit in the Reserve Account.

“Reserve Account Funding Requirement” means, (A) on any day during the Revolving Period, the sum of (a) the product of (i) 100 basis points and (ii) the Total Utilization of Class A Revolving Commitments as of such day, and (b) the product of (i) 100 basis points and (ii) the Total Utilization of Class B Revolving Commitments as of such day, and (B) on any day thereafter, zero.

“Responsible Officer” means, when used with respect to any Person, any officer of such Person, including any president, vice president, executive vice president, assistant vice president, treasurer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject and having direct responsibility for the administration of this Agreement and the other Credit Documents to which such Person is a party.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company now or hereafter outstanding; and (iv) any payments by Company made in respect of the Subordinated Note.

“Revolving Availability” means Class A Revolving Availability or Class B Revolving Availability, as applicable.

“Revolving Commitment” means a Class A Revolving Commitment or Class B Revolving Commitment, as applicable.

“Revolving Commitment Period” means the period from the Original Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the date that is the 2d Anniversary Date; (ii) the date the Class A Revolving Commitments are permanently reduced to zero pursuant to Section 2.9(a); (iii) the date of the termination of the Revolving Commitments pursuant to Section 7.1; and (iv) the first day of the Early Amortization Period.

“Revolving Exposure” means, (a) with respect to any Class A Revolving Lender as of any date of determination, such Class A Revolving Lender’s Class A Revolving Exposure and (b) with respect to any Class B Revolving Lender as of any date of determination, such Class B Revolving Lender’s Class B Revolving Exposure.

“Revolving Loan” means a Class A Revolving Loan or a Class B Revolving Loan, as applicable.

“Revolving Loan Note” means Class A Revolving Loan Note or a Class B Revolving Loan Note, as applicable.

“Rolling 3-Month Average Excess Spread” means, for any Monthly Period, the arithmetic average Excess Spread for such Monthly Period and the two (2) Monthly Periods immediately preceding such Monthly Period.

“Rolling 3-Month Average Maximum 15 Day Delinquency Rate” means, for any Monthly Period, the arithmetic average Maximum 15 Day Delinquency Rate for such Monthly Period and the two (2) Monthly Periods immediately preceding such Monthly Period.

“Rolling 3‐Month Average Maximum Default Rate” means, for any Monthly Period, the arithmetic average Maximum Default Rate for such Monthly Period and the two (2) Monthly Periods immediately preceding such Monthly Period.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its permitted successors and assigns.

“Second Highest Concentration State” means, on any date of determination, the state or territory of the United States (excluding the Highest Concentration State) in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Secured Parties” shall have the meaning attributed to such term in the Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit‑sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a “securities account” (as defined in the UCC).

“Securities Account Control Agreement” shall have the meaning attributed to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means that certain Security Agreement dated as of the Original Closing Date between Company and the Collateral Agent, as it may be amended, restated or otherwise modified from time to time.

“Seller” has the meaning set forth in the Asset Purchase Agreement.

“Servicer” means Holdings, in its capacity as the “Servicer” under the Servicing Agreement, and, after any removal or resignation of Holdings as the “Servicer” in accordance with the Servicing Agreement, any Successor Servicer.

“Servicer Default” shall have the meaning attributed to such term in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement dated as of the Original Closing Date between Company, On Deck Capital and the Administrative Agent, as amended prior to the Amendment No. 10 Effective Date, as further amended and assigned to Holdings on the Amendment No. 10 Effective Date, and as it may be further amended, restated or otherwise modified from time to time, and, after the appointment of any Successor Servicer, the Successor Servicing Agreement to which such Successor Servicer is a party, as it may be amended, restated or otherwise modified from time to time.

“Servicing Fees” shall have the meaning attributed to such term in the Servicing Agreement; provided, however that, after the appointment of any Successor Servicer, the Servicing Fees shall mean the Successor Servicer Fees payable to such Successor Servicer.

“Servicing Reports” means the Servicing Reports delivered pursuant to the Servicing Agreement, including the Monthly Servicing Report.

“Servicing Standard” shall have the meaning attributed to such term in the Servicing Agreement.

“Servicing Transition Expenses” means all reasonable, out-of-pocket costs and expenses actually incurred by the Successor Servicer in connection with the assumption of servicing of the Pledged Receivables by a Successor Servicer after the delivery of a Termination Notice to the Servicer.

“Servicing Transition Period” means the period commencing on the giving of a Termination Notice and ending such number of days thereafter as shall be determined by the Administrative Agent in its Permitted Discretion.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Revolving Loan” shall mean a Revolving Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer (or the equivalent thereof) of each of Holdings and Company substantially in the form of Exhibit F‑2.

“Solvent” means, with respect to Company or Holdings, that as of the date of determination, both (i) (a) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (b) such entity’s capital is not unreasonably small in relation to its business as contemplated on the Original Closing Date; and (c) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such entity is “solvent” within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means any Event of Default occurring under Sections 7.1(a), (f) or (g).

“SPV Event” has the meaning set forth on Appendix G.

“SPV Indebtedness” has the meaning set forth on Appendix G.

“Subordinated Note” means that certain Subordinated Note, dated as of the Amendment No. 5 Effective Date, made by the Company in favor of Holdings.

“Subsequent LOC Advance” means, with respect to any LOC Receivable relating to a particular OnDeck LOC offered to the related Receivables Obligor, an additional LOC Receivable representing a subsequent advance under such OnDeck LOC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Servicer” shall have the meaning attributed to such term in the Servicing Agreement.

“Successor Servicing Agreement” shall have the meaning attributed to such term in the Servicing Agreement.

“Successor Servicer Fees” means the servicing fees payable to a Successor Servicer pursuant to a Successor Servicing Agreement.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including any interest, additions to tax or penalties applicable thereto.

“Term Receivable” means a Receivable that is not a LOC Receivable.

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Revolving Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Revolving Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” shall mean a percentage equal to (a) prior to the Amendment No. 10 Effective Date, 0.10% per annum, and (b) on and from the Amendment No. 10 Effective Date, 0% per annum.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Terminated Lender” as defined in Section 2.19.

“Termination Date” means the date on, and as of, which (a) all Revolving Loans have been repaid in full, (b) all other Obligations (other than contingent indemnification obligations for which demand has not been made) under this Agreement and the other Credit Documents have been paid in full in cash or otherwise completely discharged, and (c) the Commitments shall have been permanently reduced to zero.

“Termination Notice” shall have the meaning attributed to such term in the Servicing Agreement.

“Third Amendment Effective Date” means December 15, 2017.

“Third Highest Concentration State” means, on any date of determination, the state or territory of the United States (excluding the Highest Concentration State and the Second Highest Concentration State) in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Total Utilization of Class A Revolving Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Class A Revolving Loans.

“Total Utilization of Class B Revolving Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Class B Revolving Loans.

“Transaction Costs” means the fees, costs and expenses payable by On Deck Capital, Holdings or the Company, in connection with the transactions contemplated by the Credit Documents.

“Transfer Date” has the meaning assigned to such term in the Asset Purchase Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Agent” means Corporation Service Company, a Delaware corporation, in its capacity as agent for Holdings or other entity providing secured party representation services for Holdings from time to time.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undertakings Agreement” means that certain agreement, dated as of the Original Closing Date, and as it may be amended, restated or otherwise modified from time to time, by and among On Deck Capital, the Company, the lenders party thereto, the Paying Agent and the Administrative Agent, and as assigned by On Deck Capital to Holdings on the Amendment No. 10 Effective Date.

“Underwriting Policies” means the credit policies and procedures of Holdings, On Deck Capital, including the underwriting guidelines and On Deck Score methodology, and the collection policies and procedures of Holdings and On Deck Capital, in each case in effect as of the Amendment No. 5 Effective Date and in substantially the form provided to the Administrative Agent on or prior to the Amendment No. 5 Effective Date, as such policies, procedures, guidelines and methodologies may be amended from time to time in accordance with Section 6.17.

“Upfront Fees” means, with respect to any Receivable, the sum of any fees charged by a Seller or the Receivables Account Bank, as the case may be, to a Receivables Obligor in connection with the disbursement of a loan, as set forth in the Receivable Agreement related to such Receivable, which are deducted from the initial amount disbursed to such Receivables Obligor, including the “Origination Fee” set forth on the applicable Receivable Agreement.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Volcker Rule” means the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” published at 79 Fed. Reg. 5779 et seq.

“Weekly Pay Receivable” means any Receivable for which a Payment is generally due once per week.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a) and Section 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Company, the Requisite Lenders or the Administrative Agent shall so request, the Administrative Agent, the Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP and accounting principles and policies in conformity with those used to prepare the financial statements previously delivered pursuant to Sections 5.1(a) and 5.1(b) and (b) Company shall provide to the Administrative Agent and each Lender a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, any lease that would be characterized as an operating lease in accordance with GAAP on the Fourth Amendment Effective Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease) for purposes of this Agreement regardless of any change in GAAP following the Fourth Amendment Effective Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capital Lease or reflected as Indebtedness hereunder.

1.3 Interpretation, etc.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

1.4 Amendment and Restatement. In order to facilitate the Amendment and Restatement:

(a) Each of the parties hereto hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated to the extent provided by this Agreement.

(b) All of the “Obligations” (as defined in the Existing Credit Agreement, the “Existing Obligations”) outstanding under the Existing Credit Agreement and other “Credit Documents” (as defined in the Existing Credit Agreement, the “Existing Credit Documents”) shall continue as Obligations hereunder to the extent not repaid on the Fourth Amendment Effective Date, and this Agreement is given as a substitution of and modification of, to the extent provided herein, and not as a payment of or novation of, the indebtedness, liabilities and Existing Obligations of the Company under the Existing Credit Agreement, and neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation or rescission of the Existing Credit Agreement or any obligations hereunder.

1.5 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2. LOANS

2.1 Revolving Loans.

(a) Revolving Commitments.

(i) During the Revolving Commitment Period, subject to the terms and conditions hereof, including, without limitation delivery of an updated Borrowing Base Certificate and Borrowing Base Report pursuant to Section 3.3(a)(i), each Class A Revolving Lender severally agrees to make Class A Revolving Loans to Company in an aggregate amount up to but not exceeding such Class A Revolving Lender’s Revolving Commitment; provided that no Class A Revolving Lender shall make any such Class A Revolving Loan or portion thereof to the extent that, after giving effect to such Class A Revolving Loan:

(a) the Total Utilization of Class A Revolving Commitments exceeds the Class A Borrowing Base;

(b) a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency exists; or

(c) the aggregate outstanding principal amount of the Class A Revolving Loans funded by such Class A Revolving Lender hereunder shall exceed its Class A Revolving Commitment.

(ii) During the Revolving Commitment Period, subject to the terms and conditions hereof, including, without limitation delivery of an updated Borrowing Base Certificate and Borrowing Base Report pursuant to Section 3.3(a)(i), each Class B Revolving Lender severally agrees to make Class B Revolving Loans to Company in an aggregate amount up to but not exceeding such Lender’s Class B Revolving Commitment; provided that no Class B Revolving Lender shall make any such Class B Revolving Loan or portion thereof to the extent that, after giving effect to such Class B Revolving Loan:

(a) the Total Utilization of Class B Revolving Commitments exceeds the Class B Borrowing Base;

(b) a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency exists; or

(c) the aggregate outstanding principal amount of the Class B Revolving Loans funded by such Class B Revolving Lender hereunder shall exceed its Class B Revolving Commitment.

(b) Amounts borrowed pursuant to Section 2.1(a) may be repaid and reborrowed during the Revolving Commitment Period subject to the terms, if any, set forth in a Fee Letter, and any repayment of the Revolving Loans (other than (i) pursuant to Section 2.10 (which circumstance shall be governed by Section 2.10), (ii) on any Interest Payment Date upon which no Event of Default or Early Amortization Event has occurred and is continuing (which circumstance shall be governed by Section 2.12(a)) or (iii) except as set forth in the last sentence of this clause (b), on a date during the Early Amortization Period or on a date upon which an Event of Default has occurred and is continuing (which circumstances shall be governed by Section 2.12(b))) shall be applied as directed by Company, provided that the Company (A) may not repay (x) the Class A Revolving Loans more than three (3) times per week and (y) the Class B Revolving Loans more than one (1) time per calendar month; provided, further, that the Company may make one (1) additional repayment of Class B Revolving Loans during the last week of any calendar quarter with the prior written consent of the Requisite Class B Revolving Lenders, (B) must deliver to the Administrative Agent, the Paying Agent and the Class B Revolving Lenders a Controlled Account Voluntary Payment Notice pursuant to Section 2.11(c)(vii) in connection with such repayment and (C) each repayment of the Class A Revolving Loans or Class B Revolving Loans shall be in a minimum amount of $250,000. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than (1) with respect to the Class A Revolving Loans, the Class A Maturity Date, and (2) with respect to the Class B Revolving Loans, the Class B Maturity Date. Notwithstanding any provision to the contrary herein, however, and for the avoidance of doubt, the Company may also at any time or from time to time during the Early Amortization Period, or any time after the 2d Anniversary Date, voluntarily prepay the Revolving Loans in whole or in part, with such prepayment to be applied first to repayment of the Class A Revolving Loans and then to repayment of the Class B Revolving Loans.

(c) Borrowing Mechanics for Revolving Loans.

(i) Class A Revolving Loans shall be made in an aggregate minimum amount of $50,000, and Class B Revolving Loans shall be made in an aggregate minimum amount of $50,000 (or such lesser amount to the extent of availability under the Class B Revolving Commitment).

(ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver a fully executed and delivered Funding Notice to (A) the Administrative Agent, the Paying Agent and the Custodian no later than 11:00 a.m. (New York City time) at least three (3) U.S. Government Securities Business Days in advance of the proposed Credit Date (or such shorter period as shall be agreed between the Administrative Agent and Company) with respect to Class A Revolving Loans and (B) the Class B Revolving Lenders, the Paying Agent and the Custodian no later than 11:00 a.m. (New York City time) five (5) Business Days in advance of the proposed Credit Date (or such shorter period as shall be agreed between the Class B Revolving Lenders and Company) with respect to Class B Revolving Loans, other than any borrowing of Class B Revolving Loans on the Fourth Amendment Effective Date, which Funding Notice may be delivered three (3) Business Days in advance of the Fourth Amendment Effective Date. Each such Funding Notice shall be delivered with a Borrowing Base Certificate reflecting sufficient Class A Revolving Availability and Class B Revolving Availability, as applicable, for the requested Revolving Loans and a Borrowing Base Report.

(iii) Each Lender shall make the amount of its Revolving Loan available to the Paying Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars to the Funding Account, and the Paying Agent shall remit such funds to the Company not later than 3:00 p.m. (New York City time) by wire transfer of same day funds in Dollars from the Funding Account to another account of Company designated in the related Funding Notice.

(iv) Company may borrow Class A Revolving Loans pursuant to this Section 2.1, purchase Eligible Receivables pursuant to Section 2.11(c)(vii)(C) and/or repay Class A Revolving Loans pursuant to Section 2.11(c)(vii)(B) no more than three (3) times per week. Company may borrow Class B Revolving Loans pursuant to this Section 2.1 no more than one (1) time a calendar month; provided, that the Company may make one (1) additional borrowing of Class B Revolving Loans during the last week of any calendar quarter with the written consent (to be given in their sole discretion) of the Requisite Class B Revolving Lenders.

(d) Deemed Requests for Revolving Loans to Pay Required Payments. All payments of principal, interest, fees and other amounts payable to Lenders of any Class under this Agreement or any Credit Document may be paid from the proceeds of Revolving Loans of such Class, made pursuant to a Funding Notice from Company pursuant to Section 2.1(c).

2.2 Pro Rata Shares. All Revolving Loans of each Class shall be made by Class A Revolving Lenders or Class B Revolving Lenders, as applicable, simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder.

2.3 Use of Proceeds. The proceeds of the Revolving Loans made on or after the Fourth Amendment Effective Date shall be applied by Company to (a) finance the acquisition of Eligible

Receivables from the Sellers pursuant to the Asset Purchase Agreement, (b) pay Transaction Costs and ongoing fees and expenses of Company hereunder, (c) make other payments in accordance with Section 2.12. and (d) in the case of Revolving Loans made pursuant to Section 2.1(d), to make payments of principal, interest, fees and other amounts owing to the Lenders under the Credit Documents. The proceeds of the Revolving Loans may also be used to make a Borrower Distribution in accordance with Section 6.5. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Revolving Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Revolving Loans; and provided further, in the event of any inconsistency between the Registers and any Lender’s records, the recordations in the Registers shall govern absent manifest error.

(b) Registers.

(i) Class A Register. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of the Class A Revolving Lenders and the Class A Revolving Commitments and Class A Revolving Loans of each Class A Revolving Lender from time to time (the “Class A Register”). The Class A Register shall be available for inspection by Company or any Class A Revolving Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Class A Register the Class A Revolving Commitments and the Class A Revolving Loans, and each repayment or prepayment in respect of the principal amount of the Class A Revolving Loans, and any such recordation shall be conclusive and binding on Company and each Class A Revolving Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Class A Lender’s Class A Revolving Commitments or Company’s Obligations in respect of any Class A Revolving Loan. Company hereby designates the entity serving as the Administrative Agent to serve as Company’s agent solely for purposes of maintaining the Class A Register as provided in this Section 2.4, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(ii) Class B Register. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of the Class B Revolving Lenders and the Class B Revolving Commitments and Class B Revolving Loans of each Class B Revolving Lender from time to time (the “Class B Register”). The Class B Register shall be available for inspection by Company or any Class B Revolving Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Class B Register the Class B Revolving Commitments and the Class B Revolving Loans, and each repayment or prepayment in respect of the principal amount of the Class B Revolving Loans, and any such recordation shall be conclusive and binding on Company and each Class B Revolving Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Class B Lender’s Class B Revolving Commitments or Company’s Obligations in respect of any Class B Revolving Loan. Company hereby designates the Administrative Agent to serve as Company’s agent solely for purposes of maintaining the Class B Register as provided in this Section 2.4, and Company hereby agrees that, to the extent such entity serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Revolving Loan Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Original Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Original Closing Date (or, if such notice is delivered after the Original Closing Date, promptly after Company’s receipt of such notice) a Class A Revolving Loan Note or Class B Revolving Loan Note, as applicable, to evidence such Lender’s Revolving Loans.

2.5 Interest on Loans.

(a) Except as otherwise set forth herein, (i) the Class A Revolving Loans shall accrue interest daily in an amount equal to the product of (A) the unpaid principal amount thereof as of such day and (B) (x) during any period in which no Event of Default has occurred and is continuing, Adjusted Term SOFR for such period plus the Class A Applicable Margin, and (y) during any period in which an Event of Default has occurred and is continuing, the Base Rate for such period plus the Class A Applicable Margin, and (ii) the Class B Revolving Loans shall accrue interest daily in an amount equal to the product of (A) the unpaid principal amount thereof as of such day and (B) (x) during any period in which no Event of Default has occurred and is continuing, Adjusted Term SOFR for such period plus the Class B Applicable Margin, and (y) during any period in which an Event of Default has occurred and is continuing, the Base Rate for such period plus the Class B Applicable Margin.

(b) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan, the date of the making of such Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan shall be excluded; provided, if a Revolving Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Revolving Loan. The Administrative Agent shall provide an invoice of the interest accrued and to accrue to each Interest

Payment Date on its Revolving Loans not later than 3:00 p.m. (New York city time) on the Interest Rate Determination Date immediately preceding such Interest Payment Date.

(c) Except as otherwise set forth herein, interest on each Revolving Loan shall be payable in arrears (i) on each Interest Payment Date; (ii) upon the request of the Administrative Agent (unless such prepayment results in a permanent reduction of the Revolving Commitments), upon any prepayment of that Revolving Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity.

(d) Notwithstanding the foregoing or any other provision of this Agreement, no Default, Event of Default or breach of any other provision of any Credit Document shall occur, or be deemed to occur, during the Early Amortization Period if there are insufficient amounts in the Controlled Accounts on any Interest Payment Date to pay any costs, fees and accrued interest on the Class B Revolving Loans and expenses payable to the Class B Revolving Lenders pursuant to the Credit Documents in accordance with the terms of Section 2.12(b) on any Interest Payment Date on which there is any outstanding Class A Revolving Exposure.

(e) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.6 Reserved.

2.7 Fees.

(a) Company agrees to pay to each Person entitled to payment thereunder, in the amounts and at the times set forth in the Fee Letters.

(b) Except as otherwise set forth in a Fee Letter, all fees referred to in Section 2.7(a) shall be calculated on the basis of a 360‑day year and the actual number of days elapsed and shall be payable monthly in arrears on (i) each Interest Payment Date, commencing on the first such date to occur after the Original Closing Date, and (ii) (A) with respect to the Class A Revolving Loans, the Class A Maturity Date, and (2) with respect to the Class B Revolving Loans, the Class B Maturity Date.

2.8 Repayment on or Before Applicable Maturity Date. Company shall repay (i) the Class A Revolving Loans and (ii) all other Obligations (other than contingent indemnification obligations for which demand has not been made) owed to the Class A Revolving Lenders under this Agreement and the other Credit Documents, in each case, in full in cash on or before the Class A Maturity Date. Company shall repay (i) the Class B Revolving Loans and (ii) all other Obligations (other than contingent indemnification obligations for which demand has not been made) owed to the Class B Revolving Lenders under this Agreement and the other Credit Documents, in each case, in full in cash on or before the Class B Maturity Date.

2.9 Voluntary Commitment Reductions.

(a) Subject to payment of any prepayment premium described in Section 2.9(c), except as otherwise set forth in a Fee Letter, Company may, upon not less than three (3) Business Days’ prior written notice to Administrative Agent and the Class B Revolving Lenders at any time and from time to time terminate in whole or permanently reduce in part the Revolving Commitments in an amount up to the amount by which the Class A Revolving Commitments exceed the Total Utilization of Class A Revolving Commitments or the Class B Revolving Commitments exceed the Total Utilization of Class B Revolving Commitments, as applicable, in each case at the time of such proposed termination or reduction; provided, any such partial reduction of the Class A Revolving Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount and any such partial reduction of the Class B Revolving Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

(b) Company’s notice shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each applicable Class A Revolving Lender and/or Class B Revolving Lender proportionately to its applicable Pro Rata Share thereof.

(c) If Company voluntarily reduces or terminates any Class A Revolving Commitments as provided in Section 2.9(a), Company shall pay to Paying Agent, on behalf of the Class A Revolving Lenders whose Class A Revolving Commitments were terminated or reduced, on the date of such reduction or termination, the amounts (if any) described in the Undertakings Agreement.

2.10 Borrowing Base Deficiency. Company shall prepay the Revolving Loans within two (2) Business Day of the earlier of (i) an Authorized Officer or the Chief Financial Officer (or in each case, the equivalent thereof) of Company becoming aware that a Borrowing Base Deficiency exists and (ii) receipt by Company of notice from any Agent or any Lender that a Borrowing Base Deficiency exists, in each case in an amount equal to such Borrowing Base Deficiency, which shall be applied first, to prepay the Class A Revolving Loans as necessary to cure any Class A Borrowing Base Deficiency, and, second, to prepay the Class B Revolving Loans as necessary to cure any Class B Borrowing Base Deficiency.

2.11 Controlled Accounts.

(a) Company shall establish and maintain cash management systems reasonably acceptable to the Administrative Agent, including, without limitation, with respect to blocked account arrangements. Other than a segregated trust account (the “Funding Account”) maintained at the Paying Agent into which proceeds of Revolving Loans may be funded at the direction of Company, Company shall not establish or maintain a Deposit Account or Securities Account other than a Controlled Account and Company shall not, and shall cause Servicer not to deposit Collections or proceeds thereof in a Securities Account or Deposit Account which is not a Controlled Account (provided, that, inadvertent and non-reoccurring errors by Servicer in applying such Collections or proceeds that are promptly, and in any event within two (2) Business Days after Servicer or Company has (or should have had in the exercise of reasonable diligence) knowledge thereof, cured shall not be considered a breach of this covenant). All Collections and proceeds of Collateral shall be subject to an express trust for the benefit of Collateral Agent on behalf of the Secured Parties and shall be delivered to Lenders for application to the Obligations or any other amount due under any other Credit Document as set forth in this Agreement.

(b) On or prior to the Original Closing Date, Company shall cause to be established and maintained, (i) a trust account (or sub-accounts) in the name of Company and under the sole dominion and control of, the Collateral Agent designated as the “Collection Account” in each case bearing a designation clearly indicating that the funds and other property credited thereto are held for Collateral Agent for the benefit of the Lenders and subject to the applicable Securities Account Control Agreement and (ii) a Deposit Account into which the proceeds of all Pledged Receivables, including by automatic debit from Receivables Obligors’ operating accounts, shall be deposited in the name of Company designated as the “Lockbox Account” as to which the Collateral Agent has sole dominion and control over such account for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to each Lockbox Account Control Agreement. Each Lockbox Account Control Agreement will provide that all funds (less an amount of up to $10,000 or such other amount as shall be mutually agreed in writing (which writing may be via electronic mail) between the Administrative Agent and the Company) in the Lockbox Account will be swept daily into the Collection Account.

(c) Lockbox System.

(i) Company has established pursuant to each Lockbox Account Control Agreement and the other Control Agreements for the benefit of the Collateral Agent, on behalf of the Secured Parties, a system of lockboxes and related accounts or deposit accounts as described in Sections 2.11(a) and (b) (the “Lockbox System”) into which (subject to the proviso in Section 2.11(a)) all Collections shall be deposited.

(ii) Company shall have identified a method reasonably satisfactory to Administrative Agent to grant Backup Servicer (and its delegates) access to each Lockbox Account when the Backup Servicer has become the Successor Servicer in accordance with the Credit Documents, for purposes of initiating ACH transfers from Receivables Obligors’ operating accounts after the Original Closing Date.

(iii) Company shall not establish any lockbox or lockbox arrangement without the consent of the Administrative Agent in its sole discretion, and prior to establishing any such lockbox or lockbox arrangement, Company shall cause each bank or financial institution with which it seeks to establish such a lockbox or lockbox arrangement, to enter into a control agreement with respect thereto in form and substance satisfactory to the Administrative Agent in its sole discretion.

(iv) Without the prior written consent of the Administrative Agent, Company shall not (A) change the general instructions given to the Servicer in respect of payments on account of Pledged Receivables to be deposited in the Lockbox System or (B) change any instructions given to any bank or financial institution which in any manner redirects any Collections or proceeds thereof in the Lockbox System to any account which is not a Controlled Account.

(v) Company acknowledges and agrees that (A) the funds on deposit in the Lockbox System shall continue to be collateral security for the Obligations secured thereby, and (B) upon the occurrence and during the continuance of an Event of Default or Early Amortization Event, at the election of the Requisite Lenders, the funds on deposit in the Lockbox System may be applied as provided in Section 2.12(b).

(vi) Company has directed, and will at all times hereafter direct, the Servicer to direct payment from each of the Receivables Obligors on account of Pledged Receivables directly to the Lockbox System. Company agrees (A) to instruct the Servicer to instruct each Receivables Obligor to make all payments with respect to Pledged Receivables directly to the Lockbox System and (B) promptly (and, except as set forth in the proviso to this Section 2.11(c)(vi), in no event later than two (2) Business Days following receipt) to deposit all payments received by it on account of Pledged Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which they are received (but with any endorsements of Company necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Servicer, such deposit shall be made no later than the second Business Day following the date on which such account number is identified or such payment can be processed, as applicable.

(vii) So long as no Event of Default has occurred and shall be continuing, Company or its designee shall be permitted to direct the investment of the funds from time to time held in the Collection Account and the Reserve Account (A) in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but none of the Collateral Agent, the Administrative Agent or the Lenders shall have liability whatsoever in respect of any failure by the Controlled Account Bank to do so), with all such proceeds and reinvestments to be held in the Collection Account or the Reserve Account, as applicable; provided, however, that the maturity of the Permitted Investments on deposit in the Collection Account or the Reserve Account, as applicable, shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement, and provided further that any such investment and/or reinvestment in Permitted Investments during the Early Amortization Period or after the 2d Anniversary Date may only be made with the consent of the Administrative Agent in its Permitted Discretion, (B) to repay the Revolving Loans in accordance with Section 2.1(b), provided, however, that (w) in order to effect any such repayment from a Controlled Account, Company shall deliver to the Administrative Agent, the Paying Agent and the Class B Revolving Lenders a Controlled Account Voluntary Payment Notice in substantially the form of Exhibit G hereto no later than 12:00 p.m. (New York City time) on the Business Day prior to the date of any such repayment specifying the date of prepayment, the amount to be repaid per Class and the Controlled Account from which such repayment shall be made, (x) no more than three (3) repayments of Class A Revolving Loans pursuant to Section 2.1 may be made in any calendar week, (y) the minimum amount of any such repayment on the Revolving Loans shall be $50,000, and (z) after giving effect to each such repayment, an amount equal to not less than the sum of (i) any Reserve Account Funding Requirement and (ii) the aggregate of 105% of the aggregate pro forma amount of interest, fees and expenses projected to be due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement, if any, until the next Interest Payment Date, based on the Accrued Interest Amount on such date and a projection of the interest to accrue on the Revolving Loans until the next Interest Payment Date using the same assumptions as are contained in the calculation of the Accrued Interest Amount, and the Total Utilization of Class A Revolving Commitments and the Total Utilization of Class B Revolving Commitments on such date (after giving effect to such repayments), shall remain in the Controlled Accounts, or (C) so long as no Early Amortization Period has occurred and shall be continuing and the 2d Anniversary Date has not occurred, to purchase additional Eligible Receivables pursuant to the terms and conditions of the Asset Purchase Agreement, provided, that a Borrowing Base Certificate (evidencing sufficient Revolving Availability after giving effect to the release of Collections and the making of any Revolving Loan being made on such date and that after giving effect to the release of Collections, no event has occurred and is continuing that constitutes, or would result from such release that would constitute, a Borrowing Base Deficiency, Default or Event of Default) and a Borrowing Base Report shall be delivered to the Administrative Agent, the Paying Agent, the Class B Revolving Lenders and the Custodian no later than 11:00 a.m. (New York City time) at least two (2) Business Days in advance of any such proposed purchase or release, (w) if such purchase of Eligible Receivables were being funded with Revolving Loans, the conditions for making such Revolving Loans on such date contained in Section 3.3(a)(iii) and Section 3.3(a)(vi) would be satisfied as of such date, and provided further, that if such withdrawal from the Collection Account does not occur simultaneously with the making of a Revolving Loan by the Lenders hereunder pursuant to the delivery of a Funding Notice, such withdrawal shall be considered a “Revolving Loan” solely for purposes of Section 2.1(c)(iv), (x) no more than three (3) borrowings of Class A Revolving Loans pursuant to Section 2.1 may be made in any calendar week, (y) no more than one (1) borrowing of Class B Revolving Loans pursuant to Section 2.1 may be made in any calendar month; provided, that the Company may make one (1) additional borrowing of Class B Revolving Loans during the last week of any calendar quarter with the written consent (to be given in their sole discretion) of the Requisite Class B Revolving Lenders and (z) after giving effect to such release, an amount equal to not less than the sum of (i) any Reserve Account Funding Requirement and (ii) the aggregate of 105% of the aggregate pro forma amount of interest, fees and expenses projected to be due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement, if any, until the next Interest Payment Date, based on the Accrued Interest Amount on such date and a projection of the interest to accrue on the Revolving Loans until the next Interest Payment Date using the same assumptions as are contained in the calculation of the Accrued Interest Amount, and the Total Utilization of Class A Revolving Commitments and the Total Utilization of Class B Revolving Commitments on such date shall remain in the Controlled Accounts.

(viii) All income and gains from the investment of funds in the Collection Account shall be retained in the Collection Account until each Interest Payment Date, at which time such income and gains shall be applied in accordance with Section 2.12(a) or (b) (or, if sooner, until utilized for a repayment pursuant to Section 2.11(c)(vii)(B) or a purchase of additional Eligible Receivables pursuant to Section 2.11(c)(vii)(C)), as the case may be. As between Company and Collateral Agent, Company shall treat all income, gains and losses from the investment of amounts in the Collection Account as its income or loss for federal, state and local income tax purposes.

(d) Reserve Account. On or prior to the Original Closing Date, Company shall cause to be established and maintained a Deposit Account in the name of Company designated as the “Reserve Account” as to which the Collateral Agent has control over such account for the benefit of the Lenders within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Blocked Account Control Agreement. The Reserve Account will be funded with funds available therefor pursuant to Section 2.12(a). At any time after the giving of a Termination Notice by the Administrative Agent, the Paying Agent shall at the written direction of the Administrative Agent withdraw an amount from the Reserve Account required to pay Servicing Transition Expenses during the Servicing Transition Period (provided, for the avoidance of doubt, only one such withdrawal may be made from the Reserve Account to pay Servicing Transition Expenses). On the first Interest Payment Date after the occurrence and during the continuance of an Event of Default or Early Amortization Event, the Paying Agent shall at the written direction of the Administrative Agent transfer into the Collection Account for application on such Interest Payment Date in accordance with Section 2.12(b) the amount by which the amount in the Reserve Account exceeds the excess, if any, of $100,000 over the aggregate amount previously withdrawn from the Reserve Account to pay Servicing Transition Expenses. If the first Interest Payment Date after the end of a Servicing Transition Period is during the continuance of an Event of Default or following the occurrence of an Early Amortization Event, the Paying Agent shall at the written direction of the Administrative Agent transfer into the Collection Account for application on such Interest Payment Date in accordance with Section 2.12(b) all amounts in the Reserve Account.

2.12 Application of Proceeds.

(a) Application of Amounts in the Collection Account and the Lockbox Accounts. So long as no Event of Default has occurred and is continuing (after giving effect to the application of funds in accordance herewith on the relevant date) and an Early Amortization Period is not then occurring, on each Interest Payment Date, all amounts in the Collection Account, the Lockbox Accounts and all amounts (if any) in the Reserve Account in excess of the Reserve Account Funding Requirement as of the last day of the related Interest Period shall be applied by the Paying Agent based on the Monthly Servicing Report as follows:

(i) first, to Company, on a pari passu basis, (A) amounts sufficient for Company to maintain its limited liability company existence and to pay similar expenses up to an amount not to exceed $1,000 in any Fiscal Year, and only to the extent not previously distributed to Company during such Fiscal Year pursuant to clause (ix) below, and (B) to pay any accrued and unpaid Servicing Fees;

(ii) second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; and (C) to the Controlled Account Bank to pay any costs, fees and indemnities then due and owing to the Controlled Account Bank (in respect of the Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents; provided, however, that the aggregate amount of costs, fees or indemnities payable to the Backup Servicer, Administrative Agent, the Custodian, the Collateral Agent, the Controlled Account Bank (in respect of the Controlled Accounts) and the Paying Agent pursuant to this clause (ii) shall not exceed $450,000 in any Fiscal Year;

(iii) third, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Revolving Lenders to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Class A Revolving Loans and expenses payable pursuant to the Credit Documents;

(iv) fourth, to the Administrative Agent for further distribution on a pro rata basis to the Class A Lenders to repay principal on the Class A Revolving Loans, (A) prior to the first Interest Payment Date immediately succeeding the 2d Anniversary Date, (1) during any Reduction Period or Election Period, in an amount necessary to reduce any Class A Borrowing Base Deficiency - Regular to zero and (2) otherwise, in an amount necessary to reduce any Class A Borrowing Base Deficiency to zero, or (B) on and after the first Interest Payment Date immediately succeeding the 2d Anniversary Date, in an amount equal to the greater of (1) an amount necessary to reduce any Class A Borrowing Base Deficiency to zero, and (2) all Collections received during the immediately preceding Monthly Period (other than any Collections received prior to the 2d Anniversary Date) that were applied by the Servicer to reduce the Outstanding Principal Balance of the Pledged Receivables in accordance with the Servicing Agreement;

(v) fifth, to the Administrative Agent for further distribution on a pro rata basis, to the Class B Revolving Lenders to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Class B Revolving Loans and expenses payable pursuant to the Credit Documents;

(vi) sixth, during any Reduction Period or Election Period, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Revolving Lenders to reduce any Class A Borrowing Base Deficiency – SPV Event to zero;

(vii) seventh, to the Administrative Agent for further distribution on a pro rata basis to the Class B Lenders, (A) until the Class B Maturity Date, in an amount necessary to reduce any Class B Borrowing Base Deficiency to zero, and (B) on the Class B Maturity Date, until the Class B Revolving Loans are paid in full;

(viii) eighth, to pay to the Backup Servicer, the Administrative Agent, the Custodian, the Collateral Agent, the Controlled Account Bank (in respect of the Controlled Accounts) and the Paying Agent any costs, fees or indemnities not paid in accordance with clause (ii) above;

(ix) ninth, to the Reserve Account an amount equal to any Reserve Account Funding Amount;

(x) tenth, to pay all other Obligations or any other amount then due and payable hereunder;

(xi) eleventh, reserved;

(xii) twelfth, reserved;

(xiii) thirteenth, at the election of Company, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Revolving Lenders and/or the Class B Revolving Lenders, as applicable, to repay the principal of the Revolving Loans; provided, that on and after the first Interest Payment Date following the 2d Anniversary Date, any such repayment shall be applied first to repay the principal of the Class A Revolving Loans until paid in full and second to repay any outstanding principal of the Class B Revolving Loans; and

(xiv) fourteenth, provided that no Borrowing Base Deficiency would occur after giving effect to such distribution and provided that no Reduction Period or Election Period is then in effect, any remainder to Company or as Company shall direct consistent with Section 6.5; provided further, that on and after the first Interest Payment Date immediately succeeding the 2d Anniversary Date, the first 50% of all funds available for application pursuant to this clause fourteenth shall be applied to the Administrative Agent for further distribution on a pro rata basis to the Class A Lenders, as applicable, to repay the principal of the Class A Revolving Loans and any remainder to the Company or as the Company shall direct consistent with Section 6.5.

(b) Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default or during the Early Amortization Period, on each Interest Payment Date, all amounts in the Controlled Accounts shall be applied by the Paying Agent based on the Monthly Servicing Report as follows:

(i) first, to Company, on a pari passu basis, (A) amounts sufficient for Company to maintain its limited liability company existence and to pay similar expenses up to an amount not to exceed $1,000 in any Fiscal Year, and only to the extent not previously distributed to Company during such Fiscal Year pursuant to Section 2.12(a)(i) or 2.12(a)(xiv) above, and (B) to pay any accrued and unpaid Servicing Fees;

(ii) second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; and (C) to the Controlled Account Bank to pay any costs, fees and indemnities then due and owing to the Controlled Account Bank

(in respect of the Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents;

(iii) third, to the Administrative Agent for further distribution on a pro rata basis, to the Class A Revolving Lenders to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Class A Revolving Loans and expenses payable pursuant to the Credit Documents;

(iv) fourth, to the Administrative Agent for further distribution on a pro rata basis, to the Class A Revolving Lenders until the Class A Revolving Loans are paid in full;

(v) fifth, to the Administrative Agent for further distribution on a pro rata basis, to the Class B Revolving Lenders to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Class B Revolving Loans and expenses payable pursuant to the Credit Documents;

(vi) sixth, to the Administrative Agent for further distribution on a pro rata basis, to the Class B Revolving Lenders until the Class B Revolving Loans are paid in full;

(vii) seventh, to pay all other Obligations or any other amount then due and payable hereunder; and

(viii) eighth, any remainder to Company.

2.13 General Provisions Regarding Payments.

(a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and paid not later than 12:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds. Funds received after that time on such due date shall be deemed to have been paid by Company on the next Business Day (provided, that any repayment made pursuant to Section 2.11(c)(vii)(B) or any application of funds by Paying Agent pursuant to Section 2.12 on any Interest Payment Date shall be deemed for all purposes to have been made in accordance with the deadlines and payment requirements described in this Section 2.13).

(b) All payments in respect of the principal amount of any Revolving Loan (other than, unless requested by the Administrative Agent, voluntary prepayments of Revolving Loans or payments pursuant to Section 2.10) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) Paying Agent shall promptly distribute to each Class A Revolving Lender and each Class B Revolving Lender, at such address as such Lender shall indicate in writing, the applicable Pro Rata Share of each such Lender of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Paying Agent.

(d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(e) Except as set forth in the proviso to Section 2.13(a), Paying Agent shall deem any payment by or on behalf of Company hereunder to them that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Paying Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Paying Agent shall give prompt notice via electronic mail to Company and Administrative Agent if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate otherwise applicable to such paid amount from the date such amount was due and payable until the date such amount is paid in full.

2.14 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided herein or in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents, or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than such Lender would be entitled pursuant to this Agreement (after giving effect to the priority of payments determining application of payments to the Class A Lenders and the Class B Lenders, respectively), then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent, Paying Agent and each Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that the recovery of such Aggregate Amounts Due shall be shared by the applicable Lenders in proportion to the Aggregate Amounts Due to them pursuant to this Agreement; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.15 Increased Costs; Capital Adequacy.

(a) Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Affected Party shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the Fourth Amendment Effective Date, or compliance by such Affected Party with any guideline, request or directive issued or made after the date hereof (or with respect to any Lender which becomes a Lender after the date hereof, effective after such date) by any central bank or other Governmental Authority or quasi‑Governmental Authority (whether or not having the force of law): (i) subjects such Affected Party (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Affected Party (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC or other insurance or charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Party; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Affected Party (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Affected Party of agreeing to make, making or maintaining Revolving Loans hereunder or to reduce any amount received or receivable by such Affected Party (or its applicable lending office) with respect thereto; then, in any such case, if such Affected Party deems such change to be material, Company shall promptly pay to such Affected Party, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Affected Party in its sole discretion shall determine) as may be necessary to compensate such Affected Party for any such increased cost or reduction in amounts received or receivable hereunder and any reasonable expenses related thereto. Such Affected Party shall deliver to Company (with a copy to Administrative Agent and Paying Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Affected Party shall have determined in its sole discretion (which determination shall, absent manifest effort, be final and conclusive and binding upon all parties hereto) that (i) the adoption, effectiveness, phase‑in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental

Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Affected Party (or its applicable lending office) or any company controlling such Affected Party with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Fourth Amendment Effective Date, has or would have the effect of reducing the rate of return on the capital of such Affected Party or any company controlling such Affected Party as a consequence of, or with reference to, such Affected Party’s Revolving Loans or Revolving Commitments, or participations therein or other obligations hereunder with respect to the Revolving Loans to a level below that which such Affected Party or such controlling company could have achieved but for such adoption, effectiveness, phase‑in, applicability, change or compliance (taking into consideration the policies of such Affected Party or such controlling company with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Affected Party of the statement referred to in the next sentence, Company shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or such controlling company on an after‑tax basis for such reduction. Such Affected Party shall deliver to Company (with a copy to Administrative Agent and Paying Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (i) and (ii) of this Section 2.15 shall apply, without limitation, to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any Governmental Authority (x) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended to the date hereof and from time to time hereafter, and any successor statute and (y) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

(c) Delay in Requests. Failure or delay on the part of any Affected Party to demand compensation pursuant to the foregoing provisions of this Section 2.15 shall not constitute a waiver of such Affected Party’s right to demand such compensation, provided that Company shall not be required to compensate an Affected Party pursuant to the foregoing provisions of this Section 2.15 for any increased costs incurred or reductions suffered more than one hundred twenty (120) days prior to the date that such Affected Party notifies Company of the matters giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor.

Notwithstanding anything to the contrary in this Section 2.15, with respect to any Affected Party, the Company shall not be required to pay any increased costs under this Section 2.15 if the payment of such increased cost would cause the Company’s all-in cost of borrowing hereunder, for the applicable period to be in excess of Adjusted Term SOFR plus 10%.

2.16 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. Subject to Section 2.16(b), all sums payable by Company hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any

Tax imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to an Affected Party under any of the Credit Documents: (i) Company shall notify Paying Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company or the Paying Agent shall make such deduction or withholding and pay any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Paying Agent or such Affected Party, as the case may be) on behalf of and in the name of Paying Agent or such Affected Party; (iii) if such Tax is an Indemnified Tax, the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (and any withholdings imposed on additional amounts payable under this paragraph), such Affected Party receives on the due date a sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Paying Agent evidence satisfactory to the other Affected Parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority. Each party hereto agrees that the Paying Agent and Company have the right to withhold on payments (without any corresponding gross-up) where a party fails to comply with the documentation requirements set forth in Section 2.16(d). Upon request from the Paying Agent, the Company will provide such additional information that it may have to assist the Paying Agent in making any withholdings or informational reports.

(c) Indemnification by Company. Company shall indemnify each Affected Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Company by an Affected Party (with a copy to the Paying Agent), or by the Paying Agent on its own behalf or on behalf of an Affected Party, shall be conclusive absent manifest error.

(d) Evidence of Exemption or Reduced Rate From U.S. Withholding Tax.

(i) Each Lender and the Administrative Agent that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall, to the extent it is legally entitled to do so, deliver to Paying Agent and the Company, on or prior to the Original Closing Date (in the case of each Lender listed on the signature pages hereof on the Original Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Paying Agent (each in the reasonable exercise of its discretion), (A) two original copies of Internal Revenue Service Form W‑8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable (with appropriate attachments) (or any successor forms), properly completed and duly executed by such the Administrative Agent or such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company or the Paying Agent to establish that the Administrative Agent or such Lender is not subject to, or is eligible for a reduction in the rate of, deduction or withholding of United States federal income tax with respect to any payments to Administrative Agent or such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (B) if such the Administrative Agent or such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8IMY or W‑8ECI pursuant to clause (A) above and is relying on the so called “portfolio interest exception”, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form), properly completed and duly executed by the Administrative Agent or such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company or the Paying Agent to establish that the Administrative Agent or such Lender is not subject, or is eligible for a reduction in the rate of, to deduction or withholding of United States federal income tax with respect to any payments to the Administrative Agent or such Lender of interest payable under any of the Credit Documents. The Administrative Agent and each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(d)(i) or Section 2.16(d)(ii) hereby agrees, from time to time after the initial delivery by the Administrative Agent or such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that the Administrative Agent or such Lender shall promptly deliver to Company and the Paying Agent two new original copies of Internal Revenue Service Form W‑8BEN, W-8BEN-E, W‑8IMY, or W‑8ECI, or, if relying on the “portfolio interest exception”, a Certificate Regarding Non-Bank Status and two original copies of Internal Revenue Service Form W‑8BEN or W-8BEN-E, as applicable (or any successor form), as the case may be, properly completed and duly executed by the Administrative Agent or such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company or Paying Agent to confirm or establish that the Administrative Agent or such Lender is not subject to, or is eligible for a reduction in the rate of, deduction or withholding of United States federal income tax with respect to payments to the Administrative Agent or such Lender under the Credit Documents, or notify Paying Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(ii) Any Lender and the Administrative Agent that is a U.S. Person shall deliver to Company and the Paying Agent on or prior to the date on which such Lender becomes a Lender under this Agreement on the Original Closing Date or pursuant to an Assignment Agreement (and from time to time thereafter upon the reasonable request of

Company or the Paying Agent), executed originals of IRS Form W-9 certifying that such Lender is a U.S. Person and exempt from U.S. federal backup withholding tax.

(iii) If a payment made to the Administrative Agent or a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Lender shall deliver to Company and the Paying Agent at the time or times reasonably requested by Company or the Paying Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Company or the Paying Agent as may be necessary for Company and the Paying Agent to comply with their obligations under FATCA and to determine that the Administrative Agent or such Lender has complied with the Administrative Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(d)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

2.17 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Revolving Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.15 and/or Section 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to 2.15 and/or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments or Revolving Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments or Revolving Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Company agrees to pay all reasonable and incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.18 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that other than at the direction or request of any regulatory agency or authority, any Lender defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan (in each case, a “Defaulted Loan”), then (a) during any Default

Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall be applied to the Revolving Loans of other Lenders of the applicable Class as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans of the applicable Class shall be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) of such Class as if such Defaulting Lender had funded all Defaulted Loans of such Class of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans of the applicable Class that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); and (c) the Total Utilization of Class A Revolving Commitments or the Total Utilization of Class B Revolving Commitments, as applicable, as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.18. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 8.5(c).

2.19 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is entitled to receive payments under Section 2.15 and/or Section 2.16, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of Administrative Agent and Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained and (ii) no Default or Event of Default shall then exist; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may, by giving written notice to any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender and, if applicable, each other such Lender hereby irrevocably agrees) to assign its outstanding Revolving Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees identified by Company (each a “Replacement Lender”) in accordance with the provisions of Section 9.6; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender and, if applicable, such other Lenders, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Terminated Lender and, if applicable, such other Lenders, and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender and, if applicable, such other Lenders, pursuant to Section 2.7; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender and, if applicable, such other Lenders pursuant to Section 2.15 and/or Section 2.16 and any other amounts due to such Terminated Lender and, if applicable, such other Lenders; and (3) in the event such Terminated Lender is an Increased-Cost Lender, such assignment will result in a reduction in any claims for payments under Section 2.15 and/or Section 2.16, as applicable, and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and, if applicable, such other Lenders and the termination of such Terminated Lender’s Revolving Commitments and, if applicable, the Revolving Commitments of such other Lenders, such Terminated Lender and, if applicable, such other Lenders shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender and, if applicable, such other Lenders to indemnification hereunder shall survive as to such Terminated Lender and such other Lenders.

2.20 The Paying Agent. (a) The Lenders hereby appoint Computershare Trust Company, National Association as the initial Paying Agent. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 2.12 shall be made by the Paying Agent based on the Monthly Servicing Report (upon which the Paying Agent shall be entitled to conclusively rely).

(b) The Paying Agent hereby agrees that, subject to the provisions of this Section, it shall:

(i) hold any sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Administrative Agent and the Class B Revolving Lenders notice of any default by the Company in the making of any payment required to be made with respect to the Obligations of which it has actual knowledge;

(iii) comply with all requirements of the Internal Revenue Code and any applicable State law with respect to the withholding from any payments made by it in respect of any Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(iv) provide to the Agents such information as is required to be delivered under the Internal Revenue Code or any State law applicable to the particular Paying Agent, relating to payments made by the Paying Agent under this Agreement.

(c) Each Paying Agent (other than the initial Paying Agent) shall be appointed by the Lenders with the prior written consent of the Company (if required), in accordance with Section 2.20(r).

(d) The Company shall indemnify the Paying Agent and its officers, directors, employees and agents for, and hold them harmless against any loss, liability or expense incurred, other than in connection with the willful misconduct, fraud, gross negligence or bad faith on the part of the Paying Agent, arising out of or in connection with the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. All such amounts shall be payable in accordance with Section 2.12 and such indemnity shall survive the termination of this Agreement and the resignation or removal of the Paying Agent.

(e) The Paying Agent undertakes to perform such duties, and only such duties, as are expressly set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Paying Agent. The Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(f) The Paying Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the direction or request of Requisite Lenders or the Administrative Agent or other relevant instructing party expressly permitted hereunder, or (ii) in the absence of its own fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction, no longer subject to appeal or review.

(g) The Paying Agent shall not be charged with knowledge of any event or information, including any Default or Event of Default unless a Responsible Officer of the Paying Agent obtains actual knowledge or receives written notice of such event from the Company, the Servicer or the Administrative Agent, as the case may be. The receipt and/or delivery of reports and other information under this Agreement by the Paying Agent, and any publicly-available information, shall not constitute notice or actual or constructive knowledge of any such event or information, including any Default or Event of Default contained therein.

(h) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement.

(i) The Paying Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate of an Authorized Officer, any Monthly Servicing Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(k) The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent, any Lender or any Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, such Lender or such Agent shall have offered to the Paying Agent security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

(l) Except as otherwise expressly set forth in Section 2.21, the Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Administrative Agent; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Company, the Paying Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Paying Agent, shall be reimbursed by the Company to the extent of funds available therefor pursuant to Section 2.12.

(m) The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Company, the Servicer, any Agent, any Lender or any other Person, and may assume compliance by such parties with their obligations, unless a Responsible Officer of the Paying Agent shall have received written notice to the contrary.

(n) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(o) The Paying Agent shall not be liable for ensuring that the Secured Parties’ interest in the Collateral is valid or enforceable, and does not assume and shall have no responsibility for, and makes no representation as to, monitoring the status of any lien or performance or value of any Collateral.

(p) If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Company or the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall follow the instructions of the Administrative Agent. The Paying Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Paying Agent harmless from any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(q) The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(r) The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least 30 days’ prior written notice to the Company, the Servicer and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent, such resignation shall not be effective until a successor Paying Agent reasonably acceptable to the Administrative Agent and, so long as no Event of Default is then existing, the Company (such consent not to be unreasonably withheld or delayed) shall have accepted appointment by the Lenders as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time upon thirty (30) days’ written notice by the Administrative Agent (acting at the direction of the Requisite Lenders), delivered to the Paying Agent, the Company and the Servicer. In the event of such termination or removal, the Lenders with, so long as no Event of Default is then existing, the consent of the Company (such consent not to be unreasonably withheld or delayed) shall appoint a successor paying agent. If, however, a successor paying agent is not appointed by the Lenders within sixty (60) days after the giving of notice of resignation or removal, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor Paying Agent.

(s) Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Company, the Servicer, the Administrative Agent, and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this Agreement; and the Company and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be requested for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.

(t) The Company shall reimburse the Paying Agent for the reasonable out-of-pocket expenses of the Paying Agent actually incurred in connection with the succession of any successor Paying Agent including in transferring any funds in its possession to the successor Paying Agent.

(u) The Paying Agent shall have no obligation to invest and reinvest any cash held in the Collection Account or any other moneys held by the Paying Agent pursuant to this Agreement in the absence of timely and specific written investment direction from Company. In no event shall the Paying Agent be liable for the selection of investments or for investment losses incurred thereon. The Paying Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.

(v) If the Paying Agent shall be uncertain as to its duties or rights hereunder or under any other Credit Documents or shall receive instructions from any of the parties hereto pursuant to this Agreement which, in the reasonable opinion of the Paying Agent, are in conflict with any of the provisions of this Agreement or another Credit Document to which it is a party, the Paying Agent shall be entitled (without incurring any liability therefor to the Company or any other Person) to (i) consult with counsel of its choosing and act or refrain from acting based on the advice of such counsel and (ii) refrain from taking any action until it shall be directed otherwise in writing by all of the parties hereto or by final order of a court of competent jurisdiction.

(w) The Paying Agent shall incur no liability nor be responsible to Company or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Paying Agent’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(x) The Paying Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Paying Agent shall remain obligated and liable for the administration of its duties hereunder, to the same extent and under the same terms and conditions as if it alone were acting as Paying Agent.

(y) The Paying Agent shall not be required to take any action that is not in accordance with applicable law. The right of the Paying Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(z) Knowledge of the Paying Agent shall not be attributed or imputed to Computershare’s other roles in the transaction and knowledge of the Custodian, Collateral Agent or Controlled Account Bank shall not be attributed or imputed to the Paying Agent (other than those where the roles are performed by the same group or division within Computershare or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Computershare (and vice versa).

(aa) The Paying Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Paying Agent shall have no responsibility for (A) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (B) taking any necessary steps to preserve rights against any Person with respect to any Collateral, or (C) taking any action to protect against any diminution in value of the Collateral.

(bb) The Lenders hereby authorize and direct the Paying Agent to execute and deliver the Undertakings Agreement.

2.21 Duties of Paying Agent.

(a) Borrowing Base Reports. Upon receipt of any Borrowing Base Report and the related Borrowing Base Certificate delivered pursuant to Section 2.1(c)(ii), Section 2.11(c)(vii)(B) or Section 2.11(c)(vii)(C), Paying Agent shall, on the Business Day following receipt of such Borrowing Base Report, to the extent that Paying Agent has access to all information necessary to perform the duties set forth herein:

(i) compare the ending Eligible Portfolio Outstanding Principal Balance set forth in such Borrowing Base Report with the aggregate Outstanding Principal Balance of the Eligible Receivables listed in the Master Record and identify any discrepancy;

(ii) compare the number of Pledged Receivables listed in the Master Record with the number of Pledged Receivables provided to the Paying Agent by the Servicer pursuant to Section 4.3 of the Custodial Agreement as the number of Pledged Receivables for which the Custodian holds a Receivable File pursuant to the Custodial Agreement and identify any discrepancy;

(iii) confirm that each Pledged Receivable listed in the Master Record has a unique loan identification number;

(iv) compare the amount set forth in such Borrowing Base Report as the amount on deposit in the Collection Account with the amount shown on deposit in the Collection Account as of the date of such Borrowing Base Report and identify any discrepancy;

(v) in the case of a Borrowing Base Report delivered pursuant to Section 2.11(c)(vii)(B) or Section 2.11(c)(vii)(C), recalculate the amount set forth in such Borrowing Base Report as the amount that will be on deposit in the Collection Account after giving effect to the related repayment of Revolving Loans or the related purchase of Eligible Receivables set forth therein and identify any discrepancy;

(vi) confirm that the Accrued Interest Amount and an estimate of accrued fees as of the date of repayment or the Transfer Date, as the case may be, multiplied by 105%, is the amount set forth in such Borrowing Base Request as 105% of the estimated amount of accrued interest and fees and identify any discrepancy;

(vii) recalculate the Class A Revolving Availability and the Class B Revolving Availability, based on the Class A Borrowing Base and the Class B Borrowing Base set forth in such Borrowing Base Report and the Total Utilization of Class A Revolving Commitments and the Total Utilization of Class B Revolving Commitments set forth in the Paying Agent’s records and identify any discrepancies;

(viii) in the case of a Borrowing Base Report delivered pursuant to Section 3.3(a)(i), (A) confirm that the Class A Revolving Loans requested in the related Funding Request are not greater than the Class A Revolving Availability and the amount of Class B Revolving Loans requested in the related Funding Request are not greater than the Class B Revolving Availability and (B) confirm that, after giving effect to such Revolving Loans, the Total Utilization of Class A Revolving Loans will not exceed the Class A Revolving Commitments and the Total Utilization of Class B Revolving Loans will not exceed the Class B Revolving Commitments; and

(ix) notify the Administrative Agent and the Lenders of the results of such review.

(b) Monthly Servicing Reports. Upon receipt of any Monthly Servicing Report delivered pursuant to Section 5.1(f), Paying Agent shall, to the extent that Paying Agent has access to all information necessary to perform the duties set forth herein:

(i) compare the Eligible Portfolio Outstanding Principal Balance set forth therein with the aggregate Outstanding Principal Balance of the Eligible Receivables listed in the Master Record and identify any discrepancy;

(ii) confirm the aggregate repayments of Revolving Loans during the period covered by the Monthly Servicing Report set forth therein with the Borrowing Base Reports delivered to Paying Agent pursuant to Section 2.11(c)(vii)(B) during such period and identify any discrepancies;

(iii) compare the amount set forth therein as the amount on deposit in the Collection Account with the amount shown on deposit in the Collection Account as of the date of such Monthly Servicing Report and identify any discrepancy;

(iv) compare the amount of accrued and unpaid interest and unused fees payable to the Class A Revolving Lenders and the amount of accrued and unpaid interest and unused fees payable to the Class B Revolving Lenders, respectively, set forth therein to the amounts set forth in the related invoices received by Paying Agent and identify any discrepancies;

(v) compare the amount of Servicing Fees payable to the Servicer set forth therein to the amount set forth in the related invoice received by Paying Agent and identify any discrepancy;

(vi) compare the amount of Backup Servicing Fees and expenses payable to the Backup Servicer set forth therein to the amounts set forth in the related invoice received by Paying Agent and identify any discrepancy;

(vii) compare the amount of fees and expenses payable to the Custodian set forth therein to the amounts set forth in the related invoice received by Paying Agent and identify any discrepancy;

(viii) compare the amount of fees and expenses payable to the Collateral Agent set forth therein to the amounts set forth in the related invoice received by Paying Agent and identify any discrepancy;

(ix) compare the amount of fees and expenses payable to the Paying Agent set forth therein to the amounts set forth in the related invoice submitted by Paying Agent and identify any discrepancy;

(x) recalculate the Class A Revolving Availability and the Class B Revolving Availability based on the Class A Borrowing Base and the Class B Borrowing Base set forth therein and the Total Utilization of Class A Revolving Commitments and the Total Utilization of Class B Revolving Commitments set forth in the Paying Agent’s records and identify any discrepancies; and

(xi) notify the Administrative Agent and the Lenders of the results of such review.

(c) For the avoidance of doubt, Paying Agent’s sole responsibility with respect to the obligations set forth in Section 2.21 is to compare or confirm information in the Borrowing Base Report or Monthly Servicing Report, as applicable, in accordance with Section 2.21 based on the information indicated therein received by Paying Agent from Company, the Servicer or the Custodian, as the case may be.

2.22 Collateral Agent.

(a) The Collateral Agent shall be entitled to the same rights, protections, indemnities and immunities as the Paying Agent hereunder.

(b) In addition to Section 2.22(a), the Collateral Agent shall be entitled to the following additional protections:

(i) The Collateral Agent shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or re-depositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral;

(ii) The Collateral Agent shall be authorized to, but shall not be responsible for, filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (A) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (B) taking any necessary steps to preserve rights against any Person with respect to any Collateral, or (C) taking any action to protect against any diminution in value of the Collateral;

(iii) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement and any other Credit Document (A) if such action would, in the reasonable opinion of the Collateral Agent, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Agreement or any other Credit Document, (B) if such action is not provided for in this Agreement or any other Credit Document, (C) if, in connection with the taking of any such action hereunder, under any other Credit Document that would constitute an exercise of remedies, it shall not first be indemnified to its satisfaction by the Administrative Agent and/or the Lenders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (D) if the Collateral Agent would be required to make payments on behalf of the Lenders pursuant to its obligations as Collateral Agent hereunder, it does not first receive from the Lenders sufficient funds for such payment;

(iv) The Collateral Agent shall not be required to take any action under this or any other Credit Document if taking such action (A) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified;

(v) Neither the Collateral Agent nor its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Administrative Agent or the Lenders, or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Administrative Agent or the Lenders for any act or failure to act hereunder, except for its own fraud, gross negligence or willful misconduct.

2.23 Intention of Parties.

It is the intention of the parties that the Revolving Loans be characterized as indebtedness for federal income tax purposes. The terms of the Revolving Loans shall be interpreted to further this intention and neither the Lenders nor Company will take an inconsistent position on any federal, state or local tax return.

2.24 Inability to Determine Interest Rates; Benchmark Replacement Setting.

(a) Inability to Determine SOFR. Subject to paragraphs (b) through and (f) below, if, prior to the commencement of any Interest Period for any SOFR Revolving Loan:

(i) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Administrative Agent shall have received notice from the Requisite Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Revolving Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Company and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Company, any obligation of the Lenders to make SOFR Revolving Loans, and any right of the Company to continue SOFR Revolving Loans or to convert Base Rate Revolving Loans to SOFR Revolving Loans, shall be suspended (to the extent of the affected SOFR Revolving Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Company may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Revolving Loans (to the extent of the affected SOFR Revolving Loans or affected Interest Periods) or, failing that, the Company will be deemed to have converted any such request into a request for a Base Rate Revolving Loan of or conversion to Base Rate Revolving Loans in the amount specified therein and (ii) any outstanding affected SOFR Revolving Loans will be deemed to have been converted into Base Rate Revolving Loans at the end of the applicable Interest Period. Upon any such conversion, the Company shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.26. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Revolving Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.24.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any pending request for a SOFR Revolving Loan of, conversion to or continuation of SOFR Revolving Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Base Rate Revolving Loan of or conversion to Base Rate Revolving Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

2.25 Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any SOFR Revolving Loan or to or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Company and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make SOFR Revolving Loans, or to continue or convert outstanding Revolving Loans as or into SOFR Revolving Loans, shall be suspended. In the case of the making of a SOFR Revolving Loan, such Lender’s Revolving Loan shall be made as a Base Rate Revolving Loan as part of the same Revolving Loan for the same Interest Period and, if the affected SOFR Revolving Loan is then outstanding, such Revolving Loan shall be converted to a Base Rate Revolving Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Revolving Loan if such Lender may lawfully continue to maintain such Revolving Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Revolving Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.26.

2.26 Funding Indemnity. In the event of (a) the payment of any principal of a SOFR Revolving Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Revolving Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Company to borrow, prepay, convert or continue any SOFR Revolving Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Company shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a SOFR Revolving Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such SOFR Revolving Loan if such event had not occurred at Adjusted Term SOFR applicable to such SOFR Revolving Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Revolving Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Revolving Loan for the same period if Adjusted Term SOFR were set on the date such SOFR Revolving Loan was prepaid or converted or the date on which the Company failed to borrow, convert or continue such SOFR Revolving Loan. A certificate as to any additional amount payable under this Section submitted to the Company by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 3. CONDITIONS PRECEDENT

3.1 Conditions Precedent to Effectiveness of the Existing Credit Agreement. The Existing Credit Agreement became effective on the Third Amendment Effective Date subject to the satisfaction of the conditions precedent set forth in Section 3.1 of the Existing Credit Agreement.

3.2 Conditions Precedent to Effectiveness of the Amended and Restated Credit Agreement. The amendment and restatement of the Existing Credit Agreement provided for hereby shall become effective on the Fourth Amendment Effective Date subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Fourth Amendment Effective Date:

(a) Credit Documents and Related Agreements. The Administrative Agent shall have received copies of each Credit Document, originally executed and delivered by each applicable Person and copies of each Related Agreement.

(b) Organizational and Capital Structure. The organizational structure and capital structure of Company shall be as described in Section 4.2.

(c) Transaction Costs. On or prior to the Fourth Amendment Effective Date, Company shall have delivered to Administrative Agent, Company’s reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

(d) Governmental Authorizations and Consents. Company and Holdings shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to be obtained by them, in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e) Opinions of Counsel to Company and On Deck Capital. The Administrative Agent and counsel to Administrative Agent shall have received executed copies of the favorable written opinions of Paul Hastings LLP, counsel for Company and On Deck Capital, as to such matters as the Administrative Agent may reasonably request, dated as of the Fourth Amendment Effective Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and Company hereby instructs, and On Deck Capital shall instruct, such counsel to deliver such opinions to Agents and Lenders).

(f) Fourth Amendment Effective Date Certificate. On Deck Capital and Company shall have delivered to the Administrative Agent an originally executed Fourth Amendment Effective Date Certificate, together with all attachments thereto.

(g) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of the Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents or that would reasonably be expected to result in a Material Adverse Effect.

(h) Reserve Account. Company shall have deposited an amount equal to the Reserve Account Funding Amount into the Reserve Account.

(i) No Material Adverse Change. Since December 31, 2017, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(j) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Administrative Agent and counsel to Administrative Agent, and the Administrative Agent, and counsel to Administrative Agent shall have received all such counterpart originals or certified copies of such documents as they may reasonably request.

(k) Beneficial Ownership Certification. Prior to the Amendment No. 5 Effective Date, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Legal Requirements including the Patriot Act and, if Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Company;

The Administrative Agent and each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by the Administrative Agent, Requisite Lenders or Lenders, as applicable on the Fourth Amendment Effective Date.

3.3 Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Revolving Loan on any Credit Date, including if applicable the Fourth Amendment Effective Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(i) Administrative Agent, the Paying Agent, the Custodian and the Class B Revolving Lenders shall have received a fully executed and delivered Funding Notice together with a Borrowing Base Certificate, evidencing sufficient Revolving Availability with respect to the requested Revolving Loans, and a Borrowing Base Report;

(ii) both before and after making any Revolving Loans requested on such Credit Date, the Total Utilization of Class A Revolving Commitments shall not exceed the Class A Borrowing Base and the Total Utilization of Class B Revolving Commitments shall not exceed the Class B Borrowing Base;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, other than those representations and warranties which are qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects on and as of that Credit Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, or true and correct in all respects, as the case may be on and as of such earlier date;

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v) the Administrative Agent, the Class B Revolving Lenders and the Paying Agent shall have received the Borrowing Base Report for the Business Day prior to the Credit Date which shall be delivered on a pro forma basis for the first Credit Date hereunder;

(vi) in accordance with the terms of the Custodial Agreement, Company has delivered, or caused to be delivered to the Custodian, the Receivable File related to each Receivable, if any, that is, on such Credit Date, being transferred and delivered to Company pursuant to the Asset Purchase Agreement, and the Administrative Agent has received a Collateral Receipt and Exception Report from the Custodian, which Collateral Receipt and Exception Report is acceptable to the Administrative Agent in its Permitted Discretion;

(vii) as of such Credit Date, the Reserve Account shall have been (or will be, out of the proceeds of the Revolving Loans to be made on such date), funded so that it contains funds in an amount not less than the Reserve Account Funding Requirement as of such date; and

(viii) no Reduction Period, Financial Covenant No-Draw Period, Election Period, or Early Amortization Event has occurred and is continuing unless each Class A Revolving Lender or Class B Revolving Lender, as applicable, has otherwise consented to make such Revolving Loan in its sole discretion.

Notwithstanding anything contained herein to the contrary, neither the Paying Agent nor the Collateral Agent shall be responsible or liable for determining whether any conditions precedent to making a Revolving Loan have been satisfied.

(b) Notices. Any Funding Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent, the Class B Revolving Lenders and the Paying Agent.

Section 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, Company represents and warrants to each Agent and Lender, on the Fourth Amendment Effective Date, and on each Credit Date and on each Transfer Date following the Fourth Amendment Effective Date, that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification; Other Names. Company (a) is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to result in a Material Adverse Effect. Company does not operate or do business under any assumed, trade or fictitious name. Company has no Subsidiaries.

4.2 Capital Stock and Ownership. The Capital Stock of Company has been duly authorized and validly issued and is fully paid and non‑assessable. As of the Original Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Company is a party requiring, and there is no membership interest or other Capital Stock of Company outstanding which upon conversion or exchange would require, the issuance by Company of any additional membership interests or other Capital Stock of Company or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company. All membership interests in the Company as of the Amendment No. 10 Effective Date are owned by Holdings.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents to which Company is a party have been duly authorized by all necessary action of Company.

4.4 No Conflict. The execution, delivery and performance by Company of the Credit Documents to which it is party and the consummation of the transactions contemplated by the

Credit Documents do not and will not (a) violate in any material respect any provision of any law or any governmental rule or regulation applicable to Company, any of the Organizational Documents of Company, or any order, judgment or decree of any court or other Governmental Authority binding on Company; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company, except as would not reasonably be expected to result in a Material Adverse Effect.

4.5 Governmental Consents. The execution, delivery and performance by Company of the Credit Documents to which Company is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Original Closing Date other than (a) those that have already been obtained and are in full force and effect, or (b) any consents or approvals the failure of which to obtain will not have a Material Adverse Effect.

4.6 Binding Obligation. Each Credit Document to which Company is a party has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Eligible Receivables. Each Receivable that is identified by Company as an Eligible Receivable in a Borrowing Base Certificate satisfies all of the criteria set forth in the definition of Eligibility Criteria.

4.8 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year‑end adjustments.

4.9 No Material Adverse Effect. Since December 31, 2017, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10 Adverse Proceedings, etc. There are no Adverse Proceedings (other than counter claims relating to ordinary course collection actions by or on behalf of Company) pending against Company that challenges Company’s right or power to enter into or perform any of its obligations under the Credit Documents to which it is a party or that would reasonably be expected to result in a Material Adverse Effect. Company is not (a) in violation of any applicable laws in any material respect, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other Governmental Authority, except as would not reasonably be expected to result in a Material Adverse Effect.

4.11 Payment of Taxes. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Company required to be filed by it have been timely filed, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Company knows of no proposed tax assessment against Company which is not being actively contested by Company in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.12 Title to Assets. Company has no fee, leasehold or other property interests in any real property assets. Company has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 5.1. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. All Liens purported to be created in any Collateral pursuant to any Collateral Document in favor of Collateral Agent are First Priority Liens.

4.13 No Indebtedness. Company has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement or otherwise permitted hereunder.

4.14 No Defaults. Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Effect.

4.15 Material Contracts. Company is not a party to any Material Contracts other than the Subordinated Note.

4.16 Government Contracts. Company is not a party to any contract or agreement with any Governmental Authority, and the Pledged Receivables are not subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

4.17 Governmental Regulation. Company is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 (without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) thereof) or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Company is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18 Margin Stock. Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin

Stock. No part of the proceeds of the Revolving Loans made to Company will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.19 Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Company does not maintain or contribute to any Employee Benefit Plan.

4.20 Solvency; Fraudulent Conveyance. Company is and, upon the incurrence of any Credit Extension by Company on any date on which this representation and warranty is made, will be, Solvent. Company is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. Company shall not use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors. Company has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables by each Seller under the Asset Purchase Agreement.

4.21 Compliance with Statutes, etc. Company is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except as would not reasonably be expected to result in a Material Adverse Effect.

4.22 Matters Pertaining to Related Agreements.

(a) Delivery. Company has delivered, or caused to be delivered, to each Agent and each Lender complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the Original Closing Date, and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the Original Closing Date.

(b) The Asset Purchase Agreement creates a valid transfer and assignment to Company of all right, title and interest of the applicable Seller in and to all Pledged Receivables and all Related Security conveyed to Company thereunder and Company has a First Priority perfected security interest therein. Company has given reasonably equivalent value to the applicable Seller in consideration for the transfer to Company by the applicable Seller of the Pledged Receivables and Related Security pursuant to the Asset Purchase Agreement.

(c) Each Receivables Program Agreement creates a valid transfer and assignment to the applicable Seller of all right, title and interest of the Receivables Account Bank in and to all Receivables and Related Security conveyed or purported to be conveyed to such Seller thereunder. Each Seller has given reasonably equivalent value to the Receivables Account Bank in consideration for the transfer to such Seller by the Receivables Account Bank of Receivables and Related Security pursuant to the applicable Receivables Program Agreement.

4.23 Disclosure. No documents, certificates, written statements or other written information furnished to Lenders by or on behalf of On Deck Capital, Holdings or Company for use in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or taken as a whole, omits to state a material fact (known to On Deck Capital, Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, provided, that, projections and pro forma financial information contained in such materials were prepared based upon good faith estimates and assumptions believed by the preparer thereof to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

4.24 Patriot Act. To the extent applicable, Company and each Seller are in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Revolving Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended to the date hereof and from time to time hereafter, and any successor statute.

4.25 Remittance of Collections.

Company represents and warrants that each remittance of Collections by it hereunder to any Agent or any Lender hereunder will have been (a) in payment of a debt incurred by Company in the ordinary course of business or financial affairs of Company and (b) made in the ordinary course of business or financial affairs.

4.26 Tax Status.

(a) Company is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

(b) Company is not and will not at any relevant time become an association
(or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

4.27 Beneficial Ownership.

As of the Amendment No. 10 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5. AFFIRMATIVE COVENANTS

Company covenants and agrees that until the Termination Date, Company shall perform (or cause to be performed, as applicable) all covenants in this Section 5.

5.1 Financial Statements and Other Reports. Unless otherwise provided below, Company or its designee will deliver to each Agent and each Lender:

(a) Quarterly Financial Statements. Promptly after becoming available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter) of each Fiscal Year, the balance sheet of Enova as at the end of such Fiscal Quarter and the related statements of income, stockholders’ equity and cash flows of Enova for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b) Annual Financial Statements. Promptly after becoming available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Enova as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Enova for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Enova as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Compliance Certificates. Together with each delivery of financial statements of Enova pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements previously delivered pursuant to Sections 5.1(a) and 5.1(b), the consolidated financial statements of (i) Enova and (ii) Company delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

(e) Public Reporting. The obligations in Sections 5.1(a) and (b) may be satisfied by furnishing, at the option of Enova, the applicable financial statements as described above or an Annual Report on Form 10-K or Quarterly Report on Form 10-Q for Enova for any Fiscal Year, as filed with the U.S. Securities and Exchange Commission.

(f) Collateral Reporting.

(i) On each Monthly Reporting Date, with each Funding Notice, and at such other times as any Agent or Lender shall request in its Permitted Discretion, a Borrowing Base Certificate (calculated as of the close of business of the previous Monthly Period or as of a date no later than three (3) Business Days prior to such request), together with a reconciliation to the most recently delivered Borrowing Base Certificate and Borrowing Base Report, in form and substance reasonably satisfactory to Administrative Agent. Each Borrowing Base Certificate delivered to Administrative Agent, the Class B Revolving Lenders and Paying Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness in all material respects of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by Company to Administrative Agent, the Class B Revolving Lenders and Paying Agent that each Receivable included therein as an “Eligible Receivable” is, in fact, an Eligible Receivable. For avoidance of doubt, and without derogation of the Company’s obligations hereunder, in the event any request for a Revolving Loan, or a Borrowing Base Certificate or other information required by this Section 5.1(f) is delivered to Administrative Agent, the Class B Revolving Lenders and Paying Agent by Company electronically or otherwise without signature, such request, or such Borrowing Base Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of Company by an Authorized Officer and constitute a representation to Administrative Agent, the Class B Revolving Lenders and Paying Agent as to the authenticity thereof. The Administrative Agent shall have the right to review and adjust any such calculation of the Borrowing Base to reflect exclusions from Eligible Receivables or such other matters as are necessary to determine the Borrowing Base, but in each case only to the extent the Administrative Agent is expressly provided such discretion by this Agreement. Further, by no later than each Monthly Reporting Date the Company shall provide notice to the Administrative Agent (which notice may be by electronic mail) of any breach of a Level 2 Performance Covenant for the Monthly Period most recently ended.

(ii) On each Monthly Reporting Date, the Master Record and the Monthly Servicing Report (which shall include the performance information reasonably requested by the Administrative Agent related to Repurchased Receivables (as defined in the Asset Purchase Agreement)) to Administrative Agent, the Class B Revolving Lenders and Paying Agent on the terms and conditions set forth in the Servicing Agreement.

(g) Notice of Default. Promptly, and in any event within two (2) Business Days, upon an Authorized Officer of Company obtaining knowledge (i) of any condition or event that constitutes an Early Amortization Event, a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or Company or taken any other action with respect to any event or condition set forth in Section 7.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and what action Holdings or Company, as applicable, has taken, is taking and proposes to take with respect thereto;

(h) Notice of Litigation. Promptly upon any Authorized Officer of Company obtaining knowledge of an Adverse Proceeding that is reasonably likely to have a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Company or Holdings to enable Lenders and their counsel to evaluate such matters;

(i) ERISA. Promptly upon any Authorized Officer of Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event which, in either such case, would reasonably be expected to result in a Material Adverse Effect or a Lien on the Collateral under ERISA or Section 430 of the Internal Revenue Code, a written notice specifying the nature thereof, what action Enova, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(j) Information Regarding Collateral. Prior written notice to Collateral Agent and Administrative Agent of any change (i) in Company’s corporate name, (ii) in Company’s identity, corporate structure or jurisdiction of organization, or (iii) in Company’s Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents;

(k) Other Information.

(i) not later than Friday of each week (or if such day is not a Business Day, the immediately preceding Business Day) in which a Borrowing Base Report has not otherwise been delivered hereunder, a Borrowing Base Report;

(ii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and

(iii) such material information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Agent or Lender, in each case, which relate to Company’s or Holdings’ financial or business condition or the Collateral.

5.2 Existence. Except as otherwise permitted under Section 6.8, Company will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

5.3 Payment of Taxes and Claims. Company will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. Company will not file or consent to the filing of any consolidated income tax return with any Person (other than Enova or any of its Subsidiaries). In addition, Company agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any Governmental Authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Credit Document.

5.4 Insurance. Company shall cause Holdings to maintain or cause to be maintained, with financially sound and reputable insurers, (a) all insurance required to be maintained under the Servicing Agreement, (b) business interruption insurance reasonably satisfactory to Administrative Agent, and (c) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self‑insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each Agent and Lender hereby agrees and acknowledges that the insurance maintained by Holdings on the Amendment No. 10 Effective Date satisfies the requirements set forth in this Section 5.4.

5.5 Inspections; Compliance Audits.

(a) At any time during the existence of an Event of Default, and otherwise not more than one (1) time per Fiscal Year (or, with respect to the Fiscal Year occurring in 2020, not more than two (2) times), Company will, upon reasonable advance notice by the Administrative Agent, permit or cause to be permitted, as applicable, one or more authorized representatives designated by the Administrative Agent and the Class B Revolving Lenders to visit and inspect (a “Compliance Review”) during normal working hours any of the properties of Company or Holdings to (i) inspect, copy and take extracts from relevant financial and accounting records, and to discuss its affairs, finances and accounts with any Person, including, without limitation, employees of Company or Holdings and independent public accountants and (ii) verify the compliance by Company or Holdings with the Credit Agreement, the other Credit Documents and/or the Underwriting Policies, as applicable; provided, that Company shall not be obligated to pay more than $75,000 in the aggregate during any Fiscal Year in connection with any Compliance Review and inspection pursuant to Section 2.4 of the Custodial Agreement; provided, further that such expense reimbursement limitation shall not apply to a Compliance Review conducted during the existence of an Event of Default. In connection with any such Compliance Review, Company will permit any authorized representatives designated by the Administrative Agent and the Class B Revolving Lenders to review Company’s form of Receivable Agreements, Underwriting Policies, information processes and controls, and compliance practices and procedures

(“Materials”). Such authorized representatives may make written recommendations regarding Company’s compliance with applicable Requirements of Law, and Company shall consult in good faith with the Administrative Agent and the Class B Revolving Lenders regarding such recommendations. The Administrative Agent and the Class B Revolving Lenders agree to use a single independent certified public accountants or other third-party provider in connection with any Compliance Review pursuant to this Section 5.5 and the results of such review will be provided to the Administrative Agent and the Class B Revolving Lenders.

(b) If the Administrative Agent engages any independent certified public accountants or other third-party provider to prepare any report in connection with the Compliance Review, the Administrative Agent shall make such report available to any Lender, upon request, provided, that delivery of any such report may be conditioned on prior receipt by such independent certified public accountants or other third party provider of the acknowledgements and agreements that such independent certified public accountants or third party provider customarily requires of recipients of reports of that kind.

(c) In connection with a Compliance Review, the Administrative Agent or its designee may contact a Receivables Obligor as reasonably necessary to perform such inspection or Compliance Review, as the case may be, provided, however, such contact shall be made in the name of, and in cooperation with, Holdings and Company.

5.6 Compliance with Laws. Company shall, and shall cause Holdings to, comply with the Requirements of Law, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.7 Separateness. The Company shall at all times comply with the separateness covenants set forth in the Company’s Limited Liability Company Agreement.

5.8 Further Assurances. At any time or from time to time upon the request of any Agent or Lender, Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent or Lender may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 9.21. In furtherance and not in limitation of the foregoing, Company shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Company.

5.9 Communication with Accountants.

(a) At any time during the existence of an Event of Default, Company authorizes Administrative Agent to communicate directly with Company’s independent certified public accountants and authorizes and shall instruct such accountants to communicate directly with Administrative Agent and authorizes such accountants to (and, upon Administrative Agent’s request therefor (at the request of any Agent), shall request that such accountants) communicate to Administrative Agent information relating to Company with respect to the business, results of operations and financial condition of Company (including the delivery of audit drafts and letters to management), provided that advance notice of such communication is given to Company, and

Company is given a reasonable opportunity to cause an officer to be present during any such communication.

(b) If the independent certified public accountants report delivered in connection with Section 5.1(b) is qualified, then the Company authorizes the Administrative Agent to communicate directly with the Company’s independent certified public accountants with respect to such qualification, provided that advance notice of such communication is given to the Company, and the Company is given a reasonable opportunity to cause an officer to be present during any such communication.

(c) The failure of the Company to be present during any communication permitted under Section 5.9(a) and/or Section 5.9(b) after the Company has been given a reasonable opportunity to cause an officer to be present shall in no way impair the rights of the Administrative Agent under Section 5.9(a) and/or Section 5.9(b).

5.10 Acquisition of Receivables from Seller. With respect to each Pledged Receivable, Company shall (a) acquire such Receivable pursuant to and in accordance with the terms of the Asset Purchase Agreement, (b) take all actions necessary to perfect, protect and more fully evidence Company’s ownership of such Receivable, including, without limitation, executing or causing to be executed (or filing or causing to be filed) such other instruments or notices as may be necessary or appropriate and (c) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of Company, the Agents and the Lenders.

5.11 Class B Revolving Lenders Information Rights. Company shall provide to the Class B Revolving Lenders (a) substantially contemporaneously with its provision to the Administrative Agent any written information required to be provided to the Administrative Agent under any Credit Document, and (b) prompt written notice of (i) any Event of Default under this Agreement and (ii) any written waiver or consent provided under, or any amendment of, any Credit Document.

5.12 Level 2 Performance Covenant. The Company shall comply with each Level 2 Performance Covenant.

Section 6. NEGATIVE COVENANTS

Company covenants and agrees that, until the Termination Date, Company shall perform (or cause to be performed, as applicable) all covenants in this Section 6.

6.1 Indebtedness. Company shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations and the Subordinated Note.

6.2 Liens. Company shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document.

6.3 Reserved.

6.4 No Further Negative Pledges. Except pursuant to the Credit Documents Company shall not enter into any Contractual Obligation prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5 Restricted Junior Payments. Company shall not through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that, Restricted Junior Payments may be made by Company from time to time with respect to any amounts distributed to Company (a) in accordance with Section 2.12(a)(xiv) or (b) from and after the occurrence and during the continuation of an Event of Default or Early Amortization Event, in accordance with Section 2.12(b)(viii) only. Notwithstanding anything herein to the contrary, on any Credit Date with respect to a Credit Extension of a Revolving Loan, Company may without further action on the part of Company distribute the proceeds of such Revolving Loan to Holdings so long as no Borrowing Base Deficiency has occurred or would result therefrom (a “Borrower Distribution”).

6.6 Subsidiaries. Company shall not form, create, organize, incorporate or otherwise have any Subsidiaries.

6.7 Investments. Company shall not, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except Investments in cash, Permitted Investments and Receivables (and property received from time to time in connection with the workout or insolvency of any Receivables Obligor), and Permitted Investments in the Controlled Accounts.

6.8 Fundamental Changes; Disposition of Assets; Acquisitions. Company shall not enter into any transaction of merger or consolidation, or liquidate, wind‑up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired (other than, provided no Event of Default pursuant to Section 7.1(a), 7.1(f), 7.1(g) or 7.1(l) has occurred and is continuing, Permitted Asset Sales, provided, that Permitted Asset Sales under clause (d) of the definition thereof shall be permitted at all times subject to receipt of the consent required therein), or acquire by purchase or otherwise (other than acquisitions of Eligible Receivables, or Permitted Investments in a Controlled Account (and property received from time to time in connection with the workout or insolvency of any Receivables Obligor)) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.

6.9 Sales and Lease-Backs. Company shall not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Company (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company to any Person in connection with such lease.

6.10 Transactions with Shareholders and Affiliates. Company shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of ten percent (10%) or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder other than the transactions contemplated or permitted by the Credit Documents and the Related Agreements.

6.11 Conduct of Business. From and after the Original Closing Date, Company shall not engage in any business other than the businesses engaged in by Company on the Original Closing Date.

6.12 Fiscal Year. Company shall not change its Fiscal Year‑end from December 31st.

6.13 Servicer; Backup Servicer; Custodian. Company shall use its commercially reasonable efforts to cause Servicer, the Backup Servicer and the Custodian respectively, to comply at all times with the applicable terms of the Servicing Agreement, the Backup Servicing Agreement and the Custodial Agreement respectively. The Company may not (i) terminate, remove, replace Servicer, Backup Servicer or the Custodian or (ii) subcontract out any portion of the servicing or permit third party servicing other than the Backup Servicer, except, in each case, as expressly set forth in the applicable Credit Document and subject to satisfaction of the related requirements therein. The Administrative Agent may not terminate, remove, replace Servicer, Backup Servicer or the Custodian except as expressly set forth in the applicable Credit Document and subject to satisfaction of the related requirements therein.

6.14 Acquisitions of Receivables. Company may not acquire Receivables from any Person other than Holdings or On Deck Capital pursuant to the Asset Purchase Agreement.

6.15 Independent Manager. Company shall not fail at any time to have at least one independent manager (an “Independent Manager”) who:

(a) is provided by a nationally recognized provider of independent directors;

(b) is not and has not been employed by Company or Holdings or any of their respective Subsidiaries or Affiliates as an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Company or Holdings or any of their respective Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager, provided that this paragraph (b) shall not apply to any person who serves as an independent director or an independent manager for any Affiliate of any of Company or Holdings;

(c) is not, and has not been within the five years immediately prior to such individual’s appointment as an Independent Manager, a customer or creditor of, or supplier to, Company or Holdings or any of their respective Affiliates who derives any of its purchases or revenue from its activities with Company or Holdings or any of their respective Affiliates thereof (other than a de minimis amount);

(d) is not, and has not been within the five years immediately prior to such individual’s appointment as an Independent Manager, a person who controls or is under common control with any Person described by clause (b) or (c) above;

(e) does not have, and has not had within the five years immediately prior to such individual’s appointment as an Independent Manager, a personal services contract with Company or Holdings or any of their respective Subsidiaries or Affiliates, from which fees and other compensation received by the person pursuant to such personal services contract would exceed 5% of his or her gross revenues during the preceding calendar year;

(f) is not affiliated with a tax-exempt entity that receives, or has received within the five years prior to such appointment as an Independent Manager, contributions from Company or Holdings or any of their respective Subsidiaries or Affiliates, in excess of the lesser of (i) 3% of the consolidated gross revenues of Holdings and its Subsidiaries during such fiscal year and (ii) 5% of the contributions received by the tax-exempt entity during such fiscal year;

(g) is not and has not been a shareholder (or other equity owner) of any of Company or Holdings or any of their respective Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager;

(h) is not a member of the immediate family of any Person described by clause (b) through (g) above;

(i) is not, and was not within the five years prior to such appointment as an Independent Manager, a financial institution to which Company or Holdings or any of their respective Subsidiaries or Affiliates owes outstanding Indebtedness for borrowed money in a sum exceeding more than 5% of Holdings’ total consolidated assets;

(j) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and

(k) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

Upon Company learning of the death or incapacity of an Independent Manager, Company shall have ten (10) Business Days following such death or incapacity to appoint a replacement Independent Manager. Any replacement of an Independent Manager will be permitted only upon

(a) two (2) Business Days’ prior written notice to each Agent and Lender, (b) Company’s certification that any replacement manager will satisfy the criteria set forth in clauses (a)-(i) of this Section 6.15 and (c) the Administrative Agent’ written consent to the appointment of such replacement manager. For the avoidance of doubt, other than in the event of the death or incapacity of an Independent Manager, Company shall at all times have an Independent Manager and may not terminate any Independent Manager without the prior written consent of the Administrative Agent, which consent the Administrative Agent may withhold in its sole discretion.

6.16 Organizational Agreements. Except as otherwise expressly permitted by other provisions of this Agreement or any other Credit Document, Company shall not (a) amend, restate, supplement or modify, or permit any amendment, restatement, supplement or modification to, its Organizational Documents, without obtaining the prior written consent of the Requisite Lenders to such amendment, restatement, supplement or modification, as the case may be; (b) agree to any termination, amendment, restatement, supplement or other modification to, or waiver of, or permit any termination, amendment, restatement, supplement or other modification to, or waivers of, any of the provisions of any Credit Document or the Subordinated Note without the prior written consent of the Requisite Lenders; or (c) amend, restate, supplement or modify in any material respect, or permit any amendments, restatements, supplements or modifications in any material respect, to any Receivables Program Agreement in a manner that could reasonably be expected to be materially adverse to the Lenders.

6.17 Changes in Underwriting or Other Policies. Company shall provide the Administrative Agent and the Requisite Class B Revolving Lenders (collectively, the “Notice Parties”) with prior written notice of any change or modification to the Underwriting Policies that would reasonably be expected to be adverse to the Lenders. Without the prior consent of the Administrative Agent and the Requisite Class B Revolving Lenders, such consent not to be unreasonably withheld, conditioned or delayed (with any such consent being deemed to be automatically granted by the Administrative Agent and the Requisite Class B Revolving Lenders on the fifteenth (15th) calendar day after the Administrative Agent and the Requisite Class B Revolving Lenders confirms receipt of notice of the applicable change unless the Administrative Agent or the Requisite Class B Revolving Lenders shall have notified the Company in writing that the requested consent is not being provided and its rationale therefor), the Company shall not agree to, and shall cause Holdings not to, (a) make any change to (i) the forms of Business Loan and Security Agreement, Business Loan and Security Agreement Supplement and Loan Summary used to originate Term Receivables from the form provided to the Administrative Agent prior to the Amendment No. 6 Effective Date, (ii) forms of Business Line of Credit Agreement and Business Line of Credit Agreement Supplement used to originate LOC Receivables from the form provided to the Administrative Agent prior to the Amendment No. 6 Effective Date, or (iii) the form of Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debit) used in connection with the origination of Receivables in substantially the form provided to the Administrative Agent on or prior to the Amendment No. 6 Effective Date that, in any such case, would reasonably be expected to result in an Adverse Effect, or (b) make any change to the Underwriting Policies that would reasonably be expected to be materially adverse to the Lenders (provided, that any change to the Underwriting Policies which (A) has the effect of modifying the Eligibility Criteria or (B) changes the calculation of the Class A Borrowing Base and the Class B Borrowing Base shall be deemed to be materially adverse to the Lenders for purposes of this Section 6.17).

6.18 Receivable Program Agreements. The Company shall (a) perform and comply with its obligations under the Receivables Program Agreements and (b) enforce the rights and remedies afforded to it against the Receivables Account Bank under the Receivables Program Agreements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in an Adverse Effect.

Section 7. EVENTS OF DEFAULT

7.1 Events of Default. If any one or more of the following conditions or events shall occur.

(a) Failure to Make Payments When Due. Other than with respect to a Borrowing Base Deficiency, failure by Company to pay (i) when due, the principal on any Revolving Loan whether at stated maturity, by acceleration or otherwise; (ii) within two (2) Business Days after its due date, any interest on any Revolving Loan or any fee due hereunder; (iii) within thirty (30) days after its due date, any other amount due hereunder; or (iv) the amounts required to be paid pursuant to Section 2.8 on or before (y) with respect to the Class A Revolving Loans, the Class A Maturity Date, and (z) with respect to the Class B Revolving Loans, the Class B Maturity Date; or

(b) Default in Other Agreements.

(i) Failure of Company to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1(a)), in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by Company with respect to any other material term of (1) one or more items of Indebtedness referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefore, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be;

(ii) Breach or default by Holdings or any Domestic Subsidiary of Holdings (other than Company) with respect to any material term of (1) one or more items of Indebtedness for borrowed money incurred by Holdings or any Domestic Subsidiary of Holdings (other than Company) (other than any SPV Indebtedness that is not guaranteed by Holdings or any Domestic Subsidiary of Holdings (other than any special purpose Subsidiary of Holdings)) with a principal amount in excess of $1,000,000; or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness for borrowed money (other than any SPV Indebtedness that is not guaranteed by Holdings or any Domestic Subsidiary of Holdings (other than any special purpose Subsidiary of Holdings )), in each case beyond the grace period, if any, provided therefor, and such failure, breach or default, as described in clauses (1) and (2), results, in any such case, in the acceleration of amounts owed thereunder, provided that any resulting acceleration caused by such failure, breach or default, as the case may be, shall constitute an Event of Default hereunder only after the Administrative Agent shall have provided written notice to Company that the resulting acceleration caused by such failure, breach or default, as the case may be, constitutes an Event of Default hereunder; or

(c) Breach of Certain Covenants. Failure of Company to perform or comply with any term or condition contained in Section 2.3, Section 2.11, Section 5.1(g), Section 5.1(h), Section 5.2, Section 5.7, Section 5.12, or Section 6, or failure to distribute Collections in accordance with Section 2.12; or

(d) Breach of Representations, etc. Any representation or warranty, certification or other statement made or deemed made by Company or Holdings (or Holdings as Servicer) in any Credit Document or in any statement or certificate at any time given by Company or Holdings (or Holdings as Servicer) in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect, other than any representation, warranty, certification or other statement which is qualified by materiality or “Material Adverse Effect”, in which case, such representation, warranty, certification or other statement shall be true and correct in all respects, in each case, as of the date made or deemed made and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of Company or Holdings becoming aware of such default, or (ii) receipt by Company of notice from any Agent or Lender of such default; or

(e) Other Defaults Under Credit Documents. Company or Holdings shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents other than any such term referred to in any other Section of this Section 7.1 and such default shall not have been remedied or waived within thirty (30) days (or, in the case of a default under (A) Section 5.1(f), five (5) Business Days or (B) Section 5.1(k)(i), two (2) Business Days) after the earlier of (i) an Authorized Officer of Company or Holdings becoming aware of such default, or (ii) receipt by Company or Holdings of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or Holdings in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or Holdings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or Holdings, or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or Holdings for all or a substantial part of its respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or Holdings, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or Holdings shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its respective property; or Company or Holdings shall make any assignment for the benefit of creditors; or (ii) Company or Holdings shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or Holdings (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(f); or

(h) Judgments and Attachments.

(i) Any money judgment, writ or warrant of attachment or similar process (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(ii) Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings (or Holdings as Servicer) or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(iii) Any tax lien or lien of the PBGC shall be entered or filed against Company or Holdings (involving, with respect to Holdings only, an amount in excess of $1,000,000) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of ten (10) days;

(i) Dissolution. Any order, judgment or decree shall be entered against Company or Holdings decreeing the dissolution or split up of Company or Holdings, as the case may be, and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect during the term hereof or result in a Lien being imposed on the Collateral; or (ii) Company shall establish or contribute to any Employee Benefit Plan; or

(k) Contest Validity or Enforceability of Credit Documents. Company or Holdings shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

(l) Servicing Agreement. A Servicer Default shall have occurred and be continuing and the Administrative Agent shall have delivered written notice thereof to the Servicer, and provided that the Administrative Agent shall have used commercially reasonable efforts to timely engage a replacement servicer following the date of delivery of such notice of Servicer Default, within forty-five (45) days of the date of delivery of such notice of Servicer Default no replacement servicing agreement with a replacement servicer shall be effective; or

(m) Borrowing Base Deficiency; Repurchase Failure. (i) Failure by Company to cure any Borrowing Base Deficiency within (A) if such Borrowing Base Deficiency exists other than as a result of the occurrence of an SPV Event and a consequent reduction in the Applicable Class A Advance Rate as elected by Company and described in Appendix G, two (2) Business Days after the due date thereof or (B) if such Borrowing Base Deficiency exists solely as a result of the occurrence of an SPV Event and a consequent reduction in the Applicable Class A Advance Rate as elected by Company and described in Appendix G, thirty (30) days after the after the occurrence of such SPV Event or (ii) failure of Holdings to repurchase any Receivable as and when required under the Asset Purchase Agreement; or

(n) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) or shall be declared null and void by a court of competent jurisdiction or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (in each case, other than (A) by reason of a release of Collateral in accordance with the terms hereof or thereof or (B) the satisfaction in full of the Obligations and any other amount due hereunder or any other Credit Document in accordance with the terms hereof); or (ii) any of the Credit Documents for any reason, other than the satisfaction in full of all Obligations and any other amount due hereunder or any other Credit Document (other than contingent indemnification obligations for which demand has not been made), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void by a court of competent jurisdiction or a party thereto, as the case may be, or Holdings shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or

(o) Breach of Financial Covenants. (i) The Company shall not be in compliance with one or more Financial Covenants and, as of such day, either of the Total Utilization of Class A Revolving Commitments or the Total Utilization of Class B Revolving Commitments shall exceed $0, and (ii) Company has failed to exercise the Repayment Cure in respect thereof.

(p) Investment Company Act. Holdings or Company become subject to any federal or state statute or regulation which may render all or any portion of the Obligations unenforceable, or Company becomes a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940;

THEN, upon the occurrence of any Event of Default, the Administrative Agent may, and shall, at the written request of the Requisite Lenders (in all cases subject to the terms of the Intercreditor Side Letter), take any of the following actions: (w) upon notice to the Company, terminate the Revolving Commitments, if any, of each Lender having such Revolving Commitments, (x) upon notice to the Company, declare the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company; (y) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents and (z) take any and all other actions and exercise any and all other rights and remedies of the Administrative Agent under the Credit Documents; provided that upon the occurrence of any Event of Default described in Section 7.1(f) or 7.1(g), the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations shall immediately become due and payable, and the Revolving Commitments shall automatically and immediately terminate, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company.

7.2 Repayment Cure. Notwithstanding anything to the contrary in Section 2.1(b) or 7.1(o), if the Company fails to be in compliance with one or more Financial Covenants as of any particular measurement date and, as of such date, and the Total Utilization of Class A Revolving Commitments or the Total Utilization of Class B Revolving Commitments exceed $0, then until the tenth (10th) Business Day after the date on which the Compliance Certificate in respect of such calendar quarter is required to be delivered under Section 5.1(c) (the “Repayment Cure Period”), the Company may repay in full the outstanding principal balance of all Revolving Loans (the “Repayment Cure”). After the exercise of the Repayment Cure in respect of any such failure to be in compliance, no Default or Event of Default shall be deemed to exist as a result of non-compliance with the Financial Covenants (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred) and the Company shall be deemed to be in compliance with the Financial Covenants; provided that the Repayment Cure may not be utilized by the Company more than two (2) times in the aggregate from and after the Amendment No. 5 Effective Date unless otherwise agreed by the Administrative Agent. It is understood and agreed that, (i) with respect to the Company’s failure to be in compliance with one or more Financial Covenants and (ii) prior to the Company utilizing two (2) Repayment Cures, the Administrative Agent and the Lenders will not be permitted to take any enforcement actions or engage in any other remedies during the Repayment Cure Period.

Section 8. AGENTS

8.1 Appointment of Agents. Each Lender hereby authorizes Truist Bank to act as Administrative Agent to the Lenders hereunder and under the other Credit Documents and each Lender hereby authorizes Truist Bank, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Lender hereby authorizes Computershare Trust Company, National Association, to act as the Collateral Agent and Paying Agent on its behalf under the Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and Lenders and neither Company or Holdings shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent (other than Administrative Agent) shall act solely as an agent of

Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

8.2 Powers and Duties. Each Lender irrevocably authorizes each Agent (other than Administrative Agent) to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each such Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No such Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any such Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

8.3 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Company or Holdings to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or Holdings or any other Person liable for the payment of any Obligations or any other amount due hereunder or any other Credit Document, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Revolving Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, neither the Paying Agent nor the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Loans or the component amounts thereof.

(b) Exculpatory Provisions Relating to Agents. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each such Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Administrative Agent or the Requisite Lenders, as applicable (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from the Administrative Agent or Requisite Lenders, as applicable (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any such Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5). For the avoidance of doubt, the Paying Agent and the Collateral Agent shall take direction hereunder only in accordance with the written direction of the Administrative Agent (and not at the direction of any Lender or the Requisite Lenders).

8.4 Agents Entitled to Act as Lender. Any agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

8.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and Company in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and Company. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Fourth Amendment Effective Date.

8.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by Company or Holdings, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; provided, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence; and provided, further, that this Section 8.6 is subject to the terms of the Intercreditor Side Letter.

8.7 Successor Administrative Agent and Collateral Agent.

(a) Administrative Agent.

(i) Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and Company. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent provided, that the appointment of a successor Administrative Agent shall require the approval of the Requisite Class B Revolving Lenders and (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the appointment of such successor Administrative Agent, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. If Administrative Agent is a Class A Revolving Lender or an Affiliate thereof on the date on which the Class A Maturity Date shall have occurred and all Class A Revolving Loans and all other Obligations owing to the Class A Revolving Lenders have been paid in full in cash, such Administrative Agent shall provide immediate notice of resignation to the Company and the Class B Revolving Lenders, and the Requisite Class B Revolving Lenders shall have the right, upon five (5) Business Days’ notice to the Company, to appoint a successor Administrative Agent; provided, that the appointment of any successor Administrative Agent that is not a Class B Revolving Lender or an Affiliate thereof shall require (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(ii) Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder to one of its Affiliates without the prior written consent of, or prior written notice to, Company or the Revolving Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Credit Documents.

(b) Collateral Agent.

(i) Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Collateral Agent provided, that the appointment of a successor Collateral Agent shall require (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. If, however, a successor Collateral Agent is not appointed within sixty (60) days after the giving of notice of resignation, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the appointment of such successor Collateral Agent and the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder.

(ii) Notwithstanding anything herein to the contrary, Collateral Agent may assign its rights and duties as Collateral Agent hereunder to one of its Affiliates without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Collateral Agent as Collateral Agent for all purposes hereof, unless and until such assigning Collateral Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Collateral Agent hereunder and under the other Credit Documents.

8.8 Collateral Documents.

(a) Collateral Agent under Collateral Documents. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 9.5, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, the Agents and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent acting at the written direction of the Administrative Agent (unless otherwise expressly set forth herein or in another Credit Document), on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent acting at the written direction of the Administrative Agent, and (ii) in the event of a foreclosure by Collateral Agent (acting at the written direction of the Administrative Agent; provided, that the Administrative Agent shall have provided each Class B Revolving Lender 30 days’ prior written notice of its intent to direct the Collateral Agent to start the foreclosure process) on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations or any other amount due hereunder as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale. In the event of a foreclosure by Collateral Agent (acting at the written direction of the Administrative Agent), on any of the Collateral pursuant to a public or private sale, the Collateral Agent will seek firm bids from at least two bidders and the Class B Revolving Lenders or its designee (collectively, the “Bidders”) for the purchase of all or a portion of the Collateral for scheduled settlement substantially in accordance with the then-current market practice in the principal market for the Collateral; provided, that the Class B Revolving Lenders shall have the right but not the obligation to provide any firm bid. The Collateral Agent shall sell the Collateral to the Bidder(s) providing the highest firm bid or weighted average of combined firm bids; provided, however, that in the event two or more Bidders provide equal firm bids constituting the highest firm bid, and one such Bidder is a Class B Revolving Lender, the firm bid provided by such Class B Revolving Lender shall be deemed to constitute the highest firm bid; provided, further that if the bid from the Class B Revolving Lender is not the highest or if the Class B Revolving Lender does not make a bid, and the initial firm bid is in an amount less than the amount necessary to pay in full the Class B Revolving Loans then outstanding (after application of the proceeds thereof to the then outstanding Class A Revolving Loans), the Class B Revolving Lender shall be given three (3) Business Days’ prior written notice of such sale and shall have the right of first refusal with respect to such sale. If one or more firm bids cannot be obtained in accordance with the foregoing, then the Collateral Agent shall use commercially reasonable efforts to obtain firm bids again by following the same process until a firm bid is obtained and settlement is completed.

8.9 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.9(b).

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Revolving Loans (but not its Revolving Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Revolving Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Revolving Loans to the Company or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Revolving Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Revolving Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Revolving Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Revolving Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Obligations of Company under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Revolving Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment; provided, further, that for the avoidance of doubt, this provision shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from Company for the purpose of making such Erroneous Payment.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 8.9 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

Section 9. MISCELLANEOUS

9.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Company, Collateral Agent, Paying Agent or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent, provided, however, that Company may deliver, or cause to be delivered, the Borrowing Base Certificate, Borrowing Base Report, Funding Notices, Controlled Account Voluntary Payment Notice and any financial statements or reports (including the Financial Plan and any collateral performance tests) by electronic mail pursuant to procedures approved by the Administrative Agent until any Agent or Lender notifies Company that it can no longer receive such documents using electronic mail. Any Borrowing Base Certificate, Borrowing Base Report, Funding Notice, Controlled Account Voluntary Payment Notice or financial statements or reports sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return electronic mail or other written acknowledgement), provided, that if such document is sent after 5:00 p.m. Eastern Standard time, such document shall be deemed to have been sent at the opening of business on the next Business Day.

9.2 Expenses. Company agrees to pay promptly (a) (i) all the Administrative Agent’s actual, reasonable and documented out-of-pocket costs and expenses (including reasonable and customary fees and expenses of counsel to the Administrative Agent of negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto, (ii) reasonable and customary fees and expenses of a single counsel to the Class A Revolving Lenders in connection with any consents, amendments, waivers or other modifications to the Credit Documents; and (iii) reasonable and customary fees and expenses of counsel (including regulatory counsel) to the Class B Revolving Lenders in connection with this Agreement in an aggregate amount as set forth in the Fee Letter, and reasonable and customary fees and expenses of a single counsel to the Class B Revolving Lenders in connection with any consents, amendments, waivers or other modifications to the Credit Documents; (b) all the actual, documented out-of-pocket costs and reasonable out-of-pocket expenses of creating, perfecting and enforcing Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented out-of-pocket fees, expenses and disbursements of a single counsel for all Lenders; (c) subject to the terms of this Agreement (including any limitations set forth in Section 5.5), all the Administrative Agent’s actual, reasonable and documented out-of-pocket costs and reasonable fees, expenses for, and disbursements of any of Administrative Agent’s, auditors, accountants, consultants or appraisers incurred by Administrative Agent; (d) subject to the terms of this Agreement, all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (e) subject in all cases to any express limitations set forth in any Credit Document, all other actual, reasonable and documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Revolving Loans and Revolving Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (f) after the occurrence of a Default or an Event of Default, all documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees, and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from Company or Holdings hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

9.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Affected Party and each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such INDEMNITEE excluding any amounts not otherwise payable by Company under Section 2.16(b)(iii); provided, Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no party hereto shall assert, and all parties hereto hereby waive, any claim against any other parties and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Revolving Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and all parties hereto hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.4 Reserved.

9.5 Amendments and Waivers. Except as otherwise provided in this Agreement, including, without limitation, as provided in Section 2.24 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein):

(a) Requisite Lenders’ Consent. Subject to Sections 9.5(b) and 9.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Company or Holdings therefrom, shall in any event be effective without the written concurrence of Company, Administrative Agent and the Requisite Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby (without giving effect to any distinctions between the Class A Lenders and the Class B Lenders), no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Revolving Loan or Revolving Loan Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Revolving Loan (other than any waiver of any increase in the interest rate applicable to any Revolving Loan pursuant to Section 2.8) or any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Revolving Loan;

(vi) (x) amend the definition of “Class A Borrowing Base” or “Class B Borrowing Base” or (y) amend, modify, terminate or waive Section 2.12, Section 2.13 or Section 2.14 or any provision of this Section 9.5(b) or Section 9.5(c);

(vii) (x) amend the definition of “Requisite Lenders”, “Requisite Class A Revolving Lenders,” “Requisite Class B Revolving Lenders,” “Class A Revolving Exposure,” “Class B Revolving Exposure,” “Committed Lender Pro Rata Share,” “Pro Rata Share,” “Applicable Class A Advance Rate,” “Applicable Class B Advance Rate,” “Class A Revolving Availability,” “Class B “Revolving Availability,” “Early Amortization Event” or “Early Amortization Period” or any definition used therein, or (y) waive the occurrence of the Early Amortization Start Date; provided, with the consent of Administrative Agent, Company and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Original Closing Date;

(viii) amend the definition of “Level 2 Performance Covenant” or any definition used therein;

(ix) release all or substantially all of the Collateral except as expressly provided in the Credit Documents; or

(x) consent to the assignment or transfer by Company or Holdings of any of its respective rights and obligations under any Credit Document.

(c) Other Consents. Subject to the terms of the Intercreditor Side Letter, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Company or Holdings therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision of Section 3.3(a) with regard to any Credit Extension of the Class A Revolving Lenders without the consent of the Class A Requisite Lenders; or amend, modify, terminate or waive any provision of Section 3.3(a) with regard to any Credit Extension of the Class B Revolving Lenders without the consent of the Requisite Class B Revolving Lenders;

(iii) amend the definitions of “Eligibility Criteria” or “Eligible Receivables Obligor” or amend any portion of Appendix C without the consent of each of the Requisite Class A Revolving Lenders and the Requisite Class B Revolving Lenders;

(iv) amend or modify any provision of Sections 2.11, other than Sections 2.11(c)(vii) and 2.11(d), without the consent of each of the Requisite Class A Revolving Lenders and the Requisite Class B Revolving Lenders;

(v) amend or modify any provision of Section 7.1 without the consent of each of the Requisite Class A Revolving Lenders and the Requisite Class B Revolving Lenders; provided, however, that, notwithstanding the foregoing, any waiver of the occurrence of a Default or an Event of Default shall only require the consent of the Requisite Lenders; or

(vi) amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent. In the event of any amendment or waiver of this Agreement without the consent of the Collateral Agent or Paying Agent, the Company shall promptly deliver a copy of such amendment or waiver to the Collateral Agent and the Paying Agent upon the execution thereof.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of the Requisite Lenders or any Lender, execute amendments, modifications, waivers or consents on behalf of the Requisite Lenders or such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company or Holdings in any case shall entitle Company or Holdings to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company. Notwithstanding anything to the contrary contained in this Section 9.5, if the Administrative Agent and Company shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent in its sole discretion), in any provision of the Credit Documents, then the Administrative Agent (as applicable, and in its respective capacity thereunder, the Administrative Agent or Collateral Agent) and Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Requisite Lenders if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof.

9.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by it without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 8.6, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Company, the Paying Agent, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Registers as the holders and owners of the corresponding Commitments and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Revolving Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Registers as provided in Section 9.6(e). Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Revolving Loan shall be owed to the Lender listed in the Registers as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Registers as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Revolving Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Revolving Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Loan and any related Revolving Commitments) to any Person constituting an Eligible Assignee. Each such assignment pursuant to this Section 9.6(c) (other than an assignment to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee”) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.16(d).

(e) Notice of Assignment. Upon the Administrative Agent’s receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent, shall (i) record the information contained in such notice in the Class A Register or the Class B Register, as applicable, (ii) give prompt notice thereof to Company, and (iii) maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery of this Agreement or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Fourth Amendment Effective Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Commitments or Revolving Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Revolving Commitments or Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Commitments or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Revolving Commitments or Revolving Loans or any interests therein shall at all times remain within its exclusive control).

(g) Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising prior to the effective date of such assignment; (iii) the Revolving Commitments shall be modified to reflect the Revolving Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Revolving Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Loan Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Revolving Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates or a Direct Competitor) in all or any part of its Revolving Commitments, Revolving Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Revolving Loan or Revolving Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.15 or 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, unless the sale of the participation to such participant is made with Company’s prior written consent, and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Company (through a Designated Officer) is notified of the participation at the time it is sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.16 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender. Any Lender that sells such a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such participation and other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person other than Company (through a Designated Officer), including the identity of any Participant or any information relating to a Participant’s interest or obligations under any Credit Document, except to the extent that such disclosure is necessary to establish that such Commitment, Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each

Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Paying Agent (in its capacity as Paying Agent) shall have no responsibility for maintaining a Participant Register. The Participant Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice. Company shall not disclose the identity of any Participant of any Lender or any information relating to such Participant’s interest or obligation to any Person, provided that Company may make (1) disclosures of such information to Affiliates of such Lender and to their agents and advisors provided that such Persons are informed of the confidential nature of the information and will be instructed to keep such information confidential, and (2) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process or other legal proceeding; provided, that unless specifically prohibited by applicable law or court order, Company shall make reasonable efforts to notify the applicable Lender of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of Company by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.6 any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Revolving Loans, the other Obligations owed by or to such Lender, and its Revolving Loan Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

9.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of Company set forth in Sections 2.15, 2.16, 9.2, 9.3 and 9.10, the agreements of Lenders set forth in Sections 2.14 and 8.6 shall survive the payment of the Revolving Loans and the termination hereof.

9.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other Person or against or in payment of any or all of the Obligations or any other amount due hereunder. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11 Severability. In case any provision in or obligation hereunder or any Revolving Loan Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12 Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Revolving Loan Note or otherwise with respect to the Obligations without first obtaining the prior written consent of the Administrative Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Revolving Loan Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of the Administrative Agent.

9.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.15 CONSENT TO JURISDICTION.

(A) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 AND TO ANY PROCESS AGENT APPOINTED BY IT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

(B) COMPANY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1 OR ON HOLDINGS, WHICH COMPANY HEREBY APPOINTS AS ITS AGENT FOR SERVICE OF PROCESS HEREUNDER. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST COMPANY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT HOLDINGS SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF COMPANY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, COMPANY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.15 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS COMPANY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON COMPANY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

9.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY

OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.17 Confidentiality. Each Agent and Lender shall hold all non-public information regarding Holdings and its Affiliates and their businesses obtained by such Lender or Agent confidential and shall not disclose information of such nature, it being understood and agreed by Company that, in any event, a Lender or Agent may make (a) disclosures of such information to Affiliates of such Lender or Agent and to their agents, auditors, attorneys and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17) provided that such Persons are informed of the confidential nature of the information and agree to keep, or with respect to the Collateral Agent and Paying Agent will be instructed to keep, such information confidential, provided, further that no disclosure shall be made to any Person that is a Direct Competitor or, with respect to the Collateral Agent and Paying Agent only, any Person that the Collateral Agent and/or Paying Agent has actual knowledge is a Direct Competitor, (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Revolving Loans or any participations therein, provided that such Persons are informed of the confidential nature of the information and agree to keep such information confidential pursuant to a non-disclosure agreement, (c) disclosure to any rating agency when required by it provided that such Persons are informed of the confidential nature of the information and agree to keep, or with respect to the Collateral Agent and Paying Agent will be instructed to keep, such information confidential, (d) disclosures required by any applicable statute, law, rule or regulation or requested by any Governmental Authority or representative thereof or by any regulatory body or by the NAIC or pursuant to legal or judicial process or other legal proceeding;

provided, that unless specifically prohibited by applicable law or court order, each Lender or Agent shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender or Agent by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, and (e) any other disclosure authorized by the Company in writing in advance. Notwithstanding the foregoing, (i) the foregoing shall not be construed to prohibit the disclosure of any information that is or becomes publicly known or information obtained by a Lender or Agent from sources other than the Company other than as a result of a disclosure by an Agent or Lender in violation of this Section 9.17, and (ii) on or after the Original Closing Date, the Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements generally describing this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of Company or Holdings) (collectively, “Trade Announcements”). Company shall not issue, and shall cause Holdings not to issue, any Trade Announcement using the name of any Agent or Lender, or their respective Affiliates or referring to this Agreement or the other Credit Documents, or the transactions contemplated thereunder except (x) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (y) with the prior approval of Administrative Agent (such approval not to be unreasonably withheld).

9.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Revolving Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Revolving Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

9.20 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

9.21 Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that (i) pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Act and (ii) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

RECEIVABLE ASSETS OF ONDECK, LLC, as Company

By:
Name:
Title:

TRUIST BANK,
as Administrative Agent

By:
Name:
Title:

TRUIST BANK,
as a Lender

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Paying Agent and Collateral Agent

By:
Name:
Title:

APPENDIX A
TO CREDIT AGREEMENT

Class A Revolving Commitments

Lender	Class A Revolving Commitment	Pro Rata Share
TRUIST BANK	$200,000,000.00	100%

Total	$200,000,000.00	100%

Class B Revolving Commitments

Lender	Class B Revolving Commitment	Pro Rata Share
Jefferies Funding LLC	$36,842,105.26	100%

Total	$36,842,105.26

APPENDIX A-3-1

APPENDIX B
TO CREDIT AGREEMENT

Notice Addresses

Receivable Assets of OnDeck, LLC
175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

With a copy to:

Enova International, Inc.
175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

Computershare Trust Company, National Association
1505 Energy Park Drive
St. Paul, MN 55108
Attn: Computershare Corporate Trust – Asset Backed Administration
Telephone No.: (612) 448-7051

Jefferies Funding LLC

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

Tel: 212.284.2300

Fax: 646.786.5691

APPENDIX B-1

Truist BANK, AS ADMINISTRATIVE AGENT AND LENDER

Truist Bank
Mail Code GA-ATL-3950
3333 Peachtree Road, NE, 10th Floor East Tower,
Atlanta, GA 30326

and

Truist Bank
GA-Atlanta-7662
25th Floor
303 Peachtree Street, NE
Email: matthew.matchinga@truist.com
Attention: Tecla Hurley
Telephone No.: (404) 230-1935
Facsimile No.: (404) 495-2170

And copy to both:

STRH.AFG@SunTrust.com
agency.services@truist.com

APPENDIX B-2

APPENDIX C
TO CREDIT AGREEMENT

“Eligibility Criteria” means, with respect to a Receivable as of any date of determination:

a) such Receivable represents a legal, valid and binding obligation of the related Receivables Obligor and related Receivables Guarantor, enforceable against such Receivables Obligor and related Receivables Guarantor, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

b) such Receivable was originated in the ordinary course of a Seller’s or the Receivables Account Bank’s business;

c) such Receivable was in all material respects originated in accordance with, and complies in all material respects with, all applicable Requirements of Law, including any applicable usury laws and credit protection laws;

d) such Receivable was acquired by the Company from Holdings, On Deck Capital or the Receivables Account Bank, as applicable, and at the time of such acquisition Holdings, On Deck Capital or the Receivables Account Bank, as applicable, was not a debtor in any proceeding under any Debtor Relief Law;

e) such Receivable is due from an Eligible Receivables Obligor;

f) as of the Transfer Date on which such Receivable became a Pledged Receivable such Receivable is (a) not subject to any defense, counterclaim, set-off or right of recession (or any such rescission right has expired in accordance with applicable law) and (b) due from a Receivable Obligor that has not asserted any defense, counterclaim, set-off or right of recession with respect to such Receivable;

g) such Receivable is not a Charged-Off Receivable and has not been Re-Aged;

h) (i) if such Receivable is a Daily Pay Receivable, as of the Business Day immediately preceding the Transfer Date on which such Receivable became a Pledged Receivable, such Receivable had a Missed Payment Factor of one (1) or less and at least one Payment due had been received on such Receivable and (ii) if such Receivable is a Weekly Pay Receivable, as of the Business Day immediately preceding the Transfer Date on which such Receivable became a Pledged Receivable, such Receivable was not a Delinquent Receivable and shall, on the first Payment Date following the Transfer Date on which such Receivable became a Pledged Receivable, have made the Payment due on such Payment Date when due;

i) such Receivable is not a 30 MPF Receivable;

APPENDIX C-1

j) such Receivable is an ACH Receivable;

k) such Receivable qualifies as an Eligible Product;

l) such Receivable is a Daily Pay Receivable, Weekly Pay Receivable or a Monthly Pay Receivable;

m) such Receivable is denominated in Dollars;

n) the aggregate principal repayment obligations of the Receivables Obligor under such Receivable do not exceed the applicable limit set forth in the Underwriting Policies;

o) such Receivable, with respect to which is a Term Receivable, has an original term, and with respect to which is a LOC Receivable, an “applicable amortization period”, that did not exceed the limit set forth in the Underwriting Policies;

p) such Receivable is a Receivable regarding which an unconditional personal guaranty of all obligations under such Receivable has been provided by the related Receivables Guarantor;

q) such Receivable has a Receivables Yield greater than or equal to 10.00% per annum;

r) reserved;

s) the Receivables Obligor for such Receivable had an On Deck Score equal to or greater than 442 as of the date of its underwriting;

t) a Receivables Guarantor for such Receivable had a FICO score equal to or greater than 500 as of the date of its underwriting;

u) such Receivable is a Receivable for which Payments are due and payable on each date due in equal installments, a portion of which is applied thereunder to the payment of interest and a portion of which is applied thereunder to the payment of principal;

v) such Receivable was underwritten and originated in accordance with the Underwriting Policies;

w) as of the Transfer Date on which such Receivable became a Pledged Receivable, such Receivable has been serviced by On Deck Capital since origination and prior to the Amendment No. 10 Effective Date and by Holdings on and from the Amendment No. 10 Effective Date in all material respects in accordance with the Servicing Standard (as defined in the Servicing Agreement);

x) (i) with respect to each Term Receivable, such Term Receivable has not had any of the terms, conditions or provisions of the corresponding Receivable Agreement amended, modified, restructured or waived except in accordance with the Underwriting Policies or (ii) with respect to each LOC Receivable, such LOC Receivable has not had any of

APPENDIX C-2

the terms, conditions or provisions of the corresponding Receivable Agreement amended, modified, restructured or waived except (a) in connection with an Automatic LOC Payment Modification, (b) in accordance with the Underwriting Policies, (c) for changes to the applicable Receivable Agreement consistent with the changes reflected in a successor form of Receivable Agreement approved in accordance with the terms hereof, or (d) solely with respect to changes to the “credit limit”, the “applicable APR” or the “applicable amortization period” of such Receivables Obligor, the express terms of such Receivable Agreement;

y) such Receivable constitutes an Account, a “payment intangible” (as defined in the UCC) or proceeds thereof and is not Chattel Paper;

z) if such Receivable is an E-Sign Receivable, it was originated in accordance with all applicable laws governing the collection of electronic signatures or records;

aa) to the Company’s and Sellers’ actual knowledge (whether such knowledge was obtained prior to or after origination), such Receivable was originated without fraud on the part of any Person, including, without limitation, the Receivables Obligor or any other party involved in the origination of such Receivable;

bb) if such Receivable was originated by On Deck Capital or Holdings, it was originated in, and is governed by the laws of, Virginia or Utah (or such other State as may be approved in writing by the Administrative Agent from time to time (such consent not to be unreasonably withheld));

cc) if such Receivable was originated by a Receivables Account Bank, (i) such Receivables Account Bank underwrote, approved, processed and disbursed the proceeds of such Receivable out of an office or branch of such Receivables Account Bank in a U.S. jurisdiction where such Receivables Account Bank is authorized to do business and (ii) such Receivable is governed by the laws of a U.S. jurisdiction where such Receivables Account Bank is authorized to do business;

dd) copies (or electronic copies) of each of the documents required by, and listed in, the Document Checklist attached to the Custodial Agreement are included in the Receivable File with respect to such Receivable and such Receivable File has been delivered to and accepted by the Custodian in accordance with Section 2.1) of the Custodial Agreement;

ee) when sold or contributed to the Company by Seller pursuant to the Asset Purchase Agreement, such Receivable will be owned by the Company, free and clear of all Liens (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties);

ff) immediately prior to the sale or contribution of such Receivable to the Company pursuant to the Asset Purchase Agreement, Seller had good and marketable title to such

APPENDIX C-3

Receivable, free and clear of all Liens (other than any Lien which has been or will be terminated concurrently with such sale or contribution to the Company);

gg) Seller has caused its master computer records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable has been sold and/or contributed by Seller pursuant to the Asset Purchase Agreement and pledged by Company under the Security Agreement;

hh) to the Company’s actual knowledge, all representations and warranties relating to such Receivable and the Related Security set forth in the Credit Documents are true in all material respects;

ii) such Receivable is fully amortizing over (i) in the case of the Term Receivable, its term and (ii) in the case of a LOC Receivable, the “applicable amortization period” set forth in the applicable Receivable Agreement, in each case with an Outstanding Principal Balance that amortizes each day payments are received thereunder;

jj) the proceeds of such Receivable have not been and will not be used to satisfy, in whole or part, any Indebtedness owed or owing by the related Receivables Obligor to a Seller, a Receivables Account Bank or Company or any Affiliate of Holdings, except for any refinancing of an existing Receivable if all payments on such existing Receivable were contractually current prior to its refinancing;

kk) to the extent required by the Underwriting Policy, Seller has filed a UCC-1 Financing Statement against the Receivables Obligor for such Receivable describing such Receivable and Related Security and naming the related Receivables Obligor, as debtor, Seller or a UCC Agent (or a wholly owned subsidiary of the UCC Agent), as secured party, substantially in the form provided to the Administrative Agent on or prior to the Original Closing Date;

ll) the Upfront Fees charged by Seller with respect to such Receivable do not exceed the Maximum Upfront Fee; and

mm) (i) with respect to any Term Receivable, the aggregate principal repayment obligation of the Receivables Obligor under such Receivable is $500,000 or less and (ii) with respect to each LOC Receivable, as of the most recent Subsequent LOC Advance related to such LOC Receivable, such LOC Receivable had an Outstanding Principal Balance of $500,000 or less.

For purposes of items (o), (x), (ii) and (m) above, the date of underwriting of each LOC Receivable shall be deemed to be the date upon which the underwriting occurred for the OnDeck LOC under which such LOC Receivable was originated, provided, however, if such OnDeck LOC has been re-underwritten, then the date of underwriting of each LOC Receivable originated under such OnDeck LOC after the date of such re-underwriting shall be deemed to be the date upon which the last re-underwriting for such OnDeck LOC occurred.

APPENDIX C-4

“Eligible Receivables Obligor” means, with respect to a Receivables Obligor, that:

a) such Receivables Obligor is domiciled in the United States (or territory thereof);

b) such Receivables Obligor is not a Governmental Authority;

c) such Receivables Obligor is not subject to any proceedings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect;

d) such Receivables Obligor is not an employee or Affiliate of Company or Holdings or an employee of an Affiliate of Company or Holdings;

e) such Receivables Obligor is not a natural Person (other than in the case of a sole proprietorship);

f) each Receivables Guarantor with respect to such Receivables Obligor is a natural person and is a legal U.S. resident;

g) such Receivables Obligor has not closed or sold its business;

h) such Receivables Obligor does not operate in a prohibited industry as described in the Underwriting Policies; and

i) such Receivables Obligor is a business.

APPENDIX C-5

APPENDIX D
TO CREDIT AGREEMENT

EXCESS CONCENTRATION AMOUNTS

“Excess Concentration Amounts” means, as of any date of determination, the sum, without duplication:

(a) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables which were originated as part of a refinancing or renewal of a Receivable of the same Receivables Obligor where, at the time of such refinancing or renewal, such Receivables Obligor was not within two (2) scheduled Payments of having paid at least 45% of all of the Payments due and payable at the time of origination under such existing Receivable, exceeds 0% of the Outstanding Principal Balance of all Eligible Receivables;

(b) the aggregate amount by which the aggregate Outstanding Principal Balance of the Largest OPB Receivable exceeds 2.5% of the Outstanding Principal Balance of all Eligible Receivables;

(c) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in the Highest Concentration State exceeds 20% of the Outstanding Principal Balance of all Eligible Receivables;

(d) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in Second Highest Concentration State exceeds 15% of the Outstanding Principal Balance of all Eligible Receivables;

(e) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in Third Highest Concentration State exceeds 15% of the Outstanding Principal Balance of all Eligible Receivables;

(f) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in Fourth Highest Concentration State exceeds 15% of the Outstanding Principal Balance of all Eligible Receivables;

(g) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in any single state (other than the Highest Concentration State, the Second Highest Concentration State, the Third Highest Concentration State and the Fourth Highest Concentration State) exceeds 10% of the Outstanding Principal Balance of all Eligible Receivables;

(h) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables the Receivables Obligors of which share the Highest Concentration Industry Code exceeds 25.00% of the Outstanding Principal Balance of all Eligible Receivables;

APPENDIX D-1

(i) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables the Receivables Obligor of which share the same Industry Code (other than the Highest Concentration Industry Code) exceeds 20.00% of the Outstanding Principal Balance of all Eligible Receivables;

(j) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivables Obligors that have been in business less than two (2) years exceeds ten percent (10%) of the Outstanding Principal Balance of all Eligible Receivables;

(k) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivables Obligors that have been in business less than five (5) years exceeds fifty percent (50%) of the Outstanding Principal Balance of all Eligible Receivables;

(l) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables (other than COVID Receivables) which have been subject to a Material Modification exceeds 5% of the Outstanding Principal Balance of all Eligible Receivables;

(m) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors that have a FICO Score (as determined on the date of underwriting) of less than 700 exceeds 60% of the Outstanding Principal Balance of all Eligible Receivables;

(n) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors that have a FICO Score (as determined on the date of underwriting) of less than 600 exceeds 20% of the Outstanding Principal Balance of all Eligible Receivables;

(o) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors that have an On Deck Score (as determined on the date of underwriting) of less than 520 exceeds 45% of the Outstanding Principal Balance of all Eligible Receivables;

(p) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors that have an On Deck Score (as determined on the date of underwriting) of less than 500 exceeds 15% of the Outstanding Principal Balance of all Eligible Receivables;

(q) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors that have an On Deck Score (as determined on the date of underwriting) of less than 470 exceeds 2.5% of the Outstanding Principal Balance of all Eligible Receivables;

(r) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables with a remaining term, or in the case of a LOC Receivable, “applicable amortization period,” of greater than thirteen (13) months exceeds 75% of the Outstanding Principal Balance of all Eligible Receivables;

APPENDIX D-2

(s) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables with a remaining term, or in the case of a LOC Receivable, “applicable amortization period,” of greater than eighteen (18) months exceeds 40% of the Outstanding Principal Balance of all Eligible Receivables;

(t) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables with a remaining term, or in the case of a LOC Receivable, “applicable amortization period,” of greater than eighteen (18) months, that are (i) owed by Receivable Obligors that have an On Deck Score (as determined on the date of underwriting) of less than 540, and/or (ii) owed by Receivable Obligors that have a FICO Score (as determined on the date of underwriting) of less than 700, exceeds 12.5% of the Outstanding Principal Balance of all Eligible Receivables;

(u) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables with an Outstanding Principal Balance greater than $75,000 exceeds 80% of the Outstanding Principal Balance of all Eligible Receivables;

(v) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables with an Outstanding Principal Balance greater than $200,000 exceeds 40% of the Outstanding Principal Balance of all Eligible Receivables;

(w) if on such date of determination the Portfolio Weighted Average Receivable Yield is less than 37.5% per annum, then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the Portfolio Weighted Average Receivable Yield to equal at least 37.5% per annum (if such amount were excluded from the calculation of Portfolio Weighted Average Receivable Yield);

(x) the aggregate amount by which the aggregate Outstanding Principal Balance of all LOC Receivables with an original term greater than 12 months exceeds 10% of the Outstanding Principal Balance of all Eligible Receivables;

For purposes of items (m) through (q) and (t) above, the date of underwriting of each LOC Receivable shall be deemed to be the date upon which the underwriting occurred for the OnDeck LOC under which such LOC Receivable was originated, provided, however, if such OnDeck LOC has been re-underwritten, then the date of underwriting of each LOC Receivable originated under such OnDeck LOC after the date of such re-underwriting shall be deemed to be the date upon which the last re-underwriting for such OnDeck LOC occurred.

APPENDIX D-3

APPENDIX E
TO CREDIT AGREEMENT

EARLY AMORTIZATION EVENTS

“Early Amortization Event” means the occurrence of any of the following:

(a) for any Monthly Period, the Rolling 3‐Month Average Maximum Default Rate shall be greater than 6.5%;

(b) for any Monthly Period, the Rolling 3-Month Average Maximum 15 Day Delinquency Rate shall be greater than 12.00%;

(c) for any Monthly Period, the Rolling 3-Month Average Excess Spread shall be less than 7.0% (provided, however, that solely with respect to the Monthly Period ended February 28, 2023, the Rolling 3-Month Average Excess Spread shall be less than 6.0%) ;

(d) the occurrence and continuance of a Servicer Default;

(e) a Change of Control;

(f) the Backup Servicing Agreement shall terminate for any reason and, provided that the Administrative Agent shall have used commercially reasonable efforts to timely engage a replacement Backup Servicer following such termination, within ninety (90) days of such termination no replacement agreement with an alternative backup servicer shall be effective;

(g) the occurrence of an Event of Default;

(h) at the election (and only at the election) of Company as described in Appendix G, the occurrence of an SPV Event; or

(i) the occurrence of an SPV Event with respect to two (2) or more Domestic Subsidiaries of Holdings (other than Company).

Notwithstanding any other provision of this Agreement, solely with respect to clauses (a) through (c) above, no Early Amortization Event for any Monthly Period shall be deemed to occur as a result of an event described in clauses (a) though (c) above until the Monthly Reporting Date occurring in the calendar month immediately following such Monthly Period.

APPENDIX E-1

APPENDIX F
TO CREDIT AGREEMENT

LEVEL 2 PERFORMANCE COVENANTS

“Level 2 Performance Covenant” means each of the following covenants of Company:

(a) for any Monthly Period, the Rolling 3‐Month Average Maximum Default Rate shall be less than or equal to 7.5%;

(b) for any Monthly Period, the Rolling 3-Month Average Maximum 15 Day Delinquency Rate shall be less than or equal to 16.0%; and

(c) for any Monthly Period, the Rolling 3-Month Average Excess Spread shall be greater than or equal to 4.0%;

provided that no breach of a Level 2 Performance Covenant for any Monthly Period shall be deemed to occur until (i) the Monthly Reporting Date occurring in the calendar month immediately following such Monthly Period, and (ii) the Administrative Agent shall have provided written notice to the Company that a breach of a Level 2 Performance Covenant has occurred and is continuing.

APPENDIX E-2

APPENDIX G
TO CREDIT AGREEMENT

For purposes of this Appendix G:

“SPV Event” means the occurrence of an SPV Indebtedness Default involving one (1) or more Domestic Subsidiaries of Holdings (other than Company).

“SPV Indebtedness” means any secured Indebtedness with a principal amount then in excess of $1,000,000 incurred by a special-purpose Domestic Subsidiary of Holdings from time to time to finance a portfolio of Receivables; and

“SPV Indebtedness Default” means, with respect to any special-purpose Domestic Subsidiary of Holdings (other than Company), a breach or default by such Subsidiary under any loan agreement, mortgage, indenture or other agreement governing SPV Indebtedness incurred by such Subsidiary, in each case beyond the grace period, if any, provided therefor, and such breach or default results, in any such case, in the acceleration of amounts owed thereunder.

Notwithstanding any other provision of this Agreement, upon the occurrence of any SPV Event, at the election of Company (such election to be made in writing by Company to the Administrative Agent by no later than the fifth (5th) Business Day after the occurrence of such SPV Event (such period after the occurrence of an SPV Event but prior to such election, the “Election Period”)), such SPV Event may either (a) be treated as an Early Amortization Event, as described in clause (i) of Appendix E, or (b) result in a decreased Applicable Class A Advance Rate, as described in the definition thereof (the election in this clause (b), an “Advance Rate Reduction”). Any failure of Company to make such an election during the Election Period shall be deemed for all purposes to be an election by Company of an Advance Rate Reduction. With respect to any SPV Event, neither an Early Amortization Event nor an Advance Rate Reduction shall be deemed to have occurred solely with respect to such SPV Event until the earlier of the date Company makes an election pursuant to the first sentence of this paragraph or the expiration of the Election Period. The period from the date of the election by the Company of an Advance Rate Reduction until the earlier of (i) the thirtieth (30th) day after the occurrence of an SPV Event, or (ii) the date upon which no Class A Borrowing Base Deficiency would exist hereunder notwithstanding the proviso set forth in the definition of “Class A Borrowing Base Deficiency”, is referred to as a “Reduction Period”.

APPENDIX E-3

Schedule 1.1(a)

Financial Covenants

1. Minimum Tangible Net Worth. The Company shall ensure Enova, together with its Subsidiaries on a consolidated basis, maintains a Tangible Net Worth of at least the sum of (x) $200,000,000 plus (y) 25% of the cumulative positive quarterly Net Income (if any) of Enova occurring on and after the quarter ending March 31, 2021, measured as of the last day of each calendar quarter.

2. Maximum Leverage Ratio. The Company shall ensure the Leverage Ratio of Enova, together with its Subsidiaries on a consolidated basis, shall not exceed 3.50 to 1.00, measured as of the last day of each calendar quarter.

3. Minimum Unrestricted Cash. As of the last day of any Fiscal Quarter, unrestricted Cash and Cash Equivalents of Enova and its Subsidiaries shall not be less than $50,000,000.

4. Minimum Consolidated Liquidity. As of the last day of any Fiscal Quarter, Consolidated Liquidity shall not be less than $75,000,000.

For purposes of this Schedule 1.1(a), the following terms shall have the meanings indicated:

“Consolidated Liquidity” means, as of any day, an amount determined for Enova and its Subsidiaries, on a consolidated basis, equal to the sum of (i) unrestricted Cash and Cash Equivalents of Enova and its Subsidiaries, as of such day, (ii) amounts (if any) in the Reserve Account as of such date, (iii) the sum of the Class A Revolving Availability and the Class B Revolving Availability as of such day and (iv) the aggregate amount of all unused and available credit commitments under any credit facilities of Enova and its Subsidiaries, as of such day; provided, that, as of such day, all of the conditions to funding such amounts under clause (iii) and (iv), as the case may be, have been fully satisfied (other than delivery of prior notice of funding and pre-funding notices, opinions and certificates that are reasonably capable of delivery as of such day) and no lender under such credit facilities shall have refused to make a loan or other advance thereunder at any time after a request for a loan was made thereunder.

“Enova Indebtedness” of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, Equity Interests, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable and (d) any Guaranty Obligations.

“Equity Interests” shall mean, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Enova Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Enova Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Enova Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep-well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Enova Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Enova Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Enova Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Enova Indebtedness in respect of which such Guaranty Obligation is made.

“Intangible Assets” shall mean all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.

“Leverage Ratio” shall mean, with respect to Enova and its Subsidiaries on a consolidated basis, at any date of determination, the ratio of (a) the total Enova Indebtedness minus the amounts of any obligations outstanding under any Permitted Receivables Financing to (b) the total shareholders’ equity, as provided on the balance sheet of Enova and its Subsidiaries on a consolidated basis prepared in accordance with GAAP.

“Net Income” shall mean the net income (or loss) of any Person for such period taken as a single accounting period determined by reference to GAAP.

“Permitted Receivables Financing” shall mean any non-recourse receivables financing facility or securitization transaction.

“Subsidiary” shall mean, as to any Person, any other Person in which more than fifty percent (50%) of all Equity Interests are owned directly or indirectly by such Person.

“Tangible Net Worth” shall mean, as of any date of determination with respect to any Person, (a) consolidated shareholders’ equity (including retained earnings), minus (b) to the extent not already excluded, (i) the book value of all Intangible Assets, (ii) the cost of treasury shares and (iii) investments in and loans to any Subsidiary or Affiliate or to any equity holder, director or employee of such Person or any of its Subsidiaries, in the case of the foregoing clauses (a) and (b), all as determined under GAAP.

Schedule 1.1(b)

Class B Revolving Lenders

Jefferies Funding LLC